Exhibit 10.1

Ninth Amendment to Third Amended and Restated Credit Agreement
This Ninth Amendment to Third Amended and Restated Credit Agreement (this “Amendment”), dated as of April 30, 2025 (the “Ninth Amendment Effective Date”), is among Permian Resources Operating, LLC, a Delaware limited liability company formerly known as Centennial Resource Production, LLC (the “Borrower”); each of the other undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Credit Parties”); each of the Lenders party hereto; and JPMorgan Chase Bank, N.A., as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S:
A.    The Borrower, any Parent from time to time party thereto, the Administrative Agent and the Lenders are parties to that certain Third Amended and Restated Credit Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have, subject to the terms and conditions set forth therein, made certain credit available to and on behalf of the Borrower.
B.    The Borrower, any Grantor (as defined therein) from time to time party thereto and the Administrative Agent are parties to that certain Third Amended and Restated Pledge and Security Agreement dated as of February 18, 2022 (as amended, restated, amended and restated, supplemented or otherwise modified prior to the date hereof, the “Security Agreement”), pursuant to which the Grantors have granted a security interest in substantially all of their assets to the Administrative Agent for the benefit of the Secured Parties.
C.    The parties hereto desire to enter into this Amendment to, among other things, (i) amend the Credit Agreement as set forth in Section 2 hereof, (ii) amend the Security Agreement as set forth in Section 3 hereof, (iii) evidence the reaffirmation of the Borrowing Base at $4,000,000,000 as set forth in Section 4.1 hereof and (iv) evidence the reaffirmation of the Aggregate Elected Revolving Commitment Amounts at $2,500,000,000 as set forth in Section 4.2 hereof, in each case, as set forth herein and to be effective as of the Ninth Amendment Effective Date.
D.    The Administrative Agent and the Lenders party hereto have agreed, subject to the terms and conditions set forth herein, to enter into this Amendment.
NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.    Defined Terms. Each capitalized term which is defined in the Credit Agreement, but which is not defined in this Amendment, shall have the meaning ascribed to such term in the Credit Agreement, as amended by this Amendment. Unless otherwise indicated, all section references in this Amendment refer to sections of the Credit Agreement.

Section 2.    Amendments to Credit Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended in its entirety to read as set forth on Annex A attached hereto effective as of the Ninth Amendment Effective Date.
Section 3.    Amendments to Security Agreement. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Security Agreement shall be amended effective as of the Ninth Amendment Effective Date in the manner provided in this Section 3.
3.1    Additional Definition. Section 1.3 of the Security Agreement is hereby amended to add thereto in alphabetical order the following definition, which shall read in full as follows:
“SMR Accounts” means any Deposit Account used exclusively to hold proceeds of any Debt permitted under Sections 9.02(f), (j), (k) and (l) of the Credit Agreement; provided that such proceeds and such Debt must be subject to SMR Provisions.
3.2    Amendment to Section 4.9 of the Security Agreement. Section 4.9 of the Security Agreement is hereby amended and restated in its entirety to read in full as follows:
4.9    Control Agreements. For each Deposit Account, Securities Account and Commodity Account (other than De Minimis Accounts and SMR Accounts) that such Grantor at any time maintains, such Grantor will, substantially contemporaneously (or at such later date as the Administrative Agent may agree in its sole discretion) with the opening of such Deposit Account, Securities Account or Commodity Account (other than De Minimis Accounts and SMR Accounts), pursuant to a Control Agreement in form and substance satisfactory to the Administrative Agent, cause the depository bank that maintains such Deposit Account, securities intermediary that maintains such Securities Account, or commodities intermediary that maintains such Commodity Account, as applicable, to agree to comply at any time with instructions from the Administrative Agent to such depository bank, securities intermediary or commodities intermediary directing the disposition of funds from time to time credited to such Deposit Account, Securities Account or Commodity Account, without further consent of such Grantor, or take such other action as the Administrative Agent may approve in order to perfect the Administrative Agent’s security interest in such Deposit Account, Securities Account or Commodity Account. Notwithstanding the foregoing or the terms of any Control Agreement, unless an Event of Default is continuing the Administrative Agent will not enforce the terms of any Control Agreement in order to take possession of, or prevent or limit the ability of any Grantor to direct the disposition of, the funds and other assets held in any Deposit Account, Securities Account or Commodity Account.

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Section 4.    Borrowing Base and Aggregate Elected Revolving Commitment Amounts.
4.1    Borrowing Base. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, the Administrative Agent and each of the Lenders hereby agree that, effective as of the Ninth Amendment Effective Date, the Borrowing Base is hereby reaffirmed at $4,000,000,000, and the Borrowing Base shall remain at $4,000,000,000 until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms of the Credit Agreement. The Borrower and the Lenders acknowledge (a) that the reaffirmation of the Borrowing Base provided for in this Section 4.1 shall constitute the Scheduled Redetermination of the Borrowing Base scheduled to occur on or about April 1, 2025 for the purposes of Section 2.07 of the Credit Agreement and (b) this Amendment shall constitute the New Borrowing Base Notice in respect thereof for purposes of Section 2.07(d) of the Credit Agreement.
4.2    Aggregate Elected Revolving Commitment Amounts. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, subject to the satisfaction of the conditions precedent set forth in Section 5 hereof, and in connection with the Borrowing Base reaffirmation provided for in Section 4.1 hereof, the Administrative Agent, the Lenders and the Borrower agree that, effective as of the Ninth Amendment Effective Date, the Aggregate Elected Revolving Commitment Amounts are hereby reaffirmed at $2,500,000,000, and shall remain at $2,500,000,000 until subsequently decreased or increased pursuant to Section 2.06 of the Credit Agreement.
Section 5.    Conditions Precedent. The effectiveness of this Amendment is subject to the following:
5.1    Counterparts. The Administrative Agent shall have received counterparts of this Amendment from (a) each of the Credit Parties and (b) each of the Lenders constituting the Required Lenders.
5.2    Fees and Expenses. The Administrative Agent shall have received, to the extent invoiced, all fees and other amounts due and payable on or prior to the Ninth Amendment Effective Date (including all fees and other amounts due and payable to the Administrative Agent on account of the Lenders).
5.3    Other Documents. The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.
Without limiting the generality of the provisions of Section 11.04 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 5, each Lender that has signed this Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 5 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Ninth Amendment Effective Date specifying

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its objection thereto. All documents executed or submitted pursuant to this Section 5 by and on behalf of the Borrower or any of its Subsidiaries shall be in form and substance satisfactory to the Administrative Agent and its counsel. The Administrative Agent shall notify the Borrower and the Lenders of the Ninth Amendment Effective Date, and such notice shall be conclusive and binding.
Section 6.    Miscellaneous.
6.1    Confirmation and Effect. The provisions of the Credit Agreement (as amended by this Amendment) shall remain in full force and effect in accordance with its terms following the effectiveness of this Amendment, and this Amendment shall not constitute a waiver of any provision of the Credit Agreement or any other Loan Document. From and after the Ninth Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 2, 3 and 4, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby and giving effect to the matters provided for in Sections 2, 3 and 4.
6.2    Ratification and Affirmation of Credit Parties. Each of the Credit Parties hereby expressly (a) acknowledges the terms of this Amendment, (b) ratifies and affirms its obligations under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (c) acknowledges, renews and extends its continued liability under the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party, (d) agrees that its guarantee under the Guaranty Agreement and the other Loan Documents to which it is a party remains in full force and effect with respect to the Indebtedness as amended hereby, (e) represents and warrants to the Lenders and the Administrative Agent that each representation and warranty of such Credit Party contained in the Credit Agreement, the Guaranty Agreement and the other Loan Documents to which it is a party is true and correct in all material respects as of the date hereof and after giving effect to this Amendment except (i) to the extent any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date hereof, such representations and warranties shall continue to be true and correct as of such specified earlier date, and (ii) to the extent that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, such representation and warranty (as so qualified) shall continue to be true and correct in all respects, (f) represents and warrants to the Lenders and the Administrative Agent that the execution, delivery and performance by such Credit Party of this Amendment are within such Credit Party’s corporate, limited partnership or limited liability company powers (as applicable), have been duly authorized by all necessary action and that this Amendment constitutes the valid and binding obligation of such Credit Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (g) represents and warrants to the Lenders and the Administrative Agent that, after giving effect to this Amendment, no Borrowing Base Deficiency, Default or Event of Default exists.

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6.3    Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of this Amendment by facsimile or electronic (e.g., .pdf) transmission shall be effective as delivery of a manually executed original counterpart hereof. The execution and delivery of this Amendment shall be deemed to include Electronic Signatures on electronic platforms approved by the Administrative Agent, which shall be of the same legal effect, validity or enforceability as delivery of a manually executed signature, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, upon the request of any party hereto, such electronic signature shall be promptly followed by the original thereof.
6.4    No Oral Agreement. This written Amendment, the Credit Agreement and the other Loan Documents executed in connection herewith and therewith represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or unwritten oral agreements of the parties. There are no subsequent oral agreements between the parties that modify the agreements of the parties in the Credit Agreement and the other Loan Documents.
6.5    Governing Law. This Amendment (including, but not limited to, the validity and enforceability hereof) shall be governed by, and construed in accordance with, the laws of the State of New York.
6.6    Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable out-of-pocket costs and expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.7    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.8    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow.]

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The parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

BORROWER:	PERMIAN RESOURCES OPERATING, LLC,
a Delaware limited liability company

By:    /s/ Guy Oliphint
Name:    Guy Oliphint
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

GUARANTORS:	ATLANTIC EXPLORATION, LLC
CENTENNIAL RESOURCE MANAGEMENT, LLC
CL ENERGY, LLC
COLGATE II CORP, LLC
COLGATE ENERGY, LLC
COLGATE ENERGY DEVELOPMENT, LLC
COLGATE PRODUCTION, LLC
PERMIAN MINERALS, LLC
PERMIAN RANCHES, LLC
PERMIAN RESOURCES MANAGEMENT, LLC
PERMIAN ROYALTIES, LP
TUSKER MIDSTREAM, LLC
READ & STEVENS, INC.
EARTHSTONE OPERATING, LLC
SABINE RIVER ENERGY, LLC
EARTHSTONE PERMIAN LLC
INDEPENDENCE RESOURCES TECHNOLOGIES, LLC
EARTHSTONE PERMIAN LLC
INDEPENDENCE RESOURCES TECHNOLOGIES, LLC
EARTHSTONE ENERGY OPERATING, LLC
EARTHSTONE ENERGY ASSETS, LLC
EARTHSTONE OIL & GAS TEXAS, LLC
EARTHSTONE OIL & GAS NORTHERN DELAWARE, LLC
EARTHSTONE OIL & GAS HOLDINGS, LLC

By:    /s/ Guy Oliphint
Name:    Guy Oliphint
Title:    Executive Vice President and Chief Financial Officer

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent, Issuing Bank and a Lender

By:    /s/ Robert Mendoza
Name:    Robert Mendoza
Title:    Authorized Officer

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

CITIBANK, N.A.,
as a Lender and Issuing Bank

By:    /s/ Jeff Ard
Name:    Jeff Ard
Title:    Vice President

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH,
as a Lender

By:    /s/ Kevin A. James
Name:    Kevin A. James
Title:    Authorized Signatory

By:    /s/ Donovan C. Broussard
Name:    Donovan C. Broussard
Title:    Authorized Signatory

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

FIFTH THIRD BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:    /s/ Jonathan Lee
Name:    Jonathan Lee
Title:    Managing Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

PNC BANK, NATIONAL ASSOCIATION,
as a Lender and Issuing Bank

By:    /s/ Danielle Hudek
Name:    Danielle Hudek
Title:    Vice President

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

TRUIST BANK,
as a Lender and Issuing Bank

By:    /s/ Greg Krablin
Name:    Greg Krablin
Title:    Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

WELLS FARGO BANK, N.A.,
as a Lender and Issuing Bank

By:    /s/ Michael Real
Name:    Michael Real
Title:    Managing Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

BANK OF AMERICA, N.A.,
as a Lender

By:    /s/ Kimberly Miller
Name:    Kimberly Miller
Title:    Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

CAPITAL ONE, NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Cameron Breitenbach
Name:    Cameron Breitenbach
Title:    Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

COMERICA BANK,
as a Lender

By:    /s/ Cassandra Lucas
Name:    Cassandra Lucas
Title:    Vice President

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

MIZUHO BANK, LTD.,
as a Lender

By:    /s/ Edward Sacks
Name:    Edward Sacks
Title:    Managing Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

REGIONS BANK,
as a Lender

By:    /s/ Katie Hammons
Name:    Katie Hammons
Title:    Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

U.S. BANK NATIONAL ASSOCIATION,
as a Lender

By:    /s/ Beth Johnson
Name:    Beth Johnson
Title:    Senior Vice President
Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

ROYAL BANK OF CANADA,
as a Lender

By:    /s/ Kristan Spivey
Name:    Kristan Spivey
Title:    Authorized Signatory
Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

BARCLAYS BANK PLC,
as a Lender

By:    /s/ Sydney G. Dennis
Name:    Sydney G. Dennis
Title:    Director

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

BOKF, NA, dba BANK OF TEXAS,
as a Lender

By:    /s/ Drew Krittenbrink
Name:    Drew Krittenbrink
Title:    Vice President
Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

GOLDMAN SACHS BANK USA,
as a Lender

By:    /s/ Priyankush Goswamin
Name:    Priyankush Goswami
Title:    Authorized Signator

Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

MORGAN STANLEY BANK, N.A.,
as a Lender
By:    /s/ Karina Rodriguez
Name:    Karina Rodriguez
Title:    Authorized Signatory
Signature Page to Ninth Amendment to Third Amended and Restated Credit Agreement
Permian Resources Operating, LLC

Annex A
[See Attached]

Annex A to Ninth Amendment to Third Amended and Restated Credit Agreement
Third Amended and Restated Credit Agreement
dated as of February 18, 2022
among
Permian Resources Operating, LLC,
as Borrower,
Any Parent Guarantor Party Hereto,
JPMorgan Chase Bank, N.A.,
as Administrative Agent,
and
The Lenders Party Hereto

JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC,
as Joint Bookrunners,
JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC,
Citibank, N.A., Fifth Third Bank, Mizuho Bank, Ltd.,
PNC Capital Markets LLC, BofA Securities, Inc. and Truist Securities, Inc.,
as Joint Lead Arrangers,

Citibank, N.A., Fifth Third Bank, Mizuho Bank, Ltd.,
PNC Bank, National Association, BofA Securities, Inc. and Truist Bank,
as Co-Syndication Agents,
U.S. Bank National Association, Capital One, National Association,
Comerica Bank and Regions Bank,
as Co-Documentation Agents

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Table Of Contents
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
ARTICLE II
THE CREDITS

Section 2.01	Commitments	56
Section 2.02	Loans and Borrowings	57
Section 2.03	Requests for Borrowings	58
Section 2.04	Interest Elections	59
Section 2.05	Funding of Borrowings	60
Section 2.06	Termination and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Revolving Commitment Amounts	61
Section 2.07	Borrowing Base	66
Section 2.08	Letters of Credit	69
Section 2.09	Swingline Loans.	78
Section 2.10	Term Loan Facility.	83
Section 2.11	Extension of Term Loans.	86

ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES

ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
i

Page

Section 4.01	Payments Generally; Pro Rata Treatment; Sharing of Set-offs	100
Section 4.02	Presumption of Payment by the Borrower	101
Section 4.03	Certain Deductions by the Administrative Agent	101
Section 4.04	Disposition of Proceeds	102
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
ARTICLE VI
CONDITIONS PRECEDENT

Section 6.01	Effective Date	108
Section 6.02	Each Credit Event	111
ARTICLE VII
REPRESENTATIONS AND WARRANTIES

ARTICLE VIII
AFFIRMATIVE COVENANTS
ARTICLE IX
NEGATIVE COVENANTS

Section 9.01	Financial Covenants	135
Section 9.02	Debt	136
Section 9.03	Liens	137
Section 9.04	Dividends and Distributions and Redemptions of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt	138

ARTICLE X
EVENTS OF DEFAULT; REMEDIES

Section 10.01	Events of Default	150
Section 10.02	Remedies	152
Section 10.03	Credit Bidding	154
ARTICLE XI
THE AGENTS

Page
ARTICLE XII
MISCELLANEOUS

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ANNEXES, EXHIBITS AND SCHEDULES
Annex I    Allocation of Maximum Credit Amount and Elected Revolving Commitments
Annex II    Existing Letters of Credit
Annex III    LC Issuance Limits
Exhibit A-1    Form of Note (Revolving Loans)
Exhibit A-2    Form of Note (Term Loans)
Exhibit B-1    Form of Borrowing Request
Exhibit B-2    Form of Swingline Loan Notice
Exhibit C    Form of Interest Election Request
Exhibit D    Form of Compliance Certificate
Exhibit E    Security Instruments as of the Effective Date
Exhibit F    Form of Guaranty Agreement
Exhibit G    Form of Security Agreement
Exhibit H    Form of Assignment and Assumption
Exhibit I-1    Form of U.S. Tax Compliance Certificate (Foreign Lenders; not partnerships)
Exhibit I-2    Form of U.S. Tax Compliance Certificate (Foreign Participants; not partnerships)
Exhibit I-3    Form of U.S. Tax Compliance Certificate (Foreign Participants; partnerships)
Exhibit I-4    Form of U.S. Tax Compliance Certificate (Foreign Lenders; partnerships)
Exhibit J    Form of Elected Revolving Commitment Increase Certificate
Exhibit K    Form of Additional Revolving Lender Certificate
Exhibit L    Form of Parent Joinder Agreement

Schedule 1.01    Approved Counterparties
Schedule 1.01(a)    Secured Non-Lender Swap Agreements
Schedule 7.05    Litigation
Schedule 7.06    Environmental Matters
Schedule 7.14    Subsidiaries
Schedule 7.18    Gas Imbalances
Schedule 7.19    Marketing Contracts
Schedule 7.20    Swap Agreements
Schedule 9.02    Existing Debt
Schedule 9.05    Investments
Schedule 9.13    Affiliate Transactions

THIRD AMENDED AND RESTATED CREDIT AGREEMENT
This Third Amended and Restated Credit Agreement dated as of February 18, 2022, is among: Permian Resources Operating, LLC, a limited liability company duly formed and existing under the laws of the State of Delaware and formerly known as Centennial Resource Production, LLC (the “Borrower”), as the borrower; the Parent (defined below) from time to time party hereto, as a parent guarantor; each of the Lenders from time to time party hereto; and JPMorgan Chase Bank, N.A. (in its individual capacity, “JPMorgan”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, the Administrative Agent and the other agents and lenders party thereto are parties to that certain Second Amended and Restated Credit Agreement dated as of May 4, 2018, pursuant to which such lenders provided certain loans to and extensions of credit on behalf of the Borrower (as renewed, extended, amended, restated, amended and restated or otherwise modified from time prior to the date hereof, the “Existing A&R Credit Agreement”).
B.    The parties hereto desire to amend and restate in its entirety the Existing A&R Credit Agreement in the form of this Agreement to (i) renew and rearrange the indebtedness outstanding under the Existing A&R Credit Agreement (but not to repay or pay off any such indebtedness) and (ii) amend certain other terms of the Existing A&R Credit Agreement in certain respects as provided in this Agreement.
C.    In consideration of the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree that the Existing A&R Credit Agreement is hereby amended, renewed, extended and restated in its entirety in the form of this Agreement on (and subject to) the terms and conditions set forth herein. The parties hereto further agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING MATTERS
Section 1.01    Terms Defined Above. As used in this Agreement, each term defined above has the meaning indicated above.
Section 1.02    Certain Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Additional Revolving Lender” has the meaning assigned to such term in Section 2.06(c)(i).

“Additional Revolving Lender Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(G).
“Additional Term Lender” has the meaning assigned to such term in Section 2.10(c).
“Adjusted Daily Simple SOFR” means, with respect to any RFR Borrowing, an interest rate per annum equal to (a) the Daily Simple SOFR, plus (b) 0.10%; provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Adjusted Term SOFR” means, with respect to any Term Benchmark Borrowing, for any Interest Period or for any ABR Borrowing based on the Adjusted Term SOFR, an interest rate per annum equal to (a) the Term SOFR for such Interest Period, plus (b) 0.10%; provided that if the Adjusted Term SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affected Loans” has the meaning assigned to such term in Section 5.05.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agents” means, collectively, the Administrative Agent, the Arranger, the Co-Syndication Agents, and the Co-Documentation Agents, and “Agent” shall mean any of them individually, as the context requires.
“Aggregate Commitment Percentage” means, with respect to any Lender at any time, the fraction expressed as a percentage, (a) the numerator of which is the sum of (i) the unused Revolving Commitment of such Lender, (ii) such Lender’s Revolving Credit Exposure and (iii) such Lender’s Term Loan Exposure, and (b) the denominator of which is the Total Credit Exposure.
“Aggregate Elected Revolving Commitment Amounts” at any time shall equal the sum of the Elected Revolving Commitments, as the same may be increased, reduced or terminated pursuant to Section 2.06. As of the Seventh Amendment Effective Date, the Aggregate Elected Revolving Commitment Amounts are $2,500,000,000.
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. As of the Sixth Amendment Effective Date, the Aggregate Maximum Credit Amounts are $6,000,000,000.

“Agreement” means this Third Amended and Restated Credit Agreement, as the same may from time to time be amended, modified, supplemented or restated.
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR for a one month Interest Period as published two (2) U.S. Government Securities Business Days prior to such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%; provided that for the purpose of this definition, the Adjusted Term SOFR for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. (Dallas, Texas time) on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 3.03 hereof, then the Alternate Base Rate shall be the greater of clause (a) and clause (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate is being determined without reference to clause (c) above and is less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Annualized EBITDAX” means, for the purposes of calculating the financial ratio set forth in Section 9.01(b) for each of the Rolling Periods ending on or prior to June 30, 2023, (a) EBITDAX for such Rolling Period multiplied by (b) the factor for such Rolling Period set forth in the table below:

Rolling Period Ending	Factor
December 31, 2022	4
March 31, 2023	2
June 30, 2023	4/3

“Anti-Corruption Laws” means all state or federal laws, rules, and regulations applicable to the Parent, the Borrower or any of their Affiliates from time to time concerning or relating to bribery or corruption, including, without limitation, the FCPA.
“Applicable Margin” means
(a)    for any day during a Borrowing Base Period, with respect to:
(i)    any Swingline Loan, ABR Revolving Loan, Term Benchmark Revolving Loan or RFR Revolving Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Borrowing Base Utilization Grid below based upon the Borrowing Base Utilization Percentage then in effect:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	< 25%	> 25% < 50%	> 50% < 75%	> 75% < 90%	> 90%
Term Benchmark Revolving Loans and RFR Revolving Loans	1.750%	2.000%	2.250%	2.500%	2.750%
Swingline Loans and ABR Revolving Loans	0.750%	1.000%	1.250%	1.500%	1.750%
Commitment Fee Rate	0.375%	0.375%	0.500%	0.500%	0.500%
(ii)    any Term Loan, the rate per annum as set forth in the applicable Term Loan Amendment.
(b)    for any day during an Investment Grade Period, with respect to:
(i)    any Swingline Loan, ABR Revolving Loan, Term Benchmark Revolving Loan or RFR Revolving Loan, or with respect to the Commitment Fee Rate, as the case may be, the rate per annum set forth in the Index Debt Rating Grid below based upon the Applicable Rating Level then in effect:

Index Debt Rating Grid
Applicable Rating Level	Greater than or equal to Baa1/BBB+	Baa2/BBB	Baa3/BBB-	Ba1/BB+
Term Benchmark Revolving Loans and RFR Revolving Loans	1.250%	1.375%	1.625%	1.875%
Swingline Loans and ABR Revolving Loans	0.250%	0.375%	0.625%	0.875%
Commitment Fee Rate	0.150%	0.175%	0.225%	0.275%

(ii)    any Term Loan, the rate per annum as set forth in the applicable Term Loan Amendment.
At all times, each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization Percentage or the Applicable Rating Level, as applicable, shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change.

“Applicable Maturity Date” means, when used in reference to any Loan, the Maturity Date applicable to such Loan.
“Applicable Rating Level” means, for any day during any Investment Grade Period, the higher of the ratings by Moody’s or S&P, respectively, applicable on such day to the Index Debt. For purposes of the foregoing, if the ratings established by Moody’s or S&P for the Index Debt shall be changed (other than as a result of a change in the rating system of Moody’s or S&P), such change shall be effective as of the date on which it is first announced by Moody’s or S&P, as applicable, irrespective of when notice of such change shall have been furnished by the Borrower to the Administrative Agent and the Lenders. Each change in the Applicable Rating Level shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody’s or S&P shall change, or if either Moody’s or S&P shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend these terms to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rating Level shall be determined by reference to the rating most recently in effect prior to such change or cessation.
“Approved Counterparty” means each of (a) any Lender or any Affiliate of a Lender, (b) any other Person if such Person or its credit support provider with respect to its Swap Agreements with the Credit Parties has a long term senior unsecured debt rating of BBB-/Baa3 by S&P or Moody’s (or their equivalent) or higher or (c) a Person listed on Schedule 1.01, as such schedule may be supplemented or updated from time to time in accordance with the following procedure: (i) the Borrower shall deliver a written request to the Administrative Agent for approval of any proposed supplements or updates to Schedule 1.01 and (ii) the Administrative Agent shall inform the Borrower in writing whether such request is approved within ten (10) days after receipt of the Borrower’s request; provided that any failure by the Administrative Agent to respond to any request for approval within the time frame provided in clause (ii) above shall be deemed to be disapproval of such proposed supplements or updates to Schedule 1.01. Any updates or supplements to Schedule 1.01 shall be made available from time to time to any Lender upon request.
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Approved Petroleum Engineers” means (a) Netherland, Sewell & Associates, Inc., (b) Ryder Scott Company Petroleum Consultants, L.P., (c) Miller and Lents, Ltd. and (d) any other independent petroleum engineers reasonably acceptable to the Administrative Agent and the Borrower.
“Arrangers” means, collectively, JPMorgan Chase Bank, N.A., Wells Fargo Securities, LLC, Citibank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Capital Markets LLC, BofA Securities, Inc. and Truist Securities, Inc., in each case, in their respective capacities as joint lead arrangers and joint bookrunners hereunder, and, (a) with respect to the Fifth Amendment, the Fifth Amendment Lead Left Arranger and JPMorgan Chase Bank, N.A. in their respective capacities as joint lead arrangers and joint bookrunners, (b) with respect to the Fifth Amendment, Citibank, N.A., Mizuho Bank, Ltd., PNC Capital Markets LLC, BofA Securities, Inc., Truist Securities, Inc., U.S. Bank National Association and Capital One, National Association, in their respective capacities as joint lead arrangers and (c) with respect to the Seventh Amendment, (i) JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC, in their respective capacities as joint lead arrangers and joint bookrunners and (ii) Truist Securities, Inc., Citibank, N.A., PNC Capital Markets LLC, Capital One, National Association, BofA Securities, Inc., U.S. Bank National Association, Mizuho Bank, Ltd., Fifth Third Bank, National Association and Canadian Imperial Bank of Commerce, New York Branch, in their respective capacities as joint lead arrangers.
“ASC” means the Financial Accounting Standards Board Accounting Standards Codification, as in effect from time to time.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 12.04(b)), and accepted by the Administrative Agent, in the form of Exhibit H or any other form approved by the Administrative Agent.
“Availability” means the aggregate unused amount of the Total Revolving Commitments under this Agreement as of such date (but only to the extent that the Borrower is permitted to borrow such amounts under the terms of this Agreement including, without limitation, Section 6.02 hereof).
“Availability Period” means the period from and including the Effective Date to but excluding the Termination Date.
“Available Borrowing Base” means, at any time, the Borrowing Base then in effect minus the Total Term Loan Exposures at such time minus the aggregate principal amount of all Permitted Pari Term Loan Debt outstanding at such time.
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining the length of an Interest Period for any term rate or otherwise, for determining any frequency of making payments of interest calculated pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.03(f).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, rule, regulation or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time)

and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Price Deck” means the Administrative Agent’s most recent internal price deck on a forward curve basis for each of oil, natural gas and other Hydrocarbons, as applicable, furnished to the Borrower by the Administrative Agent from time to time.
“Bank Products” means any of the following bank services: (a) commercial credit cards, (b) stored value cards, and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).
“Bank Products Provider” means any Lender or Affiliate of a Lender that provides Bank Products to the Borrower, any Restricted Subsidiary or any Guarantor.
“Benchmark” means, initially, the Term SOFR; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03(b).
“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    the Adjusted Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.
If the Benchmark Replacement as determined pursuant to clause (a) or clause (b) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement and/or any Term Benchmark Loan, any technical, administrative or operational changes (including changes to the definition of “Alternate Base Rate”, the definition of “Business Day”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent reasonably determines may be appropriate to reflect the adoption and implementation of such Benchmark and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent reasonably determines that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark exists, in such other manner of administration as the Administrative Agent reasonably determines is necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means, with respect to any then-current Benchmark, the earlier to occur of the following events with respect to such then-current Benchmark:
(a)    in the case of clause (a) or clause (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, (x) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (y) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or clause (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board, the NYFRB, the CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), in each case, which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (a) beginning at the time that a Benchmark Replacement Date pursuant to clause (a) or clause (b) of the definition thereof has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any other Loan Document in accordance with Section 3.03.
“Beneficial Owner” has the meaning assigned to such term in Rule 13d 3 and Rule 13d 5 under the Securities Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Securities Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in section 4975 of the Code to which section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America or any successor Governmental Authority.
“Borrowing” means (a) Loans of the same Type and Class, made, converted or continued on the same date and, in the case of Term Benchmark Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Base” means at any time an amount equal to the amount determined in accordance with Section 2.07, as the same may be adjusted from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(e)(v).
“Borrowing Base Deficiency” means, at any time in question during a Borrowing Base Period, the amount by which (a) (i) the total Revolving Credit Exposures at such time plus (ii) the Total Term Loan Exposures at such time (if any) plus (iii) the aggregate principal amount of Permitted Pari Term Loan Debt at such time (if any) exceeds (b) the Borrowing Base then in effect.
“Borrowing Base Period” means (a) initially, the period beginning on the Effective Date and ending on the last day immediately prior to the commencement of an Investment Grade Period and (b) thereafter, any period other than an Investment Grade Period.
“Borrowing Base Utilization Percentage” means, as of any day, the fraction expressed as a percentage, the numerator of which is the aggregate amount of Pari Passu Obligations (other than the aggregate unused amount of the Total Revolving Commitments available to be drawn) on such day, and the denominator of which is the amount of the Borrowing Base in effect on such day.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or Midland, Texas are authorized or required by law to remain closed; provided that, in relation to RFR Loans and any interest rate settings, fundings, disbursements, settlements or payments of any such RFR Loan, or any other dealings of such RFR Loan, any such day that is only a U.S. Government Securities Business Day.

“Call Spread Counterparties” means one or more financial institutions selected by the Borrower.
“Casualty Event” means any loss, casualty or other insured damage to, or any nationalization, taking under power of eminent domain or by condemnation or similar proceeding of, any Property of the Parent or any of its Restricted Subsidiaries having a book value in excess of the Threshold Amount.
“Change in Control” means (a) any Person or “group” (within the meaning of Rules 13d-3 and 13d-5 of the Securities Exchange Act) other than a Qualifying Owner shall (i) be a Beneficial Owner of or (ii) control, in each case, Equity Interests representing more than fifty percent (50%) of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests, in each case, of Permian Resources Corporation, (b) the occupation of a majority of the seats (other than vacant seats) on the board of directors of Permian Resources Corporation by Persons who were neither (i) nominated, appointed or approved for consideration by shareholders for election by the board of directors of Permian Resources Corporation or (ii) appointed by directors so nominated, appointed or approved, (c) the failure of Permian Resources Corporation to (i) own more than fifty percent (50%) of the Equity Interests of the Borrower with ordinary voting power to elect or appoint the managers of the Borrower or (ii) Control the Borrower, (d) the failure of the Parent (at any time that Parent is not the Borrower) to own 100% of the Equity Interests in the Borrower or (e) the occurrence of a “change of control” or similar event with respect to any Permitted Junior Lien Debt, Permitted Senior Unsecured Notes, Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 5.01(b), by any lending office of such Lender or by such Lender’s or the Issuing Bank’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement; provided, however, for the purposes of this Agreement, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith or promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, are deemed to have gone into effect and to have been adopted after the date of this Agreement.
“Class” (a) when used with respect to any Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Revolving Commitments or Term Commitments and (c) when used with respect to Loans, refers to whether such Loans are Revolving Loans, Term Loans of a given Term Loan Facility, or Extended Term Loans of a given Term Loan Extension Series. Loans that are not fungible for United States federal income tax purposes shall be construed to be in different Classes or tranches. Commitments that, if and when drawn in the form of Loans, would yield Loans that are construed to be in different Classes or tranches pursuant to the immediately preceding sentence shall be construed to be in different

Classes or tranches of Commitments corresponding to such Loans. There shall be no more than an aggregate of three Classes of Term Loan Facilities under this Agreement.
“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute.
“Co-Documentation Agents” means, collectively, U.S. Bank National Association, Capital One, National Association, Comerica Bank and Regions Bank, and, (a) with respect to the Fifth Amendment, collectively Fifth Third Bank, National Association, Comerica Bank, Regions Bank, Royal Bank of Canada and Canadian Imperial Bank of Commerce, New York Branch and (b) with respect to the Seventh Amendment, Comerica Bank, Regions Bank, Royal Bank of Canada, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc.
“Colgate Merger” is defined in the First Amendment.
“Colgate Merger Agreement” is defined in the First Amendment.
“Colgate Merger Effective Date” is defined in the First Amendment.
“Collateral” is defined in the Security Agreement.
“Collateral Coverage Ratio” means, at any date of determination, the ratio of (a) the Mortgaged Present Value as reflected in the most recent Reserve Report delivered prior to such date of determination to (b) the Loan Limit as of such date of determination.
“Commitment” means, with respect to any Lender, such Lender’s Term Commitment or Revolving Commitment, as applicable. The total Commitment is the aggregate amount of the Commitments of all Lenders.
“Commitment Fee Rate” is the rate per annum set forth in the definition of “Applicable Margin”.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and any regulations promulgated thereunder.
“Consolidated Net Income” means with respect to the Parent and the Consolidated Restricted Subsidiaries, for any period, the net income (or loss) of the Parent and the Consolidated Restricted Subsidiaries after allowances for taxes for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (a) the net income of any Person in which the Parent or any Consolidated Restricted Subsidiary has an interest (which interest does not cause the net income of such other Person to be consolidated with the net income of the Parent and the Consolidated Restricted Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in cash during such period by such other Person to the Parent or to a Consolidated Restricted Subsidiary, as the case may be; (b) the net income (but not loss) during such period of any Consolidated Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Restricted Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Restricted Subsidiary or is otherwise restricted or prohibited, in each case determined in accordance with GAAP; (c) the net income (or loss) of any Person acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (d) any extraordinary, unusual or non-recurring gains or losses during such period, (e) any non-cash gains or losses or positive or negative adjustments under ASC 815 as the result of changes in the fair market value of derivatives; and (f) any gains or losses attributable to writeups or writedowns of assets, including ceiling test writedowns.
“Consolidated Net Tangible Assets” means the total assets of Parent and its Consolidated Restricted Subsidiaries as of the most recent Fiscal Quarter end for which financial statements have been delivered or are required to have been delivered pursuant to Section 8.01, minus all current liabilities (excluding the current portion of any long-term debt) of Parent and its Consolidated Restricted Subsidiaries reflected on such financial statements and minus total goodwill and other intangible assets of Parent and its Consolidated Restricted Subsidiaries reflected on such financial statements, all calculated on a consolidated basis in accordance with GAAP; provided that during an Investment Grade Period, such calculation shall give pro forma effect to any Material Acquisition or Material Disposition consummated by a Guarantor, the Borrower or a Consolidated Restricted Subsidiary since the date of such financial statements and on or prior to the date of determination, as if such acquisition or disposition had occurred on the date of such financial statements.
“Consolidated Restricted Subsidiaries” means any Restricted Subsidiaries that are Consolidated Subsidiaries.
“Consolidated Subsidiaries” means each Subsidiary of the Parent (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of the Parent in accordance with GAAP.
“Consolidated Unrestricted Subsidiaries” means any Unrestricted Subsidiaries that are Consolidated Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Convertible Notes” means any Permitted Senior Unsecured Notes permitted to be incurred under the terms of this Agreement which are either (a) convertible into or exchangeable for common Equity Interests of the Borrower or any of its direct or indirect parent entities (and cash in lieu of fractional shares of common Equity Interests) and/or cash (in an amount determined by reference to the publicly traded price of such common Equity Interests) or (b) sold as common units constituting Equity Interests of the Parent with call options, warrants or rights to purchase (or substantially equivalent derivative transactions) that are exercisable for common Equity Interests of the Parent and/or cash (in an amount determined by reference to the publicly traded price of such common Equity Interests).
“Covered Entity” means any of the following: (a) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (b) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (c) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 12.22.
“Co-Syndication Agents” means, collectively, Citibank, N.A., Fifth Third Bank, National Association, Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc. and Truist Bank, and, (a) with respect to the Fifth Amendment, Citibank, N.A., Mizuho Bank, Ltd., PNC Bank, National Association, BofA Securities, Inc., Truist Securities, Inc., U.S. Bank National Association and Capital One, National Association and (b) with respect to the Seventh Amendment, Truist Securities, Inc., Citibank, N.A., PNC Bank, National Association, Capital One, National Association, BofA Securities, Inc., U.S. Bank National Association, Mizuho Bank, Ltd., Fifth Third Bank, National Association and Canadian Imperial Bank of Commerce, New York Branch.
“Credit Parties” means, collectively, the Borrower and each Guarantor, and “Credit Party” means any one of the foregoing.
“Current Assets” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Parent and its Consolidated Restricted Subsidiaries at such date, plus including the unused amount of the Total Revolving Commitments (but only to the extent that the Borrower is permitted to borrow such amount under the terms of this Agreement, including, without limitation, Section 6.02 hereof), but excluding non-cash assets under ASC 815 and any cash equity proceeds then being held by the Parent or a Restricted Subsidiary for purposes of making Restricted Payments pursuant to Section 9.04(a)(iv).
“Current Liabilities” means, as of any date of determination, without duplication, the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Parent and its Consolidated Restricted Subsidiaries on such date, but excluding all non-cash obligations under ASC 815 and current maturities under this Agreement.
“Daily Simple SOFR” means, for any day (a “SOFR Day”), a rate per annum equal to SOFR for the day that is five (5) U.S. Government Securities Business Days prior to (a) if such

SOFR Day is a U.S. Government Securities Business Day, such SOFR Day or (b) if such SOFR Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt” means, for any Person, the sum of the following (without duplication):
(a)    all obligations of such Person for borrowed money or evidenced by bankers’ acceptances, debentures, notes, bonds or other similar instruments;
(b)    all obligations of such Person (whether contingent or otherwise) in respect of letters of credit, surety or other bonds and similar instruments;
(c)    all accounts payable and all accrued expenses, liabilities or other obligations of such Person to pay the deferred purchase price of Property or services (excluding any earn out obligation until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP);
(d)    all obligations under Finance Leases;
(e)    all obligations under Synthetic Leases;
(f)    all Debt (as defined in the other clauses of this definition) of others secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on any Property of such Person, whether or not such Debt is assumed by such Person to the extent of the lesser of (i) the amount of such Debt and (ii) the fair market value (as determined by the Borrower in good faith) of the Property of such Person securing such Debt;
(g)    all Debt (as defined in the other clauses of this definition) of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the Debt (howsoever such assurance shall be made) to the extent of the lesser of the amount of such Debt and the maximum stated amount of such guarantee or assurance against loss;
(h)    all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others and, to the extent entered into as a means of providing credit support for the obligations of others and not primarily to enable such Person to acquire any such Property, all obligations or undertakings of such Person to purchase the Debt or Property of others;
(i)    obligations to deliver commodities, goods or services, including, without limitation, Hydrocarbons, in consideration of one or more advance payments (not including substantially contemporaneous payments), other than gas balancing arrangements in the ordinary course of business;
(j)    obligations to pay for goods or services even if such goods or services are not actually received or utilized by such Person (other than obligations contained in firm transportation or supply agreements or other take or pay contracts, in each case arising in the ordinary course of business);
(k)    any Debt of a partnership for which such Person is liable either by agreement, by operation of law or by a Governmental Requirement but only to the extent of such liability;
(l)    Disqualified Capital Stock; and
(m)    the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment;
provided, however, that “Debt” does not include (i) obligations with respect to surety or performance bonds and similar instruments entered into in the ordinary course of business in connection with the operation of Oil and Gas Properties or with respect to appeal bonds, (ii) accounts payable and accrued expenses, liabilities or other obligations to pay the deferred purchase price of Property or services, from time to time incurred in the ordinary course of business which are not greater than one hundred twenty (120) days past the date of invoice or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, (iii) Bank Products and endorsements of negotiable instruments for collection or (iv) any obligations in respect of Minimum Volume Contracts, firm transportation agreements, take or pay contracts or other similar arrangements in the ordinary course of business. The Debt of any Person shall include all obligations of such Person of the character described above to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is not included as a liability of such Person under GAAP.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Default Right” has the meaning assigned to such term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Defaulting Lender” means, subject to Section 2.08(l)(v), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder, or (ii) pay to the Administrative Agent, any Issuing Bank, the Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit) within two (2) Business Days of the date when due, (b) has notified the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrower, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy or insolvency laws or become the subject of a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.08(l)(v)) upon delivery of written notice of such determination to the Borrower, each Issuing Bank and each Lender.
“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Debt of the type described in clause (a) of the definition thereof or redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part (but if in part, only with respect to such amount that meets the criteria set forth in this definition), on or prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests; provided that (i) any Equity Interests that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into which such Equity Interest is convertible or for which such Equity Interest is exchangeable) the right to require the issuer thereof to redeem such Equity Interests upon the occurrence of any change of control or any asset sale offer occurring prior to the date that is ninety-one (91) days after the Latest Maturity Date at the time of issuance of such Equity Interests shall not constitute Disqualified Capital Stock if such Equity Interest provides that the issuer thereof will not redeem any such Equity Interest pursuant to such provisions prior to the date on which there are no Loans, LC Exposure or other obligations hereunder outstanding and all of the Commitments are terminated and (ii) any Equity Interests that are issued to any employee or to any plan for the benefit of employees of the issuer thereof or by any such plan to such employees shall not constitute Disqualified Capital Stock solely because such Equity Interests may be required to be repurchased by the issuer thereof as a result of such employee’s termination, death or disability.
“dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means any Restricted Subsidiary that is organized under the laws of the United States of America or any state thereof or the District of Columbia, including, without limitation, (except at such times that the Borrower is the Parent) the Borrower.
“Earthstone Merger” has the meaning given to such term in the Fourth Amendment.
“Earthstone Merger Agreement” has the meaning given to such term in the Fourth Amendment.

“Earthstone Merger Outside Date” means 5:00 p.m. Midland, Texas time (or such later time as may be agreed to by the Administrative Agent in its sole discretion), on April 21, 2024; provided, that, if on such date, one or more conditions to the closing of the Earthstone Merger set forth in Section 7.1(b) or Section 7.1(c) of the Earthstone Merger Agreement (if the legal prohibition or applicable law relates to any of the matters referenced in Section 7.1(b) of the Earthstone Merger Agreement) shall not have been satisfied, but all other conditions to such closing shall have been satisfied (or in the case of conditions that by their terms are to be satisfied at the closing, shall be capable of being satisfied on such date) or waived, then the Earthstone Merger Outside Date shall automatically extend to 5: 00 p.m. Midland, Texas time (or such later time as may be agreed to by the Administrative Agent in its sole discretion), on August 21, 2024.
“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus (a) without duplication, the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (i) interest, (ii) income taxes (however denominated), (iii) depreciation, depletion, amortization and other similar noncash charges, including, without limitation, any non-cash compensation charge or expense, including any charge or expense arising from the grants of stock appreciation or similar rights, stock options, restricted stock, profits interests or other equity-based incentive awards or other equity-based compensation, (iv) exploration expenses, including plugging and abandonment expenses, (v) transaction costs, expenses and charges with respect to (A) this Agreement and (B) any acquisition or disposition, any Investments or the incurrence, issuance, repayment, refinancing, amendment, restructuring or other modification of Debt or issuance of Equity Interests, in each case of this clause (B), including any transaction undertaken but not completed, incurred in such period in an aggregate amount not to exceed the lesser of (A) $30,000,000 and (B) five percent (5%) of EBITDAX, in either case, in any Rolling Period, and (vi) costs, fees and expenses incurred by the Credit Parties in connection with the closing of this Agreement and the Transactions occurring on or about the Effective Date, minus (b) all noncash income added to Consolidated Net Income. For the purposes of calculating EBITDAX (including any component thereof) for any Rolling Period pursuant to any determination of the financial ratio contained in Section 9.01(b), if at any time during such Rolling Period the Parent or any Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Rolling Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Rolling Period (such calculations to be reasonably acceptable to the Administrative Agent).
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or clause (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 6.01 are satisfied (or waived in accordance with Section 12.02).
“Eighth Amendment” means that certain Eighth Amendment to Third Amended and Restated Credit Agreement dated as of the Eighth Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Eighth Amendment Effective Date” means October 31, 2024.
“Elected Revolving Commitment” means, as to each Revolving Lender, the amount set forth opposite such Revolving Lender’s name on Annex I under the caption “Elected Revolving Commitment”, as the same may be increased, reduced or terminated from time to time in connection with an optional increase, reduction or termination of the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.06.
“Elected Revolving Commitment Increase Certificate” has the meaning assigned to such term in Section 2.06(c)(ii)(F).
“Election Notice” has the meaning assigned to such term in Section 3.04(c)(ii).
“Engineering Reports” has the meaning assigned such term in Section 2.07(c)(i).
“Environmental Laws” means any and all Governmental Requirements pertaining in any way to health, safety, the environment, the preservation or reclamation of natural resources, or the management, Release or threatened Release of any Hazardous Materials, in effect in any and all jurisdictions in which the Parent or any Restricted Subsidiary is conducting, or at any time has conducted, business, or where any Property of the Parent or any Restricted Subsidiary is located, including, the Oil Pollution Act of 1990, as amended, the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection Governmental Requirements.
“Environmental Permit” means any permit, registration, license, notice, approval, consent, exemption, variance, or other authorization required under or issued pursuant to applicable Environmental Laws.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such Equity Interest, but excluding, for the avoidance of doubt, Convertible Notes.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended and any successor statute, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means each trade or business (whether or not incorporated) which together with the Parent or a Restricted Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
“ERISA Event” means (a) a “Reportable Event” described in section 4043 of ERISA with respect to any Plan, other than a Reportable Event as to which the provisions of thirty (30) days’ notice to the PBGC are waived, (b) the failure to satisfy the “minimum funding standard” (as defined in section 412 of the Code or section 302 of ERISA), whether or not waived, with respect to any Plan, (c) the filing pursuant to section 412 of the Code or section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the withdrawal or partial withdrawal of the Parent, a Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in section 4001(a)(2) of ERISA, or the withdrawal or partial withdrawal of the Parent, a Subsidiary or any ERISA Affiliate from a Multiemployer Plan, (e) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under section 4041 of ERISA, (f) the institution of proceedings to terminate a Plan by the PBGC, (g) receipt of a notice of withdrawal liability pursuant to Section 4202 of ERISA, (h) the receipt by Parent, a Subsidiary or any ERISA Affiliate of any notice concerning a determination that a Multiemployer Plan is, or is expected to be, insolvent within the meaning of Title IV of ERISA, or (i) any other event or condition which constitutes grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Section 10.01.
“Excepted Liens” means:
(a)    Liens for Taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(b)    Liens in connection with workers’ compensation, unemployment insurance or other social security, old age pension or public liability obligations which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP;
(c)    landlord’s, operators’, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, suppliers’, workers’, materialmen’s, construction or other like Liens, in each case, arising in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties, each of which is in respect of obligations that are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided that any such Lien referred to in this clause (c) that is not a statutory Lien arising by operation of law does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto;
(d)    Liens which arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP, provided that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto;
(e)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies arising in the ordinary course of business and burdening only deposit accounts or other funds maintained with a creditor depository institution; provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor in excess of those set forth by regulations promulgated by the Board and no such deposit account is intended by the Parent or any of its Restricted Subsidiaries to provide collateral to the depository institution;
(f)    Liens in favor of depository banks arising under documentation governing deposit accounts which Liens secure the payment of returned items, settlement item amounts, customary bank fees for maintaining deposit accounts, and similar items and fees;
(g)    (i) easements, restrictions, servitudes, permits, conditions, covenants, exceptions, reservations, zoning and land use requirements in any Property of the Parent or any Restricted Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the removal of gas, oil, coal or other minerals or timber, and other like and/or usual and customary purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, that do not secure any Debt and in the aggregate do not materially impair the use of such Property for the purposes of which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto, and (ii) Immaterial Title Deficiencies;
(h)    Liens on cash or securities pledged to secure (either directly, or indirectly by securing letters of credit that in turn secure) performance of tenders, surety and appeal bonds, government contracts, performance and return of money bonds, bids, trade contracts, leases, statutory obligations, regulatory obligations, obligations in respect of workers’ compensation, unemployment insurance or other forms of governmental benefits or insurance and other obligations of a like nature incurred in the ordinary course of business;
(i)    title and ownership interests of lessors (including sub-lessors) of Property leased by such lessors to the Parent or to any Restricted Subsidiary, Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which Parent’s or such Restricted Subsidiary’s leasehold interests may be subject or subordinate, in each case whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not secure Funded Debt of the Parent or of any Restricted Subsidiary and do not encumber Property of Parent or any Restricted Subsidiary other than the Property that is the subject of such leases and items located thereon; provided, further, that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Parent or any Restricted Subsidiary or materially impair the value of such Property subject thereto,
(j)    judgment and attachment Liens not giving rise to an Event of Default under Section 10.01(k);
(k)    Liens of licensors of software and other intangible Property licensed by such licensors to the Parent and/or to any Restricted Subsidiary, including, without limitation, restrictions and prohibitions on encumbrances and transferability with respect to such Property and the Parent’s and/or such Restricted Subsidiary’s interests therein imposed by such licenses, and Liens encumbering such licensors’ titles and interests in such Property and to which the Parent’s or such Restricted Subsidiary’s license interests may be subject or subordinate, in each case, whether or not evidenced by Uniform Commercial Code financing statement filings or other documents of record, provided that such Liens do not encumber Property of the Parent or of any Restricted Subsidiary other than the software and other intangible Property that is the subject of such licenses;
(l)    Liens solely on any cash earnest money deposits made by the Borrower or any of the Restricted Subsidiaries in connection with any acquisitions permitted hereunder; and
(m)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto in each case to the extent such financing is in the Credit Parties’ ordinary course of business;
provided, that (i) no intention to subordinate the first priority Lien granted in favor of the Administrative Agent and the Lenders is to be hereby implied or expressed by the permitted existence of such Excepted Liens and (ii) the term “Excepted Liens” shall not include any Lien securing Debt for borrowed money other than the Indebtedness.
“Excess Cash” means, at any time, the aggregate cash or cash equivalents of the Credit Parties (other than Excluded Cash) in excess of the greater of (a) $250,000,000 and (b) (x) during a Borrowing Base Period, ten percent (10%) of the Borrowing Base in effect at such time or (y) during an Investment Grade Period, four percent (4%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available.

“Excluded Cash” means (a) any cash to be used to pay obligations of the Credit Parties then due and owing (or owing within five (5) Business Days) to unaffiliated third parties (it being agreed and understood that for purposes of this definition, “affiliate” shall be deemed to exclude any portfolio company of a Qualifying Owner) and with respect to which the Credit Parties have issued (or will issue) checks or have initiated (or will initiate) wires or ACH transfers in order to pay such obligations, (b) cash held in (i) accounts designated and used solely for payroll, payroll taxes or employee wages and benefits, (ii) cash collateral accounts with respect to Letters of Credit, (iii) trust accounts held and used exclusively for the payment of taxes of the Credit Parties, and (iv) suspense or trust accounts held and used exclusively for royalty and working interest payments owing to third parties, (c) any cash or cash equivalents constituting purchase price deposits held in escrow by an unaffiliated third party pursuant to a binding and enforceable purchase and sale agreement, (d) proceeds of any Debt permitted under Sections 9.02(f), (j), (k) and (l); provided that such proceeds (i) are held in a deposit account subject to a control agreement in favor of the Administrative Agent and (ii) shall only constitute “Excluded Cash” for a period of thirty (30) days following the receipt of such proceeds, (e) any cash set aside to pay the purchase price for any acquisition of any Property not prohibited by this Agreement by any Credit Party pursuant to a binding and enforceable purchase and sale, merger or similar agreement with an unaffiliated third party; provided that such cash (i) is held in a deposit account subject to a control agreement in favor of the Administrative Agent and (ii) shall only constitute “Excluded Cash” for a maximum period of thirty (30) days and (f) proceeds of any Debt permitted under Sections 9.02(f), (j), (k) and (l) to the extent subject to SMR Provisions.
“Excluded Swap Obligation” means, with respect to any Credit Party individually determined on a Credit Party by Credit Party basis, any Indebtedness in respect of any Swap Agreement or any other any “swap”, as defined in Section 1(a)(47) of the Commodity Exchange Act (in this definition, “Swap Indebtedness”) if, and solely to the extent that, all or a portion of the guarantee by such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Indebtedness (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Credit Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time such guarantee or grant of a security interest becomes effective with respect to such related Swap Indebtedness. If any Swap Indebtedness arises under a master agreement governing more than one transaction, such exclusion shall apply only to the portion of such Swap Indebtedness that is attributable to transactions for which such guarantee or security interest is or becomes illegal.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any Guarantor hereunder or under any other Loan Document, (a) income taxes (however denominated) or franchise taxes (including Texas margin tax) imposed on (or measured by) its net income by the United States of America or such other jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower or any Guarantor is located, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 5.04(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender pursuant to a law in effect at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office) or is attributable to such Foreign Lender’s failure or inability to comply with Section 5.03(f), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 5.03(a) or Section 5.03(c), and (d) any withholding taxes imposed by FATCA.
    “Excluded Term Loan Exposures” shall mean the Term Loan Exposures of Term Lenders holding Term Loans with respect to which the terms of the Term Loan Amendments for such Term Loans specifically state that such Term Loans and the Term Loan Exposure attributable to such Term Loans shall not be included for purposes of determining the “Majority Lenders” or the “Required Lenders” for any purpose under this Agreement and for purposes of determining an approval of a Borrowing Base increase pursuant to Section 2.07(c)(iii).
“Existing A&R Credit Agreement” has the meaning assigned to such term in the Recitals.
“Existing Letters of Credit” means the letters of credit listed on Annex II hereto.
“Existing Loan Documents” has the meaning given to the term “Loan Documents” in the Existing A&R Credit Agreement.
“Extended Term Loan Facility” means any Extended Term Loans of a given Term Loan Extension Series.
“Extended Term Loans” has the meaning set forth in Section 2.11(a)(ii).
“Extending Term Lender” has the meaning set forth in Section 2.11(a)(ii).
“Extension Amendment” has the meaning set forth in Section 2.11(c).
“Facility” or “Facilities” means each of (a) any Term Loan Facility, (b) any Extended Term Loan Facility and (c) the Total Revolving Commitments and the extensions of credit made thereunder.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to such intergovernmental agreement.
“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.
“Federal Funds Effective Rate” means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the NYFRB, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. Notwithstanding anything to the contrary contained herein, if the Federal Funds Effective Rate shall be less than zero percent, such rate shall be deemed to be zero percent for purposes of this Agreement.
“Fee Letters” means (a) that certain Fee Letter dated as of the Effective Date between JPMorgan and the Borrower, as the same may be further amended, restated, supplemented or otherwise modified from time to time and (b) any other letter agreements entered into from time to time between the Borrower, the Arranger and/or the Administrative Agent, providing for payments of fees to the Administrative Agent and/or the Arranger in connection with this Agreement or any transactions contemplated hereby.
“Fifth Amendment” means that certain Limited Consent and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of the Fifth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Fifth Amendment Effective Date” means September 1, 2023.
“Fifth Amendment Lead Left Arranger” means Wells Fargo Securities, LLC.
“Finance Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, recorded as finance leases on the balance sheet of the Person liable (whether contingent or otherwise) for the payment of rent thereunder; provided that for purposes of interpreting accounting terms and for purposes of determinations made with respect to accounting matters hereunder and under any other Loan Document, a lease that would not be considered a finance lease pursuant to GAAP prior to the effectiveness of ASC 842 as applied to public reporting companies shall not be deemed to constitute a Finance Lease for purposes of this Agreement regardless of any change in GAAP from the application of ASC 842 that would otherwise require such lease to be characterized or re-characterized (on a prospective or retroactive basis or otherwise) as a Finance Lease or otherwise reflected on the balance sheet.
“Financial Officer” means, for any Person, the chief financial officer, the principal accounting officer, and the treasurer of such Person. Unless otherwise specified, all references herein to a Financial Officer means a Financial Officer of the Parent.
“Financial Statements” means the financial statement or statements referred to in Section 7.04(a).
“First Amendment” means that certain Limited Consent and Waiver and First Amendment to Third Amended and Restated Credit Agreement dated as of the First Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“First Amendment Effective Date” means July 15, 2022.

“Fitch” means Fitch Ratings, Inc. and any successor thereto that is a nationally recognized rating agency.
“Flood Insurance Regulations” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, (c) the National Flood Insurance Reform Act of 1994, (d) the Flood Insurance Reform Act of 2004 and (e) the Biggert-Waters Flood Insurance Reform Act of 2012, as each of the foregoing is now or hereafter in effect and any successor statute to any of the foregoing and any regulations promulgated thereunder.
“Floor” means the benchmark rate floor, if any, provided in this Agreement (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR or the Adjusted Daily Simple SOFR, as applicable. For the avoidance of doubt, the initial Floor for the Adjusted Term SOFR and the Adjusted Daily Simple SOFR shall be zero.
“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Foreign Subsidiary” means any Restricted Subsidiary that is not a Domestic Subsidiary.
“Fourth Amendment” means that certain Fourth Amendment to Third Amended and Restated Credit Agreement dated as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means September 1, 2023.
“Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an Issuing Bank, such Defaulting Lender’s LC Exposure other than LC Exposure as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Lenders or cash collateralized in accordance with the terms hereof.
“Funded Debt” means the principal amount of all Debt other than (a) contingent obligations in respect of Debt described in clause (b) of the definition of “Debt”, (b) Debt described in clause (c), clause (i), clause (j), clause (k), clause (l) and clause (m) of the definition of “Debt”, and (c) Debt described in clause (f), clause (g) or clause (h) of the definition of “Debt” in respect of Debt of others described in clause (a) or clause (b) of this definition.
“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time subject to the terms and conditions set forth in Section 1.05.
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supranational bodies such as the European Union or the European Central Bank).

“Governmental Requirement” means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, rules of common law, authorization or other directive or requirement, whether now or hereinafter in effect, of any Governmental Authority.
“Guarantors” means Parent (at any time that Parent is not the Borrower) and each Domestic Subsidiary (other than the Borrower) that guarantees the Indebtedness pursuant to Section 8.14(b).
“Guaranty Agreement” means a Third Amended and Restated Guaranty Agreement executed by the Guarantors in substantially the form of Exhibit F unconditionally guarantying, on a joint and several basis, payment of the Indebtedness, as the same may be amended, modified or supplemented from time to time.
“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law including: (a) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance”, “hazardous material”, “hazardous waste”, “solid waste”, “toxic waste”, “extremely hazardous substance”, “toxic substance”, “contaminant”, “pollutant”, or words of similar meaning or import found in any applicable Environmental Law; (b) Hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (c) radioactive materials, explosives, asbestos or asbestos containing materials, polychlorinated biphenyls, radon, infectious or medical wastes.
“Highest Lawful Rate” means, with respect to each Lender, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Notes or on other Indebtedness under laws applicable to such Lender which are presently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws allow as of the date hereof.
“Hydrocarbon Interests” means all rights, titles, interests and estates in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
“Immaterial Subsidiary” shall mean any Restricted Subsidiary designated by the Borrower as an Immaterial Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, does not have total assets at such time exceeding $50,000,000.00 in the aggregate; provided that during a Borrowing Base Period, no Subsidiary may be an Immaterial Subsidiary if it owns Oil and Gas Properties that are included in the then effective Borrowing Base.

“Immaterial Title Deficiencies” means minor defects or deficiencies in title which do not diminish by more than five percent (5%) the total value of the Proved Oil and Gas Properties evaluated in the most recently delivered Reserve Report.
“Increasing Revolving Lender” has the meaning set forth in Section 2.06(c)(i).
“Indebtedness” means any and all amounts owing or to be owing by the Borrower, the Parent, any other Restricted Subsidiary, or any other Guarantor (whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising): (a) to any Agent, the Issuing Bank, the Swingline Lender or any Lender under any Loan Document (and, with respect to the Swingline Lender, under any Sweep Agreement), including, without limitation, all interest on any of the Loans (including any interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Credit Party (or could accrue but for the operation of applicable bankruptcy or insolvency laws), whether or not such interest is allowed or allowable as a claim in any such case, proceeding or other action); (b) to any (i) Secured Swap Provider under any Swap Agreement including any Swap Agreement in existence prior to the date hereof, but excluding any additional transactions or confirmations entered into after such Secured Swap Provider ceases to be a Lender or an Affiliate of a Lender and (ii) Secured Swap Provider of the type described in clause (e) of the definition thereof solely under the Swap Agreements entered into by Colgate (as defined in the First Amendment) and its Subsidiaries listed on Schedule 1.01(a) attached hereto but excluding any additional transactions or confirmations entered into after the First Amendment Effective Date and excluding, in the case of clause (i) and clause (ii), any amounts owing or to be owing under a Swap Agreement after assignment of such Swap Agreement by a Secured Swap Provider to another Person that is not a Lender or an Affiliate of a Lender; (c) to any Bank Products Provider in respect of Bank Products; and (d) all renewals, extensions and/or rearrangements of any of the above; provided that solely with respect to any Guarantor that is not an “eligible contract participant” under the Commodity Exchange Act, Excluded Swap Obligations with respect to such Guarantor shall be excluded from the “Indebtedness” owing by such Guarantor.
“Indemnified Taxes” means Taxes other than Excluded Taxes and Other Taxes.
“Index Debt” means, the senior, unsecured, long-term indebtedness for borrowed money of the Borrower or Parent, as applicable, that is not guaranteed by any other Person (other than Permian Resources Corporation and the Guarantors) or subject to any other credit enhancement.
“Industry Competitor” means any Person (other than Borrower, any Guarantor or any of their Affiliates or Subsidiaries) that (a) is identified in writing by the Borrower to the Administrative Agent and (b) directly or indirectly, is actively engaged as one of its principal businesses in lease acquisitions, exploration and production operations or development of oil and gas properties (including the drilling and completion of producing wells).
“Initial Reserve Report” means the reserve report prepared by Netherland, Sewell & Associates, Inc. setting forth, as of December 31, 2021, the Proved Reserves attributable to the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries, utilized by the Administrative Agent and the Lenders in determining the initial Borrowing Base as of the Effective Date.

“Intercreditor Agreement” means any Pari Passu Intercreditor Agreement or Junior Lien Intercreditor Agreement, as applicable.
“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.04.
“Interest Payment Date” means (a) with respect to any ABR Loan (including, for the avoidance of doubt, a Swingline Loan), (i) the last day of each March, June, September and December and (ii) the Applicable Maturity Date, (b) with respect to any RFR Loan, (i) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (ii) the Applicable Maturity Date, and (c) with respect to any Term Benchmark Loan, (i) the last day of the Interest Period applicable to the Borrowing of which such Loan is a part, (ii) in the case of a Term Benchmark Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and (iii) the Applicable Maturity Date.
“Interest Period” means with respect to any Term Benchmark Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the Benchmark applicable to the relevant Loan or Commitment), as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period and (c) no tenor that has been removed from this definition pursuant to Section 3.03(e) shall be available for specification in such Borrowing Request or Interest Election Request. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interim Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Interim Redetermination Date” means the date on which a Borrowing Base that has been redetermined pursuant to an Interim Redetermination becomes effective as provided in Section 2.07(d).
“Investment” means, for any Person: (a) the acquisition (whether for cash, Property, services or securities or otherwise) of Equity Interests in any other Person (including, without limitation, any “short sale” or any sale of any securities at a time when such securities are not owned by the Person entering into such short sale); (b) the making of any deposit with, or advance, loan or capital contribution to, assumption of Funded Debt of, purchase or other acquisition of any other Funded Debt of, or other extension of credit to, any other Person (including the purchase of Property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such Property to such Person); (c) the purchase or acquisition (in one or a series of transactions) of Property (other than Equity Interests) of another Person that constitutes a business unit both before and after such acquisition; or (d) the entering into of any guarantee of, or other surety obligation (including the deposit of any Equity Interests to be sold) with respect to, Funded Debt or other liability of any other Person and (without duplication) any amount committed to be advanced, lent or extended to such Person, provided in each case that accounts receivable (including obligations of joint working interest owners) arising in the ordinary course of business do not constitute Investments.
“Investment Grade Election” means a written notice delivered by the Borrower to the Administrative Agent of its election to enter into an Investment Grade Period, together with a certificate of a Responsible Officer of the Borrower confirming that as of such date, (a) the Parent or Borrower, as applicable, has an Investment Grade Rating from one or more of Moody’s and S&P, (b) no Default or Event of Default has occurred and is continuing, (c) the release of any Lien on, or other security interest in, the Mortgaged Property or other collateral encumbered by the Security Instruments does not violate the terms of any Secured Swap Agreement or Bank Products agreement with a Bank Products Provider, (d) any Swap Agreements and Bank Products agreements of Parent and its Subsidiaries are not otherwise secured, except to the extent secured by a Lien otherwise permitted under the Loan Documents and (e) all liens securing any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt, as applicable, then outstanding will be contemporaneously released concurrently with the release of all liens created by the Security Instruments.
“Investment Grade Period” means any period commencing with the date the Borrower delivers an Investment Grade Election to the Administrative Agent (so long as the Parent or Borrower, as applicable, has an Investment Grade Rating from one or more of Moody’s and S&P at such time) and ending with the earlier to occur of (a) the date the Borrower elects in writing to the Administrative Agent to exit such Investment Grade Period and (b) the first date following the beginning of such Investment Grade Period on which the Borrower receives an Index Debt rating from Moody’s and S&P below (i) Ba1 and (ii) BB+, respectively.
“Investment Grade Rating” means, with respect to (a) Moody’s, an Index Debt rating of Baa3 or better, (b) S&P, an Index Debt rating of BBB- or better and (c) Fitch, an Index Debt rating of BBB- or better.
“IRS” means the United States Internal Revenue Service.
“Issuing Banks” means, collectively, (a) JPMorgan, Wells Fargo Bank, N.A., Citibank, N.A., Fifth Third Bank, National Association, PNC Bank, National Association and Truist Bank and (b) any other Revolving Lender identified by the Borrower pursuant to Section 2.08 (and reasonably acceptable to the Administrative Agent) that agrees to act as an Issuing Bank, in each case, in their respective capacities as the issuers of Letters of Credit hereunder, and their successors in such capacity as provided in Section 2.08(i). Any Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Agreement” has the meaning assigned to such term in Section 2.08.
“JPMorgan” means JPMorgan Chase Bank, N.A., a national banking association, in its individual capacity, and its successors.
“Junior Lien Intercreditor Agreement” means a customary intercreditor agreement, among the Administrative Agent, any representatives, agents or trustees of Permitted Junior Lien Debt, and the other parties party thereto from time to time, in such form as is in form and substance reasonably acceptable to Administrative Agent, the Borrower and the Majority Lenders; provided that any Lender which has not objected to such form within five (5) Business Days after receipt of a draft thereof shall be deemed to have approved such form.
“Latest Maturity Date” at any time means the latest Maturity Date then applicable to any Loan hereunder at such time.
“LC Commitment” means, at any time, the greater of (a) $125,000,000 and (b) five percent (5%) of the Borrowing Base then in effect; provided that (i) during an Investment Grade Period, the LC Commitment shall be two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available and (ii) in any event, the LC Commitment shall not be greater than the aggregate LC Issuance Limits of the Issuing Banks.
“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total LC Exposure at such time.
“LC Issuance Limits” means, with respect to each Issuing Bank, the amount set forth on Annex III opposite such Issuing Bank’s name, or in the case of any Revolving Lender that becomes an Issuing Bank after the Effective Date as contemplated by Section 2.08, the amount set forth in an Issuing Bank Agreement executed by such Revolving Lender.
“Lenders” means (a) the Revolving Lenders and (b) the Term Lenders.
“Letter of Credit” means any letter of credit issued (or deemed issued) pursuant to this Agreement and any Existing Letters of Credit or Qualifying Acquired Letters of Credit.
“Letter of Credit Agreements” means all letter of credit applications and other agreements (including any amendments, modifications or supplements thereto) submitted by the Borrower, or entered into by the Borrower, with the Issuing Bank relating to any Letter of Credit.
“Lien” means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (a) the lien or security interest arising from a deed of trust, mortgage, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (b) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include encumbrances, easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations, in each case, where the effect is to secure an obligation owed to, or a claim by, a Person other than the owner of the Property. For the purposes of this Agreement, the Parent and its Restricted Subsidiaries shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
“Liquidity” means, as of any date of determination, the sum of (a) the aggregate unused amount of the Total Revolving Commitments under this Agreement as of such date (but only to the extent that the Borrower is permitted to borrow such amounts under the terms of this Agreement including, without limitation, Section 6.02 hereof) and (b) the aggregate amount of unrestricted cash and cash equivalents of the Parent and its Restricted Subsidiaries at such date.
“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, any Intercreditor Agreement, each Fee Letter and the Security Instruments, in each case, as the same may be amended, modified, supplemented or restated from time to time.
“Loan Limit” means, as of any day, the lesser of (a) the amount of the Borrowing Base in effect on such day and (b) the aggregate amount of Pari Passu Obligations on such day.
“Loans” means the loans made by the Lenders to the Borrower pursuant to Article II, including Revolving Loans, Swingline Loans, Term Loans and Extended Term Loans.
“Majority Lenders” means, at any time, Lenders having a total Aggregate Commitment Percentage in excess of 50% (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the (i) Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) and (ii) Excluded Term Loan Exposures shall be excluded from the determination of Majority Lenders.
“Majority Revolving Lenders” means (a) as long as the Revolving Commitments are in effect, Lenders having aggregate Revolving Commitments greater than fifty percent (50%) of the Total Revolving Commitments (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)), and (b) following termination or expiration of the Revolving Commitments, Lenders holding greater than fifty percent (50%) of the total Revolving Credit Exposures (without regard to any sale by a Lender of a participation in any Loan under Section 12.04(c)); provided that the Revolving Commitments and the principal amount of the Revolving Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Revolving Lenders.

“Majority Term Lenders” means Term Lenders having more than fifty percent (50%) of the Total Term Loan Exposures at the time of determination; provided that the principal amount of the Term Loans of the Defaulting Lenders (if any) shall be excluded from the determination of Majority Term Lenders.
“Material Acquisition” means any acquisition of Property or series of related acquisitions of Property that involves the payment of consideration by the Parent and/or its Restricted Subsidiaries in excess of a dollar amount equal to (a) during a Borrowing Base Period, ten percent (10%) of the then effective Borrowing Base or (b) during an Investment Grade Period, four percent (4%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available; provided that in each case a Material Acquisition shall not include any acquisition of Oil and Gas Properties to which no Proved Reserves are attributed or any acquisition of any Equity Interests in any Unrestricted Subsidiary.
“Material Adverse Effect” means a material adverse change in, or material adverse effect on (a) the business, operations, Property or condition (financial or otherwise) of the Parent and the Restricted Subsidiaries taken as a whole, (b) the ability of the Credit Parties to perform their obligations, taken as a whole, under the Loan Documents, (c) the validity or enforceability of any Loan Document or (d) the rights and remedies of or benefits available to, taken as a whole, the Administrative Agent, any other Agent, the Issuing Bank or any Lender under any Loan Document.
“Material Disposition” means any Transfer of Property or series of related Transfers of property that yields gross proceeds to the Parent or any of its Restricted Subsidiaries in excess of a dollar amount equal to (a) during a Borrowing Base Period, ten percent (10%) of the then effective Borrowing Base or (b) during an Investment Grade Period, four percent (4%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available; and provided that in each case a Material Disposition shall not include any Transfer of Oil and Gas Properties to which no Proved Reserves are attributed or any Transfer of any Equity Interests in any Unrestricted Subsidiary.
“Material Indebtedness” means Debt (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Parent and its Restricted Subsidiaries in an aggregate principal amount exceeding the Threshold Amount. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Parent or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the Swap Termination Value of such Swap Agreement.
“Maturity Date” means any Term Loan Maturity Date or the Revolving Maturity Date, as applicable.
“Maximum Credit Amount” means, as to each Lender, the amount set forth opposite such Lender’s name on Annex I under the caption “Maximum Credit Amount”, as the same may be (a) reduced or terminated from time to time in connection with a reduction or termination of the Aggregate Maximum Credit Amounts pursuant to Section 2.06(b), (b) modified from time to time pursuant to Section 2.06(c) or (c) modified from time to time pursuant to any assignment permitted by Section 12.04(b).

“Minimum Extension Condition” has the meaning assigned such term in Section 2.11(b).
“Minimum Volume Contract” means any contract or analogous arrangement containing a “take-or-pay”, “ship-or-pay”, purchase and sale agreement, advance payment, prepayment or similar provision that (a) contains a commitment by the Borrower or any of the Restricted Subsidiaries to a minimum capacity in a gathering system, pipeline, processing, compression, treatment, disposal or other midstream, downstream, transportation or similar facility or otherwise guarantees a fixed fee, minimum volume or minimum thru-put volume, minimum revenue or minimum return in respect of a marketing or purchase and sale arrangement or a gathering system, pipeline, processing, compression treatment, disposal or other midstream, downstream, transportation or similar facility or arrangement or the capital utilized to construct or acquire any of the foregoing, (b) includes an agreement by such Person to pay for such commitment regardless of whether such capacity or thru-put is actually utilized or otherwise pay for such fixed fee or guaranteed amount irrespective of the utilization of facilities or volumes provided for sale under a purchase and sale arrangement or similar marketing arrangement and (c) is not cancellable or terminable on less than six (6) months’ notice.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto that is a nationally recognized rating agency.
“Mortgage Coverage Requirement” means that (a) the Mortgaged Present Value must be an amount not less than the lesser of (i) eighty-five percent (85%) (or such greater percentage as is then required to secure any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt, as applicable, at such time) of the PV-9 of the Proved Oil and Gas Properties evaluated in the most recently completed Reserve Report after giving effect to exploration and production activities, acquisitions, dispositions and production and (ii) an amount sufficient to cause the Collateral Coverage Ratio to be not less than 2.25 to 1.00 and (b) the Mortgaged Properties must otherwise include any other Oil and Gas Properties (including, to the extent applicable, any unproven acreage and any midstream or gathering assets) on which Liens have been granted to secure any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt, as applicable, at such time.
“Mortgaged Present Value” means the PV-9 of the Proved Oil and Gas Properties evaluated in the most recent Reserve Report that constitute Mortgaged Properties.
“Mortgaged Property” means any Property owned by the Borrower or any Guarantor which is subject to the Liens existing and to exist under the terms of any mortgages or deeds of trust that are Security Instruments.
“Multiemployer Plan” means a multiemployer plan as defined in section 4001(a)(3) of ERISA under which the Borrower, a Restricted Subsidiary or an ERISA Affiliate has any obligation or liability.
“New Borrowing Base Notice” has the meaning assigned such term in Section 2.07(d).
“NGP” means NGP Energy Capital Management, L.L.C., a Texas limited liability company (the “NGP Manager”), NGP XI US Holdings, L.P., NGP XII US Holdings, L.P. and NGP Pearl Holdings II, L.L.C., together with the respective parallel investment entities and alternative investment entities of each of the foregoing, and any future investment fund or co-investment fund managed by the NGP Manager or any of its Affiliates, and any Affiliates of one or more of the foregoing; provided that in no event will any portfolio company of any of the foregoing be included in the definition of “NGP”.
“Ninth Amendment” means that certain Ninth Amendment to Third Amended and Restated Credit Agreement dated as of the Ninth Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Ninth Amendment Effective Date” means April 30, 2025.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Defaulting Revolving Lender” means, at any time, each Revolving Lender that is not a Defaulting Lender at such time.
“Notes” means the promissory notes of the Borrower described in Section 2.02(d) evidencing the Loans and being substantially in the form of (a) Exhibit A-1 in the case of a promissory note payable to a Revolving Lender and (b) Exhibit A-2 in the case of a promissory note payable to a Term Lender, in each case, together with all amendments, modifications, replacements, extensions and rearrangements thereof.
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than zero percent, such rate shall be deemed to be zero percent for purposes of this Agreement.
“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.
“OFAC” means the Office of Foreign Assets Control of the United States Department of the Treasury.
“Oil and Gas Properties” means (a) Hydrocarbon Interests; (b) all rights and interests incidental to any Hydrocarbon Interests, including, without limitation, all rights and interests with respect to any presently existing or future pooled, communitized or unitized acreage which may affect all or any portion of such Hydrocarbon Interests by virtue of any such Hydrocarbon Interests being a part thereof (including without limitation all units created under orders, regulations and rules of any Governmental Authority); (c) all operating agreements, contracts and other agreements, including production sharing contracts and agreements, which relate to any Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; (d) all Hydrocarbons in and under and which may be produced and saved or attributable to any Hydrocarbon Interests, including all oil in tanks, and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to such Hydrocarbon Interests; (e) all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to Hydrocarbon Interests and (f) all Property, real or personal, now owned or hereinafter acquired and situated upon, used, or held for use in connection with the operating, working or development of any of such Hydrocarbon Interests (excluding drilling rigs, automotive equipment, rental equipment or other personal Property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing. Unless otherwise expressly provided herein, all references in this Agreement to “Oil and Gas Properties” refer to Oil and Gas Properties owned by the Parent and its Restricted Subsidiaries, as the context requires.
“Other Debt Payment” has the meaning assigned to such term in Section 9.04(b).
“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or Property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement and any other Loan Document.
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.
“Parent” initially means the Borrower. If any Person acquires one hundred percent (100%) of the outstanding Equity Interests in the Borrower and executes and delivers a Parent Joinder Agreement to the Administrative Agent, that Person will become the Parent and the Borrower will automatically cease to be the Parent.
“Parent Joinder Agreement” means an agreement substantially in the form of Exhibit L (or otherwise in form and substance acceptable to the Administrative Agent).
“Pari Passu Intercreditor Agreement” means a customary intercreditor agreement, among the Administrative Agent, any representatives, agents or trustees of Permitted Pari Term Loan Debt, and the other parties party thereto from time to time, in such form as is in form and substance reasonably acceptable to Administrative Agent, the Borrower and the Majority Lenders.
“Pari Passu Obligations” means, at any time, the sum of (a) the aggregate amount of Total Revolving Commitments at such time plus (b) the aggregate amount of all Total Term Loan

Exposures outstanding at such time plus (c) the aggregate amount of all Permitted Pari Term Loan Debt outstanding at such time.
“Participant” has the meaning assigned to such term in Section 12.04(c)(i).
“Participant Register” has the meaning assigned to such term in Section 12.04(c)(i).
“Payment” has the meaning assigned to such term in Section 11.14(a).
“Payment Notice” has the meaning assigned to such term in Section 11.14(b).
“PBGC” means the Pension Benefit Guaranty Corporation, or any successor thereto.
“Pearl” means Pearl Energy Investment Management, LLC, a Delaware limited liability company (the “Pearl Manager”), Pearl Energy Investments, L.P. and Pearl Energy Investments II, L.P., together with their respective parallel investment entities and alternative investment entities of each of the foregoing, and any future investment fund or co-investment fund managed by the Pearl Manager or any of its Affiliates, and any Affiliates of one or more of the foregoing; provided that in no event will any portfolio company of any of the foregoing be included in the definition of “Pearl”.
“Permian Resources Corporation” means Permian Resources Corporation, a Delaware corporation, formerly known as Centennial Resource Development, Inc.
“Permitted Bond Hedge Transactions” means the bond hedge or capped call options purchased by the Parent or the Borrower from the Call Spread Counterparties to hedge the Credit Parties’ payment and/or delivery obligations due upon conversion or exchange of any Convertible Notes, so long as, the purchase price for such Permitted Bond Hedge Transaction, does not exceed the net proceeds received by the Borrower from the sale of such Convertible Notes issued in connection with the Permitted Bond Hedge Transaction.
“Permitted Junior Lien Debt” means secured Debt (other than the Indebtedness) which (a) may be senior, senior subordinated or subordinated Debt, (b) does not provide for any scheduled payment of principal, mandatory Redemptions or scheduled sinking fund payment on or before the date that is at least one hundred eighty (180) days following the Latest Maturity Date in effect at the time of issuance (other than SMR Provisions and provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control); (c) does not contain financial and negative covenants and events of default that are, taken as a whole, more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default herein (as determined in good faith by senior management of the Parent) unless either (i) this Agreement is amended to include such more restrictive covenants and events of default, taken as a whole (which such amendment shall be executed among the Administrative Agent and the Borrower and will not be subject to the requirements of Section 12.02(b)) or (ii) such more restrictive covenants and events of default shall only become applicable after the termination of this Agreement and (d) is subject at all times to a Junior Lien Intercreditor Agreement providing that the Liens securing such obligations shall rank junior to the Liens securing the Indebtedness, in each case, issued or incurred by the Borrower and guaranteed by the Guarantors (provided that no

Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Debt).
“Permitted Junior Lien Debt Documents” means all agreements, documents or instruments issued, executed or delivered by any Credit Party in connection with, or pursuant to, the incurrence of Permitted Junior Lien Debt or any Permitted Refinancing Debt in respect thereof.
“Permitted Pari Term Loan Debt” means secured Debt (other than the Indebtedness) in the form of senior secured term loans or other debt securities (whether registered or privately placed) which (a) after giving pro forma effect to the incurrence of such Debt (and the use of proceeds thereof), the Total Net Secured Leverage Ratio shall not exceed 2.00 to 1.00; (b) at the time of and immediately after giving effect to the incurrence of such Debt, no Default or Event of Default has occurred and is continuing or would result therefrom; (c) at the time of and immediately after giving effect to the incurrence of such Debt, Availability is not less than twenty percent (20%) of the Total Revolving Commitments; (d) does not provide for any scheduled payment of principal, mandatory Redemptions or scheduled sinking fund payment on or before the date that is at least ninety-one (91) days following the Revolving Maturity Date in effect at the time of issuance (other than (i) SMR Provisions and provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control, (ii) scheduled amortization of no greater than five percent (5%) per annum of the original principal amount of such Debt and (iii) customary provisions periodically requiring mandatory Redemption of or offers to Redeem such Debt in an amount equal to a specified portion of excess cash flow (but only to the extent such provision in the Permitted Pari Term Loan Debt Documents governing such Debt does not require such prepayment or tender offer to be made unless such prepayment or tender offer is permitted by this Agreement)); (e) does not contain financial and negative covenants and events of default that are, taken as a whole, more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default herein (as determined in good faith by senior management of the Parent) unless either (i) this Agreement is amended to include such more restrictive covenants and events of default, taken as a whole (which such amendment shall be executed among the Administrative Agent and the Borrower and will not be subject to the requirements of Section 12.02(b)) or (ii) such more restrictive covenants and events of default shall only become applicable after the termination of this Agreement and (f) is subject at all times to a Pari Passu Intercreditor Agreement providing that the Liens on the Collateral securing such Debt shall rank equal in priority to the Liens on the Collateral securing the Indebtedness (it being understood that the determination as to whether such Liens rank equal in priority shall be made without regard to control of remedies), in each case, issued or incurred by the Borrower and guaranteed by the Guarantors (provided that no Subsidiary of the Borrower (other than a Guarantor or a Person who becomes a Guarantor in connection therewith) is an obligor under such Debt). It is understood and agreed that, notwithstanding anything to the contrary contained herein, Permitted Pari Term Loan Debt may only be incurred in reliance on, and remain outstanding, pursuant to Section 9.02(l).
“Permitted Pari Term Loan Debt Documents” means all agreements, documents or instruments issued, executed or delivered by any Credit Party in connection with, or pursuant to, the incurrence of Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof.

“Permitted Refinancing Debt” means any Debt (for purposes of this definition, “new Debt”) of the Parent, Borrower or any Credit Party issued in exchange for, or the net cash proceeds of which are used to refinance in whole or in part other Debt (for purposes of this definition, the “Refinanced Debt”) of such Person; provided that (a) the principal amount of such new Debt does not exceed the then outstanding principal amount (or accreted value, if applicable) of the Refinanced Debt (or, if the Refinanced Debt is exchanged or acquired for an amount less than the principal amount (or accreted value, if applicable) thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) (plus all accrued (including, for purposes of defeasance, future accrued) and unpaid interest on the Debt so refinanced or exchanged and fees, expenses, call protection, premiums or original issue discount related to such exchange or refinancing), (b) if the Refinanced Debt is subordinated in right of payment to the Indebtedness, such new Debt is subordinated in right of payment to the Indebtedness, (c) such new Debt has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Refinanced Debt, (d) such new Debt does not provide for any scheduled payment of principal, mandatory Redemptions or scheduled sinking fund payment on or before the date that is at least (i) ninety-one (91) days following the Revolving Maturity Date in effect at the time of issuance for new Debt in the form of Permitted Pari Term Loan Debt (other than SMR Provisions and provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control) or (ii) one hundred eighty (180) days following the Latest Maturity Date in effect at the time of issuance for all other new Debt (other than provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control), (e) such new Debt does not contain financial and negative covenants and events of default that are, taken as a whole, more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default herein (as determined in good faith by senior management of the Parent) unless either (i) this Agreement is amended to include such more restrictive covenants and events of default, taken as a whole (which such amendment shall be executed among the Administrative Agent and the Borrower and will not be subject to the requirements of Section 12.02(b)) or (ii) such more restrictive covenants and events of default shall only become applicable after the termination of this Agreement, (f) solely with respect to Permitted Junior Lien Debt, such new Debt shall be subject at all times to a Junior Lien Intercreditor Agreement and (g) solely with respect to Permitted Pari Term Loan Debt, such new Debt shall be subject at all times to a Pari Passu Intercreditor Agreement.
“Permitted Secured Debt” means any Permitted Junior Lien Debt or Permitted Pari Term Loan Debt.
“Permitted Senior Unsecured Notes” means those notes (whether senior, senior subordinated, or subordinated, and including any such notes and Convertible Notes issued prior to the Effective Date) that may be issued by the Parent or the Borrower (or by any Credit Party as co-issuer); provided that such Permitted Senior Unsecured Notes shall: (a) be unsecured; (b) not provide for any scheduled payment of principal, mandatory Redemptions or scheduled sinking fund payment on or before the date that is at least one hundred eighty (180) days following the Latest Maturity Date in effect at the time of issuance which, for such notes issued before the Effective Date, shall be the “Maturity Date” as defined in the Existing A&R Credit Agreement (other than SMR Provisions and provisions requiring Redemption or offers to Redeem in connection with asset sales or a change in control); and (c) contain financial and negative covenants and events of default that are, taken as a whole, no more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default herein (as determined in good faith by senior management of the Parent), other than customary fundamental change provisions with respect to Convertible Notes.
“Permitted Senior Unsecured Notes Documents” means the Permitted Senior Unsecured Notes, all guarantees thereof and all other agreements, documents or instruments executed and delivered by any Credit Party in connection with, or pursuant to, the issuance of Permitted Senior Unsecured Notes or any Permitted Refinancing Debt in respect thereof.
“Permitted Tax Distributions” means, (a) with respect to any taxable period (1) for which the Borrower and/or any of its Subsidiaries are members of a consolidated, combined, affiliated, unitary or similar income tax group for U.S. federal and/or applicable state or local income tax purposes, or (2) for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes that is wholly owned (directly or indirectly) by a C corporation for U.S. federal and/or applicable state or local income tax purposes, distributions in an amount not to exceed the amount of any U.S. federal, state and/or local income taxes that the Borrower and/or its Subsidiaries, as applicable, would have paid for such taxable period had the Borrower and/or its Subsidiaries, as applicable, been a stand-alone corporate taxpayer or a standalone corporate group; provided that distributions pursuant to this clause (a) in respect of an Unrestricted Subsidiary shall be permitted only to the extent that cash distributions were made by such Unrestricted Subsidiary to the Borrower or any of its Restricted Subsidiaries for such purpose, and (b) without duplication of clause (a) and with respect to any taxable period for which the Borrower is a partnership or disregarded entity for U.S. federal income tax purposes (other than a partnership or disregarded entity described in clause (a)(2) above), distributions to the holders of the Equity Interests of the Borrower, on a pro rata basis, at such times and in such amounts as necessary to enable Permian Resources Corporation to timely satisfy all of its U.S. federal, state and local and non-U.S. tax liabilities to the extent attributable to the Borrower and its Subsidiaries (determined by taking into account any U.S. federal, state and/or local (as applicable) loss carryforwards and accounting for any limitations on such loss carryforwards of Permian Resources Corporation attributable to its ownership of the Borrower and its subsidiaries for prior taxable periods).
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“Plan” means any employee pension benefit plan (other than a Multiemployer Plan), as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code and that (a) is currently or hereafter sponsored, maintained or contributed to by the Parent, a Restricted Subsidiary or an ERISA Affiliate or (b) was at any time during the six calendar years preceding the date hereof, sponsored, maintained or contributed to by the Parent or a Restricted Subsidiary or an ERISA Affiliate.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by section 3(42) of ERISA, as amended from time to time.
“Prime Rate” means the rate of interest per annum publicly announced from time to time by JPMorgan as its prime rate in effect at its principal office in New York City; each change in the

Prime Rate shall be effective from and including the date such change is publicly announced as being effective. Such rate is set by JPMorgan as a general reference rate of interest, taking into account such factors as JPMorgan may deem appropriate; it being understood that many of JPMorgan’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that JPMorgan may make various commercial or other loans at rates of interest having no relationship to such rate.
“Property” means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, including, without limitation, cash, securities, accounts and contract rights.
“Proposed Borrowing Base” has the meaning assigned to such term in Section 2.07(c)(i).
“Proposed Borrowing Base Notice” has the meaning assigned to such term in Section 2.07(c)(ii).
“Proved Developed Producing Reserves” or “PDP” means “proved developed producing oil and gas reserves” as such term is defined by the SEC in its standards and guidelines.
“Proved Oil and Gas Properties” means Oil and Gas Properties to which Proved Reserves are attributed. References herein to the “total value” of Proved Oil and Gas Properties refer to the present value of the PDP that are attributed thereto in the then most recent Reserve Report plus risk-discounted portions (as determined by the Administrative Agent) of the present value of the Proved Reserves other than PDP that attributed thereto in such Reserve Report.
“Proved Reserves” or “Proved” means reserves that are “proved oil and gas reserves” and either (a) “proved developed producing oil and gas reserves”, (b) “proved developed non-producing oil and gas reserves” (consisting of proved developed shut-in oil and gas reserves and proved developed behind pipe oil and gas reserves), or (c) “proved undeveloped oil and gas reserves”, as such terms are defined by the SEC in its standards and guidelines.
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Purchase Money Debt” means Debt, the proceeds of which are used to finance the acquisition, construction, or improvement of inventory, equipment or other Property in the ordinary course of business; provided, however, that such Debt is incurred no later than one hundred twenty (120) days after such acquisition or the completion of such construction or improvement.
“PV-9” means, with respect to any Proved Reserves expected to be produced from any of the Oil and Gas Properties of the Borrower and its Restricted Subsidiaries evaluated in the most recently delivered Reserve Report, the net present value, discounted at 9% per annum, of the future net revenues expected to accrue to the Borrower’s and the other Credit Parties’ collective interests in such Proved Reserves during the remaining expected economic lives of such Proved Reserves, calculated in accordance with the most recent Bank Price Deck provided to the Borrower by the Administrative Agent (and giving effect to (a) estimated acquired Proved Reserves that were not reflected in such Reserve Report, (b) estimated Proved Reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of Proved Reserves since the date of such Reserve Report due to exploration, development or exploitation, production or other activities, which would, in accordance with standard industry practice, cause such revisions (including the impact to Proved Reserves and future net revenues from estimated development costs incurred and the accretion of discount since such year-end), (c) estimated Proved Reserves produced or disposed of since the date of such Reserve Report to the extent such estimated discounted future net revenues were included in such Reserve Report or such estimated reserves under clause (a) or clause (b) above, and (d) estimated Proved Reserves attributable to downward revisions of estimates of Proved Reserves since the date of such Reserve Report due to changes in geological conditions or other factors which would, in accordance with standard industry practice, cause such revisions); provided that the aggregate PV-9 attributable to Proved Reserves described in clause (b) or clause (c) of the definition thereof shall in no event exceed thirty-five percent (35%) of the aggregate PV-9.
“PV-9 Coverage Ratio” means, as of any date of determination, the ratio of (a) PV-9 as reflected in the most recent Reserve Report delivered prior to such date of determination to (b) Funded Debt of the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis as of such date of determination.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 12.22.
“Qualified ECP Counterparty” means, in respect of any Swap Agreement, each Credit Party that (a) has total assets exceeding $10,000,000 at the time any guaranty of obligations under such Swap Agreement or grant of the relevant security interest becomes effective or (b) otherwise constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Qualifying Acquired Letter of Credit” means, in connection with any permitted acquisition of or Investment in, a Person that becomes a Subsidiary as a result of such transaction or is merged into or consolidated with the Borrower or a Subsidiary pursuant to such transaction, any outstanding letter of credit issued for the account of such Person under any credit facility in existence prior to the closing date of such permitted acquisition or Investment (such date, the “Acquisition Closing Date”) meeting the following requirements:
(a)    such letter of credit is identified as a “Qualifying Acquired Letter of Credit” in a written notice to the Administrative Agent delivered prior to the Acquisition Closing Date;
(b)    the issuer of such letter of credit is a Lender and an Issuing Bank (or, concurrently with the closing of such permitted acquisition or Investment, becomes a Lender and an Issuing Bank pursuant to the terms of this Agreement);

(c)    after deeming such letter of credit to be a Letter of Credit issued under this Agreement, (i) the aggregate amount of all Letters of Credit shall not exceed the LC Commitment and (ii) the portion of the LC Exposure attributable to Letters of Credit issued by the applicable Issuing Bank will not exceed the LC Issuance Limit of such applicable Issuing Bank (unless such Issuing Bank shall so agree in its sole discretion); and
(d)    on the date that such letter of credit is to be deemed issued under this Agreement, each of the conditions under Section 6.02 shall be satisfied (or waived in accordance with Section 12.02).
“Qualifying Owner” means each of (i) Riverstone, (ii) Pearl and (iii) NGP.
“Redemption” means with respect to any Debt, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of such Debt. “Redeem” has the correlative meaning thereto.
“Redetermination Date” means, with respect to any Scheduled Redetermination or any Interim Redetermination, the date that the redetermined Borrowing Base related thereto becomes effective pursuant to Section 2.07(d).
“Reference Time” means, with respect to any setting of the then-current Benchmark, (a) if such Benchmark is the Term SOFR, 5:00 a.m. (Dallas, Texas time) on the day that is two (2) Business Days preceding the date of such setting, (b) if the RFR for such Benchmark is Daily Simple SOFR, 5:00 a.m. (Dallas, Texas time) on the day that is four (4) Business Days preceding the date of such setting or (c) if such Benchmark is neither of the Term SOFR or Daily Simple SOFR, the time determined by the Administrative Agent in its reasonable discretion giving due consideration to (i) any selection or recommendation of a reference time by the Relevant Governmental Body or (ii) any evolving or then prevailing market convention for determining a reference time for such Benchmark at such time.
“Register” has the meaning assigned to such term in Section 12.04(b)(iv).
“Regulation D” means Regulation D of the Board, as the same may be amended, supplemented or replaced from time to time.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors (including attorneys, accountants and experts) of such Person and such Person’s Affiliates.
“Release” means any depositing, spilling, leaking, pumping, pouring, placing, emitting, discarding, abandoning, emptying, discharging, migrating, injecting, escaping, leaching, dumping, or disposing.
“Relevant Governmental Body” means the Board and/or the NYFRB, the CME Term SOFR Administrator, as applicable, or a committee officially endorsed or convened by the Board and/or the NYFRB, or, in each case, any successor thereto.

“Relevant Rate” means (a) with respect to any Term Benchmark Borrowing, the Adjusted Term SOFR or (b) with respect to any RFR Borrowing, the Adjusted Daily Simple SOFR, as applicable.
“Remedial Work” has the meaning assigned to such term in Section 8.10(a).
“Required Lenders” means, at any time, Lenders having a total Aggregate Commitment Percentage not less than sixty-six and two-thirds percent (66-2/3%); provided that the (i) Commitments and the principal amount of the Loans and participation interests in Letters of Credit of the Defaulting Lenders (if any) and (ii) Excluded Term Loan Exposures shall be excluded from the determination of Required Lenders.
“Reserve Report” means a report, in form and substance reasonably satisfactory to the Administrative Agent, setting forth, as of the dates set forth in Section 8.12(a) (or such other date in the event of an Interim Redetermination) the Proved Reserves attributable to the Oil and Gas Properties of the Credit Parties, together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and reflecting Swap Agreements in place with respect to such production. To the extent that any Oil and Gas Properties included in such report are owned by a Credit Party that is not a Qualified ECP Counterparty, the Borrower or the Parent will identify such Credit Party and such Oil and Gas Properties to the Administrative Agent. The Initial Reserve Report is also a “Reserve Report” hereunder.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means, as to any Person, the chief executive officer, the president, and any Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Parent or the Borrower, as applicable.
“Restricted Payment” means any return of capital, dividend or distribution (whether in cash, securities or other Property) with respect to any Equity Interests in the Parent or any of its Restricted Subsidiaries, or any payment (whether in cash, securities or other Property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Parent or any of its Restricted Subsidiaries.
“Restricted Subsidiary” means any Subsidiary of the Parent that is not an Unrestricted Subsidiary including, without limitation, at times when the Parent is not the Borrower, the Borrower.
“Revolving Commitment Percentage” means, with respect to any Revolving Lender at any time, the percentage of the Total Revolving Commitments represented by such Revolving Lender’s Revolving Commitment, as such percentage may be modified from time to time pursuant to Section 2.06(c)(v) or otherwise hereunder.

“Revolving Commitments” means, with respect to each Revolving Lender, the commitment of such Revolving Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Revolving Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) modified from time to time pursuant to Section 2.06 and (b) modified from time to time pursuant to assignments by or to such Lender pursuant to Section 12.04. The amount representing each Revolving Lender’s Revolving Commitment shall at any time be the least of (i) such Revolving Lender’s Maximum Credit Amount less such Revolving Lender’s Term Loan Exposure, (ii) such Revolving Lender’s Revolving Commitment Percentage of the then effective Available Borrowing Base and (iii) such Revolving Lender’s Elected Revolving Commitment; provided that at any time during an Investment Grade Period, the amount representing each Revolving Lender’s Revolving Commitment shall at any time be the lesser of (x) such Revolving Lender’s Maximum Credit Amount less such Revolving Lender’s Term Loan Exposure and (y) such Revolving Lender’s Elected Revolving Commitment.
“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Revolving Lender’s Revolving Loans, its Swingline Exposure and its LC Exposure at such time.
“Revolving Lenders” means (a) the Persons listed on Annex I with a Revolving Commitment, (b) any Person that shall have become a party hereto as a Revolving Lender pursuant to an Assignment and Assumption, and (c) any Person that shall have become a party hereto as an Additional Revolving Lender pursuant to Section 2.06(c), other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. Unless the context otherwise requires, the term “Revolving Lenders” includes the Swingline Lender and the Issuing Banks.
“Revolving Loans” has the meaning set forth in Section 2.01(a).
“Revolving Maturity Date” means the earlier to occur of (a) February 18, 2028 and (b) any earlier date on which the Revolving Commitments are terminated in full pursuant to this Agreement.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Loan” means a Loan that bears interest at a rate based on the Adjusted Daily Simple SOFR.
“Riverstone” means Riverstone Investment Group LLC (the “Manager”), Riverstone Global Energy and Power Fund VI, L.P., Riverstone Non-ECI Partners, L.P., and Riverstone Energy Limited, together with the parallel investment entities and alternative investment entities of the foregoing, and any future investment fund or co-investment fund managed by the Manager or any of its Affiliates, and any Affiliates of one or more of the foregoing; provided that in no event will any portfolio company of any of the foregoing be included in the definition of “Riverstone”.

“Rolling Period” means (a) for the fiscal quarters ending on, December 31, 2022, March 31, 2023 and June 30, 2023, the period commencing on October 1, 2022 and ending on the last day of such applicable fiscal quarter and (b) for the fiscal quarter ending on September 30, 2023 and for each fiscal quarter thereafter, the period of four (4) consecutive fiscal quarters ending on the last day of such applicable fiscal quarter.
“S&P” means Standard & Poor’s Rating Service, a division of S&P Global, Inc., and any successor thereto that is a nationally recognized rating agency.
“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions (which as of the Sixth Amendment Effective Date includes, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clause (a) or clause (b).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or His Majesty’s Treasury of the United Kingdom.
“Scheduled Redetermination” has the meaning assigned to such term in Section 2.07(b).
“Scheduled Redetermination Date” means the Colgate Merger Effective Date and thereafter April 1st and October 1st of each year, commencing April 1, 2023 (or such date promptly thereafter as reasonably practicable).
“Scheduled Redetermination Effective Date” means the date on which a Borrowing Base that has been redetermined pursuant to a Scheduled Redetermination becomes effective as provided in Section 2.07(d).
“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.
“Second Amendment” means that certain Corrective Amendment dated as of August 30, 2022 among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Bank, the Bank Products Providers and Secured Swap Providers, and “Secured Party” means any of them individually.

“Secured Swap Agreement” means any Swap Agreement between the Borrower or any Subsidiary and any Secured Swap Provider.
“Secured Swap Provider” means any Person (other than the Borrower or any Subsidiary) that (a) is a Lender or an Affiliate of a Lender on the Effective Date and is a party to a Swap Agreement with the Borrower or any Restricted Subsidiary on the Effective Date, (b) hereafter enters into a Swap Agreement with the Borrower or any Restricted Subsidiary while such Person is a Lender or an Affiliate of a Lender, (c) is a Lender or an Affiliate of a Lender at the time any such Swap Agreement is assigned or transferred to it (by novation or otherwise) by another Secured Swap Provider, (d) any Person who was a Lender hereunder or under the Existing A&R Credit Agreement or an Affiliate of a Lender at the time when such Person entered into such Swap Agreement who is a counterparty to any such Swap Agreement with the Borrower or any Restricted Subsidiary or (e) J. Aron & Company LLC solely with respect to the Swap Agreements entered into by Colgate and its Subsidiaries prior to the date of the Seventh Amendment pursuant to the ISDA Master Agreement listed on Schedule 1.01(a) attached hereto. Any Person that at any time is a Secured Swap Provider with respect to a particular Secured Swap Agreement shall not thereafter cease to be a Secured Swap Provider with respect to such Secured Swap Agreement because such Person ceases to be a Lender or an Affiliate of a Lender, provided that (x) any such Person that ceases to be a Lender or an Affiliate of a Lender shall not be a Secured Swap Provider with respect to any Swap Agreement that it thereafter enters into while it is not a Lender or an Affiliate of a Lender, and (y) any Person that assigns or transfers a Secured Swap Agreement as contemplated in clause (c) of this definition shall cease to be a Secured Swap Provider with respect to such Secured Swap Agreement to the extent of such assignment or transfer.
“Securities Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Security Agreement” means a Third Amended and Restated Pledge and Security Agreement among the Credit Parties and the Administrative Agent in substantially the form of Exhibit G (or otherwise in form and substance acceptable to the Administrative Agent) granting Liens and a security interest on the Credit Parties’ personal property constituting Collateral in favor of the Administrative Agent for the benefit of the Secured Parties to secure the Indebtedness, as the same may be amended, modified, supplemented or restated from time to time.
“Security Instruments” means the Guaranty Agreement, the Security Agreement, each of the UCC financing statements, mortgages, deeds of trust and other agreements or instruments described in Exhibit E, and any and all other UCC financing statements, guaranties, mortgages, deeds of trust, security agreements, pledge agreements, or other agreements or instruments now or hereafter executed and delivered by the Borrower or any other Person (other than Notes, Swap Agreements with any Lenders or any Affiliate of a Lender, or participation or similar agreements between any Lender and any participant or similar party with respect to any Indebtedness) as security for, or as a guaranty of, the payment or performance of the Indebtedness, in each case as such agreement or instrument may be amended, modified, supplemented or restated from time to time.

“Seventh Amendment” means that certain Seventh Amendment to Third Amended and Restated Credit Agreement dated as of the Seventh Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” means April 25, 2024.
“Sixth Amendment” means that certain Sixth Amendment to Third Amended and Restated Credit Agreement dated as of the Sixth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Sixth Amendment Effective Date” means December 20, 2023.
“SMR Provisions” means, with respect to any Debt, provisions included in such Debt at the time of issuance of such Debt that would require the Redemption of such Debt contingent on the inability to complete an acquisition, consolidation or other Investment within a certain time period following the issuance of such Debt and would require that the proceeds of such Debt not be made available for any other purpose.
“SOFR” means a rate per annum equal to the secured overnight financing rate published by the SOFR Administrator on the SOFR Administrator’s Website.
“SOFR Administrator” means the NYFRB (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the NYFRB’s Website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Day” has the meaning assigned to such term in the definition of “Daily Simple SOFR”.
“Specified Conditions” means, as of any date and after giving effect to any Restricted Payment, Redemption, Other Debt Payment, Investment or optional, mandatory or amortization payment in respect of a Term Loan, as applicable, that: (a) Availability is not less than twenty percent (20%) of the Total Revolving Commitments and (b) the Total Net Leverage Ratio is equal to or less than 3.00 to 1.00 on a pro forma basis.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any other Person the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other Person of which Equity Interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power (irrespective of whether or not at the time Equity Interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency) are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Parent including, without limitation, at times when Parent is not the Borrower, the Borrower.
“Supported QFC” has the meaning assigned to such term in Section 12.22.
“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or similar agreement, whether exchange traded, “over-the-counter” or otherwise, involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any other similar derivative transaction or any combination of these transactions (including any option to enter into any of the foregoing); provided that (a) no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Parent or its Subsidiaries shall be a Swap Agreement and (b) no transaction that is intended to be physically settled (including any sale of a commodity for a deferred shipment or delivery that is intended to be physically settled) shall be a Swap Agreement. If multiple transactions are entered into under a master agreement, each such transaction that constitutes a Swap Agreement shall be a separate Swap Agreement for the purposes of this Agreement. For the sole purpose of Section 9.17, the term “Swap Agreement” shall be deemed to exclude all purchased put options or floors for Hydrocarbons that are not related to corresponding calls, collars or swaps and with respect to which neither the Parent nor any Restricted Subsidiary has any payment obligation other than premiums and charges the total amount of which are fixed and known at the time such transaction is entered into.
“Swap Indebtedness” has the meaning assigned to such term in the definition of Excluded Swap Obligation.
“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements, (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined by the counterparties to such Swap Agreements.
“Sweep Agreement” means any agreement relating to the “Sweep to Loan” automated system of the Swingline Lender or any other cash management arrangement which the Borrower and the Swingline Lender have executed for purposes of effecting the borrowing and repayment of Swingline Loans.
“Swingline Commitment” means $50,000,000. The Swingline Commitment is part of, and not in addition to, the total Commitments.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be its Revolving Commitment Percentage of the total Swingline Exposure at such time.

“Swingline Lender” means any Lender designated as a Swingline Lender in accordance with Section 2.09(h), in its capacity as a lender of Swingline Loans hereunder, and any successor or replacement thereof.
“Swingline Borrowing” means a Borrowing of Swingline Loans. “Swingline Loan” has the meaning assigned to such term in Section 2.09(a).
“Swingline Loan Notice” means a notice of a Swingline Borrowing pursuant to Section 2.09(b).
“Synthetic Leases” means, in respect of any Person, all leases which shall have been, or should have been, in accordance with GAAP, treated as operating leases on the financial statements of the Person liable (whether contingently or otherwise) for the payment of rent thereunder and which were properly treated as indebtedness for borrowed money for purposes of United States federal income taxes, if the lessee in respect thereof is obligated to either purchase for an amount in excess of, or pay upon early termination an amount in excess of, eighty percent (80%) of the residual value of the Property subject to such operating lease upon expiration or early termination of such lease.
“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.
“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR.
“Term Commitments” has the meaning assigned to such term in Section 2.10(a).
“Term Lenders” means (a) any Person that makes Term Commitment pursuant to Section 2.10 and (b) any Person that shall have become a party hereto as a Term Lender pursuant to an Assignment and Assumption, other than, in each case, any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption. For the avoidance of doubt, any Term Lender that ceases to have any Term Loan Exposure shall not constitute a Term Lender hereunder.
“Term Loan Amendment” has the meaning assigned to such term in Section 2.10(f).
“Term Loan Extension” has the meaning set forth in Section 2.11(a).
“Term Loan Extension Offer” has the meaning set forth in Section 2.11(a).
“Term Loan Extension Series” has the meaning set forth in Section 2.11(a).
“Term Loan Exposure” means, with respect to any Term Lender at any time, the outstanding principal amount of such Term Lender’s Term Loans at such time.
“Term Loan Facility” means any Class of Term Loans under the same Term Loan Amendment with the same terms applicable thereto.

“Term Loan Facility Closing Date” has the meaning assigned to such term in Section 2.10.
“Term Loan Increase” has the meaning assigned to such term in Section 2.10(a).
“Term Loan Maturity Date” means, (a) with respect to any Term Loans, the final maturity date as specified for such Term Loans in the applicable Term Loan Amendment and (b) with respect to any Extended Term Loans of a given Term Loan Extension Series, the final maturity date as specified in the applicable Extension Amendment.
“Term Loan Request” has the meaning assigned to such term in Section 2.10(a).
“Term Loans” means the term loans to be made by the Term Lenders to the Borrower pursuant to the Term Commitments of the Term Lenders then in effect, or any portion thereof, as the context requires, and, unless the context requires otherwise, any Extended Term Loan.
“Term SOFR” means, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m. (Dallas, Texas time), two (2) U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.
“Term SOFR Determination Day” has the meaning assigned to such term in the definition of Term SOFR Reference Rate.
“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in dollars and for any tenor comparable to the applicable Interest Period, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 p.m. (Dallas, Texas time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR has not occurred, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.
“Termination Date” means the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.
“Third Amendment” means that certain Third Amendment to Third Amended and Restated Credit Agreement dated as of the Third Amendment Effective Date among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Third Amendment Effective Date” means April 24, 2023.

“Threshold Amount” means the greater of (a) $150,000,000 and (b) (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available.
“Title Coverage Ratio” means, at any date of determination, the ratio of (a) the PV-9 of the Proved Oil and Gas Properties evaluated in the most recent Reserve Report for which satisfactory title information has been received to (b) the Loan Limit on such day.
“Title Coverage Requirement” means that the Administrative Agent shall have received satisfactory title information (a) on Proved Oil and Gas Properties with a PV-9 not less than the lesser of (i) eighty-five percent (85%) (or such greater percentage for which the Credit Parties are required to deliver satisfactory title information pursuant to the Permitted Junior Lien Debt Documents or the Permitted Pari Term Loan Debt Documents, as applicable, at such time) of the PV-9 of the Proved Oil and Gas Properties evaluated in the most recently completed Reserve Report and (ii) an amount sufficient to cause the Title Coverage Ratio to be not less than 2.25 to 1.00 and (b) that otherwise covers any other Oil and Gas Properties (including, to the extent applicable, any unproven acreage and any midstream or gathering assets) for which the Credit Parties have been required to provide title information under the Permitted Junior Lien Debt Documents or the Permitted Pari Term Loan Debt Documents, as applicable, at such time.
“Total Credit Exposure” means, at any time, the sum of (a) the total Revolving Credit Exposures at such time plus (b) the aggregate unused Revolving Commitments at such time plus (c) the Total Term Loan Exposures at such time.
“Total Funded Debt” means, at any date, (a) all Funded Debt of the Parent and the Consolidated Restricted Subsidiaries on a consolidated basis minus (b) the aggregate amount of unrestricted cash and cash equivalents of the Parent and the Consolidated Restricted Subsidiaries; provided, that, if there are any Loans outstanding at such time, the amount calculated for this clause (b) shall not exceed an aggregate amount equal to the greater of (i) $250,000,000 and (ii) (x) during a Borrowing Base Period, ten percent (10%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, four percent (4%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available.
“Total Net Leverage Ratio” means as of any date of determination, the ratio of (a) Total Funded Debt as of such day to (b) EBITDAX (or, in the case of Rolling Periods ending on or prior to June 30, 2023, Annualized EBITDAX) for the Rolling Period ending on the last day of the then most recently ended Rolling Period for which financial statements are available (which, for the avoidance of doubt, is the Rolling Period ending on such day for purposes of Section 9.01(b)).
“Total Net Secured Leverage Ratio” means as of any date of determination, the ratio of (a) Total Funded Debt that is secured by a Lien on any Collateral as of such day to (b) EBITDAX (or, in the case of Rolling Periods ending on or prior to June 30, 2023, Annualized EBITDAX) for the Rolling Period ending on the last day of the then most recently ended Rolling Period for which financial statements are available.

“Total Revolving Commitments” means all of the Revolving Lenders’ Revolving Commitments (i.e., the least of (i) the Aggregate Maximum Credit Amounts less the Total Term Loan Exposures, (ii) solely during a Borrowing Base Period, the then effective Available Borrowing Base and (iii) the then effective Aggregate Elected Revolving Commitment Amounts).
“Total Term Commitments” means all of the Term Lenders’ Term Commitments.
“Total Term Loan Exposures” means, at any time, the amount of the Term Loan Exposure of all Term Lenders.
“Transactions” means, with respect to (a) the Borrower, the execution, delivery and performance by the Borrower of this Agreement and each other Loan Document to which it is a party, the borrowing of Loans, the issuance of Letters of Credit hereunder, the grant of Liens by the Borrower on Mortgaged Properties pursuant to the Security Instruments, and (b) each Guarantor, the execution, delivery and performance by such Guarantor of each Loan Document to which it is a party, the guaranteeing of the Indebtedness and the other obligations under the Guaranty Agreement by such Guarantor and such Guarantor’s grant of Liens on Mortgaged Properties pursuant to the Security Instruments.
“Transfer” has the meaning assigned to such term in Section 9.12.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted Term SOFR, the Alternate Base Rate or the Adjusted Daily Simple SOFR (if applicable).
“UCC” means the Uniform Commercial Code, as in effect from time to time, of the State of New York or of any other state the laws of which are required as a result thereof to be applied in connection with the attachment, perfection or priority of, or remedies with respect to, Administrative Agent’s or any Secured Party’s Lien on any Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unrestricted Subsidiary” means any Subsidiary of the Parent designated as such on Schedule 7.14 or which the Parent or the Borrower has designated in writing to the Administrative Agent to be an Unrestricted Subsidiary pursuant to Section 9.06; provided that in no event may the Borrower be designated as an Unrestricted Subsidiary.

“Unrestricted Subsidiary Distribution” means any cash dividend or distribution received by the Parent or any Restricted Subsidiary from any Unrestricted Subsidiary.
“USA Patriot Act” means the USA PATRIOT ACT (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended from time to time, including any successor statute.
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.22.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 5.03(f).
“Weighted Average Life to Maturity” shall mean, when applied to any Debt at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Debt.
“Wholly-Owned Subsidiary” means any Restricted Subsidiary of which all of the outstanding Equity Interests (other than any directors’ qualifying shares mandated by applicable law), on a fully-diluted basis, are owned by the Parent, the Borrower or one or more of the Wholly-Owned Subsidiaries or are owned by the Parent, the Borrower and one or more of the Wholly-Owned Subsidiaries, or any combination thereof.
“Withholding Agent” means any Credit Party or the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
Section 1.03    Types of Loans and Borrowings. For purposes of this Agreement, Loans and Borrowings, respectively, may be classified and referred to by Type (e.g., a “Term Benchmark Loan” or a “Term Benchmark Borrowing”); by Class (e.g., a “Revolving Loan” a “Revolving Borrowing” a “Swingline Loan” or a “Swingline Borrowing”, a “Term Loan” or a

“Term Borrowing”) or by Class and Type (e.g., an “ABR Revolving Loan”, an “ABR Revolving Borrowing”, a “Term Benchmark Revolving Loan”, a “Term Benchmark Revolving Borrowing”, an “ABR Swingline Loan”, an “ABR Swingline Borrowing”, a “Term Benchmark Swingline Loan”, a “Term Benchmark Swingline Borrowing”, a “Term Benchmark Term Borrowing”, a “Term Benchmark Term Loan”, an “ABR Term Borrowing” or an “ABR Term Loan”).
Section 1.04    Terms Generally; Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” as used in this Agreement shall be deemed to be followed by the phrase “without limitation”. The words “will” and “shall” as used in this Agreement shall be construed to have the same meaning and effect. The word “or” is not exclusive. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth in the Loan Documents), (b) except as otherwise provided herein, any reference herein to any law shall be construed as referring to such law as amended, modified, codified or reenacted, in whole or in part, and in effect from time to time, (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to the restrictions contained in the Loan Documents), (d) the words “herein”, “hereof” and “hereunder”, and words of similar import as used in this Agreement, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) with respect to the determination of any time period, the word “from” as used in this Agreement means “from and including” and the word “to” means “to and including” and (f) any reference herein to Articles, Sections, Annexes, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement. No provision of this Agreement or any other Loan Document shall be interpreted or construed against any Person solely because such Person or its legal representative drafted such provision.
Section 1.05    Accounting Terms and Determinations; GAAP. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the Financial Statements except for changes in which Borrower’s independent certified public accountants concur and which are disclosed to Administrative Agent on or before the next date on which financial statements are required to be delivered to the Lenders pursuant to Section 8.01(a); provided that, unless the Borrower and the Majority Lenders shall otherwise agree in writing, no such change shall modify or affect the manner in which compliance with the covenants contained herein is computed such that all such computations shall be conducted utilizing financial information presented consistently with prior periods. Notwithstanding anything herein to the contrary, for the purposes of calculating any of the ratios tested under Section 9.01, and the components of each of such ratios, all Unrestricted Subsidiaries, and their subsidiaries (including their assets, liabilities, income, losses, cash flows, and the elements thereof) shall be excluded, except for any Unrestricted Subsidiary Distributions (other than Unrestricted Subsidiary

Distributions that have been used or will be used by the Parent to make distributions under Section 9.04(a)(iv)), which shall be deemed to be income to the Parent or such Restricted Subsidiary when actually received by it.
Section 1.06    Interest Rates; Benchmark Notifications. The interest rate a Loan denominated in dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 3.03 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner that may have an indirect adverse impact on the Parent or the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Parent, the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.
Section 1.07    Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II
THE CREDITS
Section 2.01    Commitments.
(a)    Subject to the terms and conditions set forth herein, each Revolving Lender agrees to make loans (“Revolving Loans”) to the Borrower during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) the total Revolving Credit Exposures exceeding the Total Revolving Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, repay and reborrow the Revolving Loans.
(b)    Subject to the terms and conditions set forth herein and in the applicable Term Loan Amendment, each Term Lender with a Term Commitment as set forth in such applicable Term Loan Amendment severally agrees to make a Term Loan to the Borrower in an aggregate principal amount that will not result in the amount of the Term Loan made by such Term Lender hereunder exceeding such Term Lender’s Term Commitment. Subject to the foregoing limitations and the other provisions of this Agreement, once borrowed, the Borrower may not reborrow any portion of the Term Loans that has been repaid or prepaid, whether in whole or in part. Upon any funding of any Term Loan hereunder by any Term Lender, such Term Lender’s Term Commitment shall terminate immediately and without further action. Notwithstanding anything to the contrary herein, the Term Commitments that are funded on any Term Loan Facility Closing Date shall be terminated upon such funding and, if the Total Term Commitments as of such Term Loan Facility Closing Date are not drawn on such Term Loan Facility Closing Date, any Term Commitments in respect of the undrawn amount shall automatically be terminated.
Section 2.02    Loans and Borrowings.
(a)    Borrowings; Several Obligations. Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Types of Loans. Subject to Section 3.03 and Section 5.05, each Borrowing shall be comprised entirely of ABR Loans or Term Benchmark Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. For the avoidance of doubt, as of the Effective Date, the Type of Borrowings available to the Borrower shall solely be comprised of either ABR Loans or Term Benchmark Loans. Each Swingline Loan shall be an ABR Loan.
(c)    Minimum Amounts; Limitation on Number of Borrowings.
(i)    At the commencement of each Interest Period for any Term Benchmark Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000. At the time that each ABR Borrowing (or if then applicable, RFR Borrowing) is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $200,000; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.08(e).
(ii)    Borrowings of more than one Type may be outstanding at the same time, provided that (A) there shall not at any time be more than a total of ten (10) Term Benchmark

Borrowings or RFR Borrowings (if applicable) outstanding and (B) there shall be no more than an aggregate of three Classes of Term Loan Facilities under this Agreement. Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, a Loan if the Interest Period requested with respect thereto would end after the Applicable Maturity Date.
(d)    Notes. If requested by a Lender, the Loans made by such Lender shall be evidenced by a Note, of the Borrower in substantially the form of Exhibit A-1 in case of a Revolving Loan and in substantially the form of Exhibit A-2 in the case of a Term Loan, dated, (i) in the case of any Lender party hereto as of the date of this Agreement, as of the date of this Agreement, (ii) in the case of any Lender that becomes a party hereto pursuant to an Assignment and Assumption, as of the effective date of the Assignment and Assumption, or (iii) in the case of any Lender that becomes a party hereto in connection with an increase in the Aggregate Elected Revolving Commitment Amount pursuant to Section 2.06(c) or in connection with a Term Loan Amendment, as of the effective date of such increase or such Term Loan Amendment, in each case, payable in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount as in effect on such date, and, in the case of any Term Lender, the principal amount of its Term Loans on such date, and otherwise duly completed. In the event that any Lender’s Maximum Credit Amount or Term Loans increases or decreases for any reason (whether pursuant to Section 2.06, Section 12.04(b) or otherwise), the Borrower shall, upon request of such Lender, deliver or cause to be delivered, to the extent such Lender is then holding a Note, on the effective date of such increase or decrease, a new Note, payable to such Lender in a principal amount equal to, in the case of a Revolving Lender, its Maximum Credit Amount after giving effect to such increase or decrease, and, in the case of any Term Lender, the principal amount of its Term Loans after giving effect to such increase or decrease, and otherwise duly completed, whereupon such Lender will promptly return to the Borrower the Notes so replaced. The date, amount, Type, interest rate and, if applicable, Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note. Failure to make any such recordation shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of any transfer by any Lender of its Note.
Section 2.03    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Term Benchmark Borrowing, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of the proposed Borrowing, (b) in the case of an RFR Borrowing, not later than 10:00 a.m., Dallas, Texas, time five (5) Business Days before the date of the proposed Borrowing or (c) in the case of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas time, on the date of the proposed Borrowing; provided that no such notice shall be required for any deemed request of an ABR Borrowing to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e). Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or other electronic transmission to the Administrative Agent (or other communication in writing acceptable to the Administrative Agent) of a written Borrowing Request in substantially the form of Exhibit B-1 (or such other form as may be agreed to by the Administrative Agent and the Borrower) and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)    whether such Borrowing is a Revolving Borrowing or a Term Borrowing;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, or, if applicable, an RFR Borrowing;
(v)    in the case of a Term Benchmark Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”;
(vi)    (A) the amount of the then effective Borrowing Base and the Available Borrowing Base (if such Borrowing Request is delivered during a Borrowing Base Period), (B) the amount of the then effective Aggregate Elected Revolving Commitment Amounts, (C) the aggregate principal amount of Permitted Pari Term Loan Debt then outstanding, (D) the current total Revolving Credit Exposures (without regard to the requested Borrowing), (E) in the case of a request for a Revolving Borrowing, the pro forma total Revolving Credit Exposures (giving effect to the requested Borrowing), (F) the Total Term Loan Exposures (without regard to the requested Borrowing) and (G) in the case of a request for a Term Borrowing, the pro forma Total Term Loan Exposures (giving effect to the requested Borrowing); and
(vii)    the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Term Benchmark Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Each Borrowing Request shall constitute a representation by the Borrower that the amount of the requested Borrowing shall not (1) cause the total Revolving Credit Exposures to exceed the Total Revolving Commitments (i.e., the least of (x) the Aggregate Maximum Credit Amounts less the Total Term Loan Exposures, (y) solely during a Borrowing Base Period, the then effective Available Borrowing Base and (z) the then effective Aggregate Elected Revolving Commitment Amounts) or (2) cause the Total Term Loan Exposures to exceed the Total Term Commitments.
Promptly following receipt of a Borrowing Request in accordance with this Section 2.03, the Administrative Agent shall advise each Revolving Lender or Term Lender (as applicable) of the details thereof and of the amount of such Lender’s Loans to be made as part of the requested Borrowing.
Section 2.04    Interest Elections.
(a)    Conversion and Continuance. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Term Benchmark Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the

Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Term Benchmark Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.04. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section 2.04 shall not apply to Swingline Loans, which may not be converted or continued.
(b)    Interest Election Requests. To make an election pursuant to this Section 2.04, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile to the Administrative Agent (or other communication in writing or electronic transmission acceptable to the Administrative Agent) of a written Interest Election Request in substantially the form of Exhibit C (or such other form as may be agreed to by the Administrative Agent and the Borrower) and signed by the Borrower.
(c)    Information in Interest Election Requests. Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to Section 2.04(c)(iii) and Section 2.04(c)(iv) shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing, a Term Benchmark Borrowing, or, if applicable, an RFR Borrowing; and
(iv)    if the resulting Borrowing is a Term Benchmark Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Term Benchmark Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Notice to Lenders by the Administrative Agent. Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    Effect of Failure to Deliver Timely Interest Election Request and Events of Default on Interest Election. If the Borrower fails to deliver a timely Interest Election Request with respect to a Term Benchmark Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing, then so long as such Event of Default is continuing: (i) no outstanding Borrowing may be converted to or continued as a Term Benchmark Borrowing (and any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing shall be ineffective) and (ii) unless repaid, each Term Benchmark Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.05    Funding of Borrowings.
(a)    Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 p.m. (noon), Dallas, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.09. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent or any Lender designated by the Borrower in the applicable Borrowing Request; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.08(e) shall be remitted by the Administrative Agent to the Issuing Bank. Nothing herein shall be deemed to obligate any Lender to obtain the funds for its Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for its Loan in any particular place or manner.
(b)    Presumption of Funding by the Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the NYFRB Rate or (ii) in the case of the Borrower, the interest rate applicable to the Loans comprising such Borrowing that such Lender failed to fund. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower pursuant to this Section 2.05(b) shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make such payment to the Administrative Agent.
Section 2.06    Termination and Reduction of Commitments and Aggregate Maximum Credit Amounts; Increase, Reduction and Termination of Aggregate Elected Revolving Commitment Amounts.
(a)    Scheduled Termination of Revolving Commitments. Unless previously terminated, the Total Revolving Commitments (and the Revolving Commitment of each Revolving Lender) shall terminate on the Revolving Maturity Date. If at any time the Aggregate Maximum

Credit Amounts, the Borrowing Base (solely during a Borrowing Base Period) or the Aggregate Elected Revolving Commitment Amounts is terminated or reduced to zero, then the Revolving Commitments shall terminate on the effective date of such termination or reduction. Each Revolving Loan, all accrued but unpaid interest thereon, and all other Indebtedness (other than Indebtedness in respect of Term Loans) shall be due and payable in full on the Revolving Maturity Date.
(b)    Optional Termination and Reduction of Aggregate Maximum Credit Amounts.
(i)    The Borrower may at any time terminate, or from time to time reduce, the Aggregate Maximum Credit Amounts (and thereby permanently reduce the Aggregate Maximum Credit Amounts and, if applicable, the Revolving Commitment of each Revolving Lender ratably in accordance with such Lender’s Revolving Commitment Percentage); provided that (A) each reduction of the Aggregate Maximum Credit Amounts shall be in an amount that is an integral multiple of $500,000 and not less than $500,000, (B) the Borrower shall not terminate or reduce the Aggregate Maximum Credit Amounts if, (1) after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Total Revolving Commitments or (2) the Aggregate Maximum Credit Amounts would be less than $5,000,000 (unless, with respect to this clause (2), the Aggregate Maximum Credit Amounts are reduced to $0), and (C) upon any reduction of the Aggregate Maximum Credit Amounts that would otherwise result in the Aggregate Maximum Credit Amounts being less than the sum of the Aggregate Elected Revolving Commitment Amounts plus the Total Term Loan Exposures, the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced (ratably among the Revolving Lenders in accordance with each Lender’s Revolving Commitment Percentage) so that they equal the Aggregate Maximum Credit Amounts as so reduced minus the Total Term Loan Exposures.
(ii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Maximum Credit Amounts under Section 2.06(b)(i) at least three (3) Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Revolving Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(b)(ii) shall be irrevocable; provided that a notice of termination of the Aggregate Maximum Credit Amounts delivered by the Borrower, or a payoff letter or similar communication accepted by the Administrative Agent, may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such termination or reduction) if such condition is not satisfied. Any termination or reduction of the Aggregate Maximum Credit Amounts shall be permanent and may not be reinstated. Each reduction of the Aggregate Maximum Credit Amounts shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage.
(c)    Increases, Reductions and Terminations of Aggregate Elected Revolving Commitment Amounts.

(i)    Subject to the conditions set forth in Section 2.06(c)(ii), the Borrower may increase the Aggregate Elected Revolving Commitment Amounts then in effect by increasing the Elected Revolving Commitment of a Revolving Lender (an “Increasing Revolving Lender”) or by causing a Person that is acceptable to the Administrative Agent that at such time is not a Revolving Lender to become a Revolving Lender (any such Person that is not at such time a Lender and becomes a Lender, an “Additional Revolving Lender”). Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Revolving Lender be a natural person, an Industry Competitor, the Borrower or any Affiliate of the Borrower.
(ii)    Any increase in the Aggregate Elected Revolving Commitment Amounts shall be subject to the following additional conditions:
(A)    such increase shall not be less than $15,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the Aggregate Elected Revolving Commitment Amounts exceed (1) during a Borrowing Base Period, the Available Borrowing Base then in effect or (2) during an Investment Grade Period, the Aggregate Maximum Credit Amounts minus Total Term Loan Exposures;
(B)    during a Borrowing Base Period, following any Scheduled Redetermination Date, the Borrower may not increase the Aggregate Elected Revolving Commitment Amounts more than once before the next Scheduled Redetermination Date (for the sake of clarity, all increases in the Aggregate Elected Revolving Commitment Amount effective on a single date shall be deemed a single increase in the Aggregate Elected Revolving Commitment Amount for purposes of this Section 2.06(c)(ii)(B));
(C)    no Default shall have occurred and be continuing on the effective date of such increase;
(D)    on the effective date of such increase, no Term Benchmark Revolving Borrowings shall be outstanding or if any Term Benchmark Revolving Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such Term Benchmark Revolving Borrowings unless the Borrower pays any compensation required by Section 5.02;
(E)    no Lender’s Elected Revolving Commitment may be increased without the consent of such Lender;
(F)    if the Borrower elects to increase the Aggregate Elected Revolving Commitment Amounts by increasing the Elected Revolving Commitment of an Increasing Revolving Lender, the Borrower and such Increasing Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit J (an “Elected Revolving Commitment Increase Certificate”); and
(G)    if the Borrower elects to increase the Aggregate Elected Revolving Commitment Amounts by causing an Additional Revolving Lender to become a party to this Agreement, then the Borrower and such Additional Revolving Lender shall execute and deliver to the Administrative Agent a certificate substantially in the form of Exhibit K (an “Additional Revolving Lender Certificate”), together with an Administrative Questionnaire and a processing and recordation fee of $3,500 (provided that the Administrative Agent may, in its discretion, elect to waive such processing and recordation fee in connection with any such increase), and the Borrower shall (1) if requested by the Additional Revolving Lender, deliver a Note payable to such Additional Revolving Lender in a principal amount equal to its Maximum Credit Amount, and otherwise duly completed and (2) pay any applicable fees as may have been agreed to between the Borrower and the Additional Revolving Lender, and, to the extent applicable and agreed to by the Borrower, the Administrative Agent.
(iii)    Subject to acceptance and recording thereof pursuant to Section 2.06(c)(iv), from and after the effective date specified in the Elected Revolving Commitment Increase Certificate or the Additional Revolving Lender Certificate (or if any Term Benchmark Revolving Borrowings are outstanding, then the last day of the Interest Period in respect of such Term Benchmark Revolving Borrowings, unless the Borrower has paid any compensation required by Section 5.02): (A) the amount of the Aggregate Elected Revolving Commitment Amounts shall be increased as set forth therein, and (B) in the case of an Additional Revolving Lender Certificate, any Additional Revolving Lender party thereto shall be a party to this Agreement and have the rights and obligations of a Lender under this Agreement and the other Loan Documents. In addition, the Increasing Revolving Lender or the Additional Revolving Lender, as applicable, shall purchase a pro rata portion of the outstanding Revolving Loans (and participation interests in Letters of Credit) of each of the other Revolving Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale) such that each Revolving Lender (including any Increasing Revolving Lender and any Additional Revolving Lender, as applicable) shall hold its Revolving Commitment Percentage of the outstanding Revolving Loans (and participation interests) after giving effect to the increase in the Aggregate Elected Revolving Commitment Amounts (and the resulting modifications of each Revolving Lender’s Revolving Commitment Percentage and Maximum Credit Amount pursuant to Section 2.06(c)(iv) or Section 2.06(c)(v), as applicable).
(iv)    Upon its receipt of a duly completed Elected Revolving Commitment Increase Certificate or an Additional Revolving Lender Certificate, executed by the Borrower and the Increasing Revolving Lender or by the Borrower and the Additional Revolving Lender party thereto, as applicable, the processing and recording fee referred to in Section 2.06(c)(ii), if required, the Administrative Questionnaire referred to in Section 2.06(c)(ii) and the break-funding payments from the Borrower, if any, required by Section 5.02, if applicable, the Administrative Agent shall accept such Elected Revolving Commitment Increase Certificate or Additional Revolving Lender Certificate and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv). No increase in the Aggregate Elected Revolving Commitment Amounts shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.06(c)(iv).
(v)    Upon any increase in the Aggregate Elected Revolving Commitment Amounts pursuant to Section 2.06(c)(iv), (A) each Revolving Lender’s Revolving Commitment Percentage shall be automatically deemed amended to the extent necessary so that each Revolving Lender’s Revolving Commitment Percentage equals the percentage of the Aggregate Elected Revolving Commitment Amount represented by such Revolving Lender’s Elected Revolving

Commitment, in each case, after giving effect to such increase, (B) each Revolving Lender’s Maximum Credit Amount shall be automatically deemed amended to the extent necessary so that each such Revolving Lender’s Maximum Credit Amount equals (x) such Revolving Lender’s Revolving Commitment Percentage of (1) the Aggregate Maximum Credit Amounts less (2) the Total Term Loan Exposures plus (y) such Lender’s Term Loan Exposure, in each case, after giving effect to any adjustments pursuant to the foregoing clause (A), and (C) Annex I to this Agreement shall be deemed amended to reflect the Elected Revolving Commitment of each Increasing Revolving Lender and any Additional Revolving Lender as thereby increased, and any changes in the Revolving Lenders’ respective Revolving Commitment Percentages and Maximum Credit Amount pursuant to the foregoing clause (A) and clause (B).
(vi)    The Borrower may from time to time terminate or reduce the Aggregate Elected Revolving Commitment Amounts; provided that (A) each reduction of the Aggregate Elected Revolving Commitment Amounts shall be in an amount that is an integral multiple of $1,000,000 and not less than $1,000,000 and (B) the Borrower shall not reduce the Aggregate Elected Revolving Commitment Amounts if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 3.04(c), the total Revolving Credit Exposures would exceed the Aggregate Elected Revolving Commitment Amounts as reduced.
(vii)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Aggregate Elected Revolving Commitment Amounts under Section 2.06(c)(vi) at least three Business Days prior to the effective date of such termination or reduction (or such lesser period as may be reasonably acceptable to the Administrative Agent), specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.06(c)(vii) shall be irrevocable; provided that a notice of termination of the Aggregate Elected Revolving Commitment Amounts delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or the closing of a specified transaction, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date of such termination) if such condition is not satisfied. Any termination or reduction of the Aggregate Elected Revolving Commitment Amounts shall be permanent and may not be reinstated, except pursuant to Section 2.06(c)(i). Each reduction of the Aggregate Elected Revolving Commitment Amounts shall be made ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage.
(viii)    During any Borrowing Base Period (but excluding, for the avoidance of doubt, upon the commencement of any Investment Grade Period), upon any redetermination or other adjustment in the Available Borrowing Base pursuant to this Agreement that would otherwise result in the Available Borrowing Base becoming less than the Aggregate Elected Revolving Commitment Amounts, the Aggregate Elected Revolving Commitment Amounts shall be automatically reduced (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage) so that they equal such redetermined Available Borrowing Base (and Annex I shall be deemed amended to reflect such amendments to each Revolving Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amounts).

(ix)    Contemporaneously with any increase in the Borrowing Base pursuant to this Agreement, if (A) the Borrower elects to increase the Aggregate Elected Revolving Commitment Amount and (B) each Revolving Lender has consented to such increase in its Elected Revolving Commitment, then the Aggregate Elected Revolving Commitment Amount shall be increased (ratably among the Revolving Lenders in accordance with each Revolving Lender’s Revolving Commitment Percentage) by the amount requested by the Borrower without the requirement that any Revolving Lender deliver an Elected Revolving Commitment Increase Certificate or that the Borrower pay any amounts under Section 5.02, and Annex I shall be deemed amended to reflect such amendments to each Revolving Lender’s Elected Revolving Commitment and the Aggregate Elected Revolving Commitment Amount. The Administrative Agent shall record the information regarding such increases in the Register required to be maintained by the Administrative Agent pursuant to Section 12.04(b)(iv).
(x)    If, after giving effect to any reduction in the Aggregate Elected Revolving Commitment Amounts pursuant to this Section 2.06(c), the total Revolving Credit Exposures exceeds the Total Revolving Commitments, then the Borrower shall (A) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
Section 2.07    Borrowing Base.
(a)    Ninth Amendment Effective Date Borrowing Base. For the period from and including the Ninth Amendment Effective Date until the next Scheduled Redetermination, Interim Redetermination or other adjustment of the Borrowing Base thereafter, whichever occurs first pursuant to the terms hereof, the amount of the Borrowing Base shall be $4,000,000,000. Notwithstanding the foregoing, during a Borrowing Base Period, the Borrowing Base may be subject to further adjustments in between Scheduled Redeterminations from time to time pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(e)(v).
(b)    Scheduled and Interim Redeterminations. During a Borrowing Base Period, the Borrowing Base shall be redetermined periodically on each Scheduled Redetermination Date in accordance with this Section 2.07 (a “Scheduled Redetermination”), and, subject to Section 2.07(d), such redetermined Borrowing Base shall become effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on each Scheduled Redetermination Effective Date. In addition, during a Borrowing Base Period, (i) the Borrower may, by notifying the Administrative Agent thereof, and the Administrative Agent may, at the direction of the Required Lenders, by notifying the Borrower thereof, one time between any two successive Scheduled Redeterminations, each elect to cause the Borrowing Base to be redetermined between Scheduled Redeterminations in accordance with this Section 2.07, (ii) the Borrower may elect, in addition to any such elections permitted to be made by it pursuant to the foregoing clause (i), by notifying the Administrative Agent of any Material Acquisition, to cause the Borrowing Base to be redetermined between Scheduled Redeterminations and (iii) automatically, upon the commencement of any Borrowing Base Period after the Effective Date, the Borrowing Base shall be redetermined, (each such redetermination described in clause (i), clause (ii) and clause (iii) being an “Interim Redetermination”), in each case, in accordance with this

Section 2.07. For the purposes of this Agreement, the determination of the Borrowing Base on the Effective Date provided for herein shall be deemed and considered to be a Scheduled Redetermination.
(c)    Scheduled and Interim Redetermination Procedure.
(i)    Each Scheduled Redetermination and each Interim Redetermination shall be effectuated as follows: Upon receipt by the Administrative Agent of (A) the Reserve Report and the certificate required to be delivered by the Borrower to the Administrative Agent, in the case of a Scheduled Redetermination, pursuant to Section 8.12(a) and Section 8.12(c), and, in the case of an Interim Redetermination, pursuant to Section 8.12(b) and Section 8.12(c), and (B) such other reports, data and supplemental information, including, without limitation, the information provided pursuant to Section 8.12(c), as may, from time to time, be reasonably requested by the Majority Lenders (the Reserve Report, such certificate and such other reports, data and supplemental information being the “Engineering Reports”), the Administrative Agent shall evaluate the information contained in the Engineering Reports and shall, in good faith, propose a new Borrowing Base (the “Proposed Borrowing Base”) based upon such information and such other information (including, without limitation, the status of title information with respect to the Oil and Gas Properties as described in the Engineering Reports and the existence of any other Debt, the Credit Parties’ other assets, liabilities, fixed charges, cash flow, business, properties, prospects, management and ownership, hedged and unhedged exposure to price, price and production scenarios, interest rate and operating cost changes) as the Administrative Agent deems appropriate in its sole discretion and consistent with its normal oil and gas lending criteria for revolving lines of credit at the particular time. In no event shall the Proposed Borrowing Base exceed the Aggregate Maximum Credit Amounts;
(ii)    The Administrative Agent shall notify the Borrower and the Lenders of the Proposed Borrowing Base (the “Proposed Borrowing Base Notice”) after the Administrative Agent has received complete Engineering Reports from the Borrower and has had a reasonable opportunity to determine the Proposed Borrowing Base in accordance with Section 2.07(c)(i); and
(iii)    Any Proposed Borrowing Base that would increase the Borrowing Base then in effect must be approved by all of the Lenders (other than any Defaulting Lenders and any Term Lender to the extent of its Excluded Term Loan Exposure, if any) as provided in this Section 2.07(c)(iii); and any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect must be approved or be deemed to have been approved by the Required Lenders as provided in this Section 2.07(c)(iii). Upon receipt of the Proposed Borrowing Base Notice, each Lender shall have fifteen (15) days to agree with the Proposed Borrowing Base or disagree with the Proposed Borrowing Base by proposing an alternate Borrowing Base. If, in the case of any Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be an approval of the Proposed Borrowing Base. If, in the case of any Proposed Borrowing Base that would increase the Borrowing Base then in effect, at the end of such fifteen (15) days, any Lender has not communicated its approval or disapproval in writing to the Administrative Agent, such silence shall be deemed to be a disapproval of the Proposed Borrowing Base. If, at the end of such

15-day period, all of the Lenders (other than any Defaulting Lenders), in the case of a Proposed Borrowing Base that would increase the Borrowing Base then in effect, or the Required Lenders, in the case of a Proposed Borrowing Base that would decrease or maintain the Borrowing Base then in effect, have approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Proposed Borrowing Base shall, subject to Section 12.02(b)(ii), become the new Borrowing Base, effective on the date specified in Section 2.07(d). If, however, at the end of such 15-day period, all of the Lenders (other than any Defaulting Lenders) or the Required Lenders, as applicable, have not approved or, in the case of a decrease or reaffirmation, deemed to have approved, as aforesaid, then the Administrative Agent shall poll the Lenders to ascertain the highest Borrowing Base then acceptable to (x) in the case of a decrease or reaffirmation, a number of Lenders sufficient to constitute the Required Lenders and (y) in the case of an increase, all of the Lenders (other than any Defaulting Lenders), and such amount shall, subject to Section 12.02(b)(ii), become the new Borrowing Base, effective on the date specified in Section 2.07(d). For purposes of any Interim Redetermination described in clause (iii) of the definition thereof, the existing Borrowing Base that is being redetermined shall be deemed to be the Borrowing Base as in effect immediately prior to the commencement of the most recently ended Investment Grade Period.
(d)    Effectiveness of a Redetermined Borrowing Base. After a redetermined Borrowing Base is approved or is deemed to have been approved by all of the Lenders or the Required Lenders, as applicable, pursuant to Section 2.07(c)(iii), the Administrative Agent shall notify the Borrower and the Lenders of the amount of the redetermined Borrowing Base (the “New Borrowing Base Notice”), and such amount shall become the new Borrowing Base, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders:
(i)    in the case of a Scheduled Redetermination, (A) if the Administrative Agent shall have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the applicable Scheduled Redetermination Date (or, in each case, such date promptly thereafter as reasonably practicable) following such notice, or (B) if the Administrative Agent shall not have received the Engineering Reports required to be delivered by the Borrower pursuant to Section 8.12(a) and Section 8.12(c) in a timely and complete manner, then on the Business Day next succeeding delivery of such notice; and
(ii)    in the case of an Interim Redetermination, on the Business Day next succeeding delivery of such notice.
Such amount shall then become the Borrowing Base until the next Scheduled Redetermination Effective Date, the next Interim Redetermination Date or the next adjustment to the Borrowing Base under Section 2.07(e), Section 8.13(c) or Section 9.12(e)(v), whichever occurs first. Notwithstanding the foregoing, no Scheduled Redetermination or Interim Redetermination shall become effective until the New Borrowing Base Notice related thereto is received by the Borrower.
(e)    Automatic Reduction of Borrowing Base – Issuance of Permitted Senior Unsecured Notes. If, at any time during a Borrowing Base Period, any Credit Party issues Permitted Senior Unsecured Notes (or assumes any Permitted Senior Unsecured Notes as a result of the Earthstone Merger) after the Effective Date (other than (x) Permitted Senior Unsecured

Notes that extend, refinance or replace then existing Permitted Senior Unsecured Notes, up to the sum of (i) the principal amount of such then existing Permitted Senior Unsecured Notes that are refinanced or replaced plus (ii) an amount equal to the unpaid accrued interest and premium thereon and fees and expenses incurred in connection with such extension, refinancing or replacement, (y) Permitted Senior Unsecured Notes assumed as a result of the Earthstone Merger (or issued after the Fourth Amendment Effective Date and on or prior to the earlier of the closing of the Earthstone Merger and the Earthstone Merger Outside Date for the express purpose of refinancing Permitted Senior Unsecured Notes that are required to be assumed as a result of the Earthstone Merger) up to an aggregate principal amount equal to the sum of $1.05 billion plus an amount equal to the unpaid accrued interest and premium thereon and fees and expenses incurred in connection with such assumption or refinancing, and (z) in addition to the Permitted Senior Unsecured Notes referred to in the foregoing clause (y), Permitted Senior Unsecured Notes issued after the Fourth Amendment Effective Date and on or prior to the earlier of the closing of the Earthstone Merger and the Earthstone Merger Outside Date up to an aggregate principal amount of $1.00 billion), the Borrowing Base shall automatically be decreased by an amount equal to twenty-five percent (25%) of the aggregate notional amount of such Permitted Senior Unsecured Notes issued (or assumed) at such time. Such decrease in the Borrowing Base shall occur automatically upon the issuance (or assumption) of such Permitted Senior Unsecured Notes on the date of issuance, without any vote of Lenders or action by Administrative Agent. Upon any such reduction in the Borrowing Base, the Administrative Agent shall promptly deliver a New Borrowing Base Notice to the Borrower and the Lenders. In addition, notwithstanding the foregoing, there shall be no automatic reduction of the Borrowing Base in connection with the issuance of certain Permitted Senior Unsecured Notes to the extent provided in that certain Letter Agreement dated as of December 7, 2023, among the Borrower, the Guarantors, the Administrative Agent and the Lenders party thereto.
(f)    Investment Grade Period. If, at any time after the Effective Date, the Borrower commences an Investment Grade Period, then at all times during such Investment Grade Period, there shall be no Borrowing Base and the provisions of Section 2.07(a) through Section 2.07(e) shall not apply during such Investment Grade Period. For the avoidance of doubt, upon the termination of any Investment Grade Period, a Borrowing Base Period shall automatically commence and an Interim Redetermination shall occur in accordance with the procedures set forth in this Section 2.07.
Section 2.08    Letters of Credit.
(a)    General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of dollar denominated Letters of Credit for its own account or for the account of any of its Restricted Subsidiaries, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Availability Period in an amount not to exceed (i) in the aggregate for all Letters of Credit, the LC Commitment, and (ii) for any particular Issuing Bank, such Issuing Bank’s LC Issuance Limit; provided that the Borrower may not request the issuance, amendment, renewal or extension of Letters of Credit hereunder if a Borrowing Base Deficiency exists at such time or would exist as a result thereof (or if the total Revolving Credit Exposures exceed or would, as a result thereof, exceed the Total Revolving Commitments). In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.
    Notwithstanding anything else contained herein to the contrary, an Issuing Bank shall not be under any obligation to issue any Letter of Credit if:
(x)    any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such Issuing Bank from issuing such Letter of Credit, or any law applicable to such Issuing Bank shall prohibit, or require that such Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such Issuing Bank is not otherwise compensated hereunder) not in effect on the Third Amendment Effective Date, or shall impose upon such Issuing Bank any unreimbursed loss, cost or expense that was not applicable on the Effective Date and that such Issuing Bank in good faith deems material to it; or
(y)    the issuance of such Letter of Credit would violate one or more policies of such Issuing Bank applicable to letters of credit generally and such policies are being applied by such Issuing Bank to similarly situated borrowers in similar circumstances under agreements containing provisions similar hereto.
(b)    Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. The Existing Letters of Credit shall be deemed to have been issued hereunder as of the Effective Date. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or facsimile (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (not less than five (5) Business Days in advance of the requested date of issuance, amendment, renewal or extension (or such lesser advance notice as is acceptable to both the Issuing Bank and the Administrative Agent)) a notice:
(i)    requesting the issuance of a Letter of Credit or identifying the Letter of Credit to be amended, renewed or extended;
(ii)    specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day);
(iii)    specifying the date on which such Letter of Credit is to expire (which shall comply with Section 2.08(c));
(iv)    specifying the amount of such Letter of Credit;
(v)    specifying the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit; and
(vi)    specifying the amount of the then effective Available Borrowing Base (during a Borrowing Base Period) and the then effective Aggregate Elected Revolving Commitment Amounts and whether a Borrowing Base Deficiency exists at such time, the current total Revolving Credit Exposures (without regard to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit) and the pro forma total Revolving Credit Exposures (giving effect to the requested Letter of Credit or the requested amendment, renewal or extension of an outstanding Letter of Credit).
Each notice shall constitute a representation and warranty by the Borrower that after giving effect to the requested issuance, amendment, renewal or extension, as applicable, (x) the LC Exposure shall not exceed the LC Commitment and (y) the total Revolving Credit Exposures shall not exceed the Total Revolving Commitments (i.e., the least of (i) the Aggregate Maximum Credit Amounts less the Total Term Loan Exposures, (ii) solely during a Borrowing Base Period, the then effective Available Borrowing Base and (iii) the then effective Aggregate Elected Revolving Commitment Amounts). No letter of credit issued by the Issuing Bank (if the Issuing Bank is not the Administrative Agent) shall be deemed to be a “Letter of Credit” issued under this Agreement unless the Issuing Bank has requested and received written confirmation from the Administrative Agent that the representations by Borrower contained in the foregoing clauses (x) and (y) are true and correct.
If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit; provided that, in the event of any conflict between such application or any Letter of Credit Agreement and the terms of this Agreement, the terms of this Agreement shall control.
(c)    Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) (A) in the case of Letters of Credit issued to the Texas Railroad Commission, the date that is four hundred sixty (460) days after the date of issuance of such Letter of Credit or (B) in the case of all other Letters of Credit, the date that is one year after the date of the issuance of such Letter of Credit (or, with respect to each of the foregoing clauses (A) and (B), in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date. Each Letter of Credit with a one (1) year term and each Letter of Credit issued to the Texas Railroad Commission with a term longer than one (1) year but less than or equal to four hundred sixty (460) days may provide for the renewal thereof for additional one (1) year periods; provided that no such period shall extend beyond the date described in clause (ii) above.
(d)    Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Revolving Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Revolving Lender’s Revolving Commitment Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Revolving Lender’s Revolving Commitment Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.08(e), or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.08(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default, the existence of a Borrowing Base Deficiency or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
(e)    Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 11:00 a.m., Dallas, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Dallas, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 11:00 a.m., Dallas, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Dallas, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that unless the Borrower has notified the Administrative Agent that it intends to reimburse all or part of such LC Disbursement without using Loan proceeds or has submitted a Borrowing Request with respect thereto, the Borrower shall, subject to the conditions to Borrowing set forth herein, be deemed to have requested, and the Borrower does hereby request under such circumstances, that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Revolving Lender’s Revolving Commitment Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Revolving Commitment Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Revolving Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.08(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this Section 2.08(e) to reimburse the Issuing Bank, then to such Revolving Lenders and the Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this Section 2.08(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Loans or a Swingline Loan as contemplated above) shall not constitute a Revolving Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.
(f)    Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.08(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, any Letter of Credit Agreement or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit or any Letter of Credit Agreement, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.08(f), constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Bank, nor any of their Related Parties shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise due care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence, bad faith or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised all requisite due care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(g)    Disbursement Procedures. The Issuing Bank for any Letter of Credit shall, within the time allowed by applicable laws or the specific terms and conditions of the Letter of Credit following its receipt thereof, examine all documents purporting to represent a demand for payment under such Letter of Credit.  Provided the drawing documents are compliant, such Issuing Bank shall promptly after such examination notify the Administrative Agent and the Borrower in writing of such demand for payment if such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
(h)    Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, until the Borrower shall have reimbursed the Issuing Bank for such LC Disbursement (either with its own funds or a Borrowing under Section 2.08(e)), the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans. Interest accrued pursuant to this Section 2.08(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.08(e) to reimburse the Issuing Bank shall be for the account of such Revolving Lender to the extent of such payment.

(i)    Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 3.05(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of the Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
(j)    Cash Collateralization. If (i) any Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Majority Revolving Lenders demanding the deposit of cash collateral pursuant to this Section 2.08(j), or (ii) the Borrower is required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then the Borrower shall deposit, in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders, an amount in cash equal to (A) in the case of an Event of Default, the LC Exposure, and (B) in the case of a payment required by Section 3.04(c), the amount of such excess as provided in Section 3.04(c), as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent or any Restricted Subsidiary described in Section 10.01(h) or Section 10.01(i). The Borrower hereby grants to the Administrative Agent, for the benefit of the Issuing Bank and the Revolving Lenders, an exclusive first priority and continuing perfected security interest in and Lien on such account and all cash, checks, drafts, certificates and instruments, if any, from time to time deposited or held in such account, all deposits or wire transfers made thereto, any and all investments purchased with funds deposited in such account, all interest, dividends, cash, instruments, financial assets and other Property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing, and all proceeds, products, accessions, rents, profits, income and benefits therefrom, and any substitutions and replacements therefor. The Borrower’s obligation to deposit amounts pursuant to this Section 2.08(j) shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Parent or any of its Restricted Subsidiaries may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Revolving Lenders or any other Person for any reason whatsoever. Such deposit shall be held as collateral securing the payment and performance of the Indebtedness. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent (in consultation with the Borrower) and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated, be applied to satisfy other obligations of the Borrower and the Guarantors under this Agreement or the other Loan Documents. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, and the Borrower is not otherwise required to pay to the Administrative Agent the excess attributable to an LC Exposure in connection with any prepayment pursuant to Section 3.04(c), then such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
(k)    Designation of Additional Issuing Banks. From time to time, the Borrower may designate as additional Issuing Banks one or more Revolving Lenders which are reasonably acceptable to the Administrative Agent that agree to serve in such capacity as provided herein. The acceptance by a Revolving Lender of any appointment as an Issuing Bank hereunder shall be evidenced by an agreement (an “Issuing Bank Agreement”), which shall be in a form reasonably satisfactory to the Borrower and the Administrative Agent, shall set forth the LC Issuance Limit of such Revolving Lender and shall be executed by such Revolving Lender, the Borrower and the Administrative Agent and, from and after the effective date of such Issuing Bank Agreement, (i) such Revolving Lender shall have all the rights and obligations of an Issuing Bank under this Agreement and the other Loan Documents, (ii) references herein and in the other Loan Documents to the term “Issuing Bank” shall be deemed to include such Revolving Lender in its capacity as an Issuing Bank, and (iii) such Issuing Bank shall have the LC Issuance Limit set forth in such Issuing Bank Agreement and Annex III shall be deemed to be automatically be amended to reflect such LC Issuance Limit.
(l)    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 12.02.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article X or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank hereunder; third, to cash collateralize the Issuing Banks’ Fronting Exposures with respect to such Defaulting Lender in accordance with Section 2.08(j); fourth, as the

Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a deposit account and released pro rata in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) cash collateralize the Issuing Banks’ future Fronting Exposures with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement, in accordance with Section 2.08(j); sixth, to the payment of any amounts owing to the Lenders or the Issuing Banks as a result of any judgment of a court of competent jurisdiction obtained by any Lender or the Issuing Banks against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or LC Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 6.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and LC Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or LC Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letters of Credit hereunder are held by the Lenders pro rata in accordance with the applicable Commitments without giving effect to Section 2.08(l)(iii). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this Section 2.08(l) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letters of Credit hereunder shall be reallocated among the Non-Defaulting Revolving Lenders in accordance with their respective Revolving Commitment Percentages (calculated without regard to such Defaulting Lender’s Revolving Commitments and Revolving Loans) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Revolving Lender to exceed such Non-Defaulting Revolving Lender’s Revolving Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Revolving Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Revolving Lender as a result of such Non-Defaulting Revolving Lender’s increased exposure following such reallocation.
(iv)    Cash Collateral. If the reallocation described in clause (iii) above cannot, or can only partially, be effected, the Borrower shall, without prejudice to any right or remedy available to it hereunder or under law, cash collateralize the Issuing Banks’ Fronting Exposures in accordance with the procedures set forth in Section 2.08(j).
(v)    Defaulting Lender Cure. If the Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Revolving Lender is no longer a Defaulting Lender,

the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Revolving Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Loans of the other Revolving Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Loans and funded and unfunded participations in Letters of Credit to be held pro rata by the Revolving Lenders in accordance with the Revolving Commitments (without giving effect to Section 2.08(l)(iii), whereupon such Revolving Lender will cease to be a Defaulting Lender); provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Revolving Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Revolving Lender will constitute a waiver or release of any claim of any party hereunder arising from that Revolving Lender’s having been a Defaulting Lender.
(vi)    New Letters of Credit. So long as any Revolving Lender is a Defaulting Lender, no Issuing Bank shall be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.
(vii)    Termination of a Defaulting Lender. The Borrower may terminate the unused amount of the Commitment of any Lender that is a Defaulting Lender upon not less than three (3) Business Days’ prior notice to the Administrative Agent (which shall promptly notify the Lenders thereof), and in such event the provisions of Section 2.08(l)(ii) will apply to all amounts thereafter paid by the Borrower for the account of such Defaulting Lender under this Agreement (whether on account of principal, interest, fees, indemnity or other amounts); provided that (i) no Event of Default shall have occurred and be continuing, and (ii) such termination shall not be deemed to be a waiver or release of any claim the Borrower, the Administrative Agent, any Issuing Bank, or any Lender may have against such Defaulting Lender.
(m)    Rules of Practice. Unless otherwise expressly agreed by the Issuing Banks and the Borrower when a Letter of Credit is issued by it, (i) the rules of the International Standby Practices, ICC Publication No. 590 (as amended, supplemented, restated, and/or republished from time to time, the “ISP”) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 600 (as amended, supplemented, restated, and/or republished from time to time, the “UCP”) shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, the Issuing Banks shall not be responsible to the Borrower for, and the Issuing Banks’ rights and remedies against the Borrower shall not be impaired by, any action or inaction of the Issuing Bank required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the laws or any order of a jurisdiction where the Issuing Banks, the beneficiary, or any advising, transferring, confirming, or nominated bank or person or entity is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade, or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.

(n)    Qualifying Acquired Letters of Credit. On each Acquisition Closing Date, each applicable Qualifying Acquired Letter of Credit shall be deemed to have been issued as a Letter of Credit under this Agreement by the applicable Issuing Bank, and such Issuing Bank shall be deemed, without further action by any party hereto, to have granted to each of the Lenders, and each Lender shall be deemed, without further action by any party hereto, to have acquired from such Issuing Bank, a participation (on the terms specified in this Section 2.08) in such Qualifying Acquired Letter of Credit equal to such Lender’s Revolving Commitment Percentage thereof. Each Lender acknowledges and agrees that its obligation to acquire participations in Qualifying Acquired Letters of Credit pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Aggregate Maximum Credit Amounts, and that each payment by a Lender in respect of such participations shall be made without any offset, abatement, withholding or reduction whatsoever.
Section 2.09    Swingline Loans.
(a)    Swingline Loan Subfacility. Subject to the terms and conditions set forth herein, the Swingline Lender agrees, in reliance upon the agreements of the other Revolving Lenders set forth in this Section 2.09(a) and in Section 2.09(c), to make Loans (each such loan, a “Swingline Loan”), to the Borrower from time to time on any Business Day in an aggregate amount such that the Swingline Exposure shall not exceed at any time outstanding the amount of the Swingline Commitment in effect at such time (including immediately after giving effect to any requested Swingline Loan), notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Commitment Percentage of the outstanding amount of the Revolving Loans and LC Exposure of the Swingline Lender, may exceed the amount of the Swingline Lender’s Commitment at such time; provided, however, that after giving effect to any Swingline Loan, (A) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) shall not exceed the Total Revolving Commitments at such time, and (B) the sum of the aggregate outstanding amount of the Revolving Loans of any Revolving Lender at such time (other than Swingline Loans of the Swingline Lender made in its capacity as the Swingline Lender), plus such Revolving Lender’s Revolving Commitment Percentage of the outstanding amount of LC Exposure at such time, plus such Revolving Lender’s Revolving Commitment Percentage of the outstanding amount of Swingline Exposure at such time, shall not exceed such Revolving Lender’s Revolving Commitment; and provided further that no Swingline Loan may be requested to refinance any outstanding Swingline Loan. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow the Swingline Loans under this Section 2.09(a), prepay them under Section 2.09(c)(i) and reborrow under this Section 2.09(a); provided that in no event shall there be more than one submitted notice of Swingline Loan borrowing or non-automatic prepayment per calendar week (for the avoidance of doubt, the foregoing shall not apply to automatic borrowings and prepayments as set forth in Section 2.09(g) or refinancings pursuant to Section 2.09(c)(ii)).
(b)    Borrowing Procedures. Each Swingline Borrowing shall be made upon the Borrower’s irrevocable notice to the Swingline Lender and the Administrative Agent, which may be given by telephone or electronic communication. Each such notice must be received by the Swingline Lender and the Administrative Agent not later than 2:00 p.m., Houston, Texas time on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $100,000 or any whole multiple of $100,000 in excess thereof (except in the case of Swingline Loans made pursuant to Section 2.09(g)), and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swingline Lender and the Administrative Agent of a written Swingline Loan Notice in substantially the form of Exhibit B-2 and signed by the Borrower. Promptly after receipt by the Swingline Lender of any telephonic Swingline Loan Notice or the respective electronic communication, the Swingline Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swingline Loan Notice and, if not, the Swingline Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swingline Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 3:00 p.m., Houston, Texas time on the date of the proposed Swingline Borrowing (A) directing the Swingline Lender not to make such Swingline Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.09(a), (B) that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, or (C) that any Lender is at such time a Defaulting Lender hereunder (unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Lender to eliminate the Swingline Lender’s risk with respect to such Lender), then subject to the terms and conditions hereof, the Swingline Lender will, not later than 5:00 p.m., Houston, Texas time on the borrowing date specified in such Swingline Loan Notice, make the amount of its Swingline Loan available to the Borrower by crediting the account of the Borrower on the books of the Swingline Lender in immediately available funds.
(c)    Prepayment, Repayment and Refinancing of Swingline Loans.
(i)    Upon notice to the Swingline Lender (with a copy to the Administrative Agent), the Borrower may voluntarily prepay Swingline Loans in whole or in part without premium or penalty; provided that (1) such notice must be received by the Swingline Lender and the Administrative Agent not later than 3:00 p.m. Houston, Texas time on the date of the prepayment, (2) any such prepayment shall be in a minimum principal amount of $200,000 (or, if less, the remaining outstanding principal amount thereof) and (3) such prepayment shall be accompanied by accrued interest on the amount prepaid. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. For the avoidance of doubt, this Section 2.09(c)(i) shall not apply to any automatic prepayment of Swingline Loans made pursuant to Section 2.09(g).
(ii)    The Swingline Lender at any time in its sole and absolute discretion, may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swingline Lender to so request on its behalf), that each Revolving Lender make a Revolving Loan (which shall be an ABR Revolving Loan) in an amount equal to such Revolving Lender’s Revolving Commitment Percentage of the amount of Swingline Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Borrowing Request for purposes hereof) and in accordance with the requirements of Section 2.02 and Section 2.03, without regard to the minimum and multiples specified therein for the principal amount of ABR Revolving Borrowings, but subject to the unutilized portion of the Total Revolving Commitments and the conditions set forth in Section 6.02. The Swingline Lender shall furnish the Borrower with a copy of the applicable borrowing notice promptly after delivering such notice to the Administrative Agent. Each Revolving Lender shall make an amount equal to its Revolving Commitment Percentage of the amount specified in such notice available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s payment office not later than 2:00 p.m. Houston, Texas time on the day specified in such Borrowing Request, whereupon, subject to Section 2.09(c)(iii), each Revolving Lender that so makes funds available shall be deemed to have made an ABR Revolving Loan to the Borrower in such amount. The Administrative Agent shall remit the funds so received to the Swingline Lender.
(iii)    If for any reason any Swingline Loan cannot be refinanced by such a Revolving Loan in accordance with Section 2.09(c)(ii), the request for Revolving Loans submitted by the Swingline Lender as set forth herein shall be deemed to be a request by the Swingline Lender that each of the Revolving Lenders acquire a risk participation in the relevant Swingline Loan. Each Revolving Lender shall acquire such risk participation by making an amount equal to its Revolving Commitment Percentage of the amount of the relevant Swingline Loans available to the Administrative Agent in immediately available funds for the account of the Swingline Lender at the Administrative Agent’s payment office not later than 2:00 p.m. Houston, Texas time on the day specified in the Borrowing Request delivered pursuant to Section 2.09(c)(ii). The Administrative Agent shall remit the funds so received to the Swingline Lender.
(iv)    If any Revolving Lender fails to make available to the Administrative Agent for the account of the Swingline Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.09(c) by the time specified in Section 2.09(c)(ii), the Swingline Lender shall be entitled to recover from such Revolving Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swingline Lender at a rate per annum equal to the greater of the Federal Funds Effective Rate and a rate determined by the Swingline Lender in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Swingline Lender in connection with the foregoing. If such Revolving Lender pays such amount (with interest and fees as aforesaid), the amount so paid shall constitute such Revolving Lender’s Revolving Loan included in the relevant Revolving Borrowing or funded participation in the relevant Swingline Loan, as the case may be. A certificate of the Swingline Lender submitted to any Revolving Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iv) shall be conclusive absent manifest error.
(v)    Each Revolving Lender’s obligation to make Revolving Loans or to purchase and fund risk participations in Swingline Loans pursuant to this Section 2.09(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Revolving Lender may have against the Swingline Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that, notwithstanding the foregoing, no Revolving Lender shall have any obligation to make Revolving Loans or to purchase and fund risk participations in any Swingline Loan pursuant to this Section 2.09(c), if after giving effect to the making of such Swingline Loan, the total Revolving Credit Exposures exceeded the Total

Revolving Commitments at such time as a result thereof. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrower to repay Swingline Loans, together with interest as provided herein.
(d)    Repayment of Participations.
(i)    At any time after any Revolving Lender has purchased and funded a risk participation in a Swingline Loan, if the Swingline Lender receives any payment on account of such Swingline Loan, the Swingline Lender will distribute to such Revolving Lender its Revolving Commitment Percentage thereof in the same funds as those received by the Swingline Lender.
(ii)    If any payment received by the Swingline Lender in respect of principal or interest on any Swingline Loan is required to be refunded by the Swingline Lender under any of the circumstances described in Section 12.05(b) (including pursuant to any settlement entered into by the Swingline Lender in its discretion), each Revolving Lender shall pay to the Swingline Lender its Revolving Commitment Percentage thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned, at a rate per annum equal to the Federal Funds Effective Rate. The Administrative Agent will make such demand upon the request of the Swingline Lender. The obligations of the Revolving Lenders under this clause shall survive the payment in full of the Indebtedness and the termination of this Agreement.
(e)    Interest for Account of Swingline Lender. The Swingline Lender shall be responsible for invoicing the Borrower for interest on the Swingline Loans. Until each Revolving Lender funds its Revolving Loan or risk participation pursuant to this Section 2.09 to refinance such Revolving Lender’s Revolving Commitment Percentage of any Swingline Loan, interest in respect of such Revolving Commitment Percentage shall be solely for the account of the Swingline Lender.
(f)    Payments Directly to Swingline Lender. The Borrower shall make all payments of principal and interest in respect of the Swingline Loans directly to the Swingline Lender.
(g)    Sweep to Loan System. At the option of the Swingline Lender, subject to revocation by the Swingline Lender at any time and from time to time, the Borrower may utilize the Swingline Lender’s “Sweep to Loan” automated system for obtaining Swingline Loans and making periodic repayments. At any time during which the “Sweep to Loan” system is in effect, Swingline Loans shall be advanced to fund borrowing needs pursuant to the terms of the Sweep Agreement; provided that (A) after giving effect to any Swingline Loan, (1) the aggregate amount of Swingline Exposure shall not exceed the amount of the Swingline Commitment (notwithstanding the fact that such Swingline Loans, when aggregated with the Revolving Commitment Percentage of the outstanding amount of the Revolving Loans and LC Exposure of the Swingline Lender, may exceed the amount of the Swingline Lender’s Commitment at such time), (2) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) shall not exceed the Total Revolving Commitments at such time and (3) the sum of the aggregate outstanding amount of the Revolving Loans of any Revolving Lender at such time (other than Swingline Loans of the Swingline Lender made in its capacity as the Swingline

Lender), plus such Revolving Lender’s Revolving Commitment Percentage of the outstanding amount of LC Exposure at such time, plus such Revolving Lender’s Revolving Commitment Percentage of the outstanding amount of Swingline Exposure at such time, shall not exceed such Revolving Lender’s Revolving Commitment at such time; and (B) if the Swingline Lender receives any notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Lender) or the Borrower (1) directing the Swingline Lender not to make any new Swingline Loan as a result of the limitations set forth in the preceding clause (A), (2) that one or more of the applicable conditions specified in Section 6.02 is not then satisfied, or (3) any Revolving Lender is at such time a Defaulting Lender hereunder (unless the Swingline Lender has entered into satisfactory arrangements with the Borrower or such Revolving Lender to eliminate the Swingline Lender’s risk with respect to such Revolving Lender), then the Swingline Lender will not make any new Swingline Loans pursuant to the “Sweep to Loan” system until such time as the Swingline Lender shall have subsequently received notice (by telephone or in writing) from the Administrative Agent rescinding any such prior notice. Each time a Swingline Loan is made using the “Sweep to Loan” system, the Borrower shall be deemed to have represented and warranted to the Swingline Lender, the Administrative Agent and the Revolving Lenders that (x) the conditions set forth in Section 6.02 have been satisfied and (y) after giving effect to such Swingline Loan, (1) the total Revolving Credit Exposures (including, for the avoidance of doubt, the Swingline Loans) do not exceed the Total Revolving Commitments at such time and (2) the aggregate Swingline Exposure does not exceed the Swingline Commitment in effect at such time. Principal and interest on such Swingline Loans requested, or deemed requested, pursuant to this Section 2.09(g) shall be paid pursuant to the terms and conditions of the Sweep Agreement without any deduction, setoff or counterclaim whatsoever. Unless sooner paid pursuant to the provisions hereof or the provisions of the Sweep Agreement, the principal amount of each Swingline Loan shall be paid in full, together with accrued interest thereon, on the earlier to occur of (x) the date that is ninety (90) days after the date such Swingline Loan is made and (y) the Termination Date. The Swingline Lender may suspend or revoke the Borrower’s privilege to use the “Sweep to Loan” system at any time and from time to time for any reason or for not reason, and immediately upon any such revocation, the “Sweep to Loan” system shall no longer be available to the Borrower for the funding of such Swingline Loans hereunder (or otherwise), and the regular procedures set forth elsewhere in this Section 2.09 for the making of Swingline Loans shall be deemed immediately to apply. At any time during which the “Sweep to Loan” system is in effect, not later than 9:00 a.m. Houston, Texas time on each Business Day, the Swingline Lender shall notify the Administrative Agent and the Borrower (which may be via email) of the total outstanding principal amount of all Swingline Loans and all repayments thereof as of the close of business on the prior Business Day (and no Swingline Loans shall be made pursuant to the “Sweep to Loan” system to the extent the Swingline Lender has ceased providing such notices).
(h)    Replacement or Appointment of the Swingline Lender. It is understood and agreed that as of the Sixth Amendment Effective Date, there is no Swingline Lender and, until such time as an initial Swingline Lender is appointed pursuant to this Section 2.09(h), Swingline Loans may not be borrowed. An initial Swingline Lender may be designated and appointed hereunder by written agreement by the Borrower, the Administrative Agent and such Swingline Lender. The Swingline Lender may be replaced at any time (or, after any resignation of the Swingline Lender under Section 2.09(i), appointed) by written agreement among the Borrower, the Administrative Agent, the successor (or appointee) Swingline Lender and, in the case of replacement, the replaced Swingline Lender. The Administrative Agent shall notify the Lenders of any such replacement or appointment of a Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 3.02. From and after the effective date of any replacement (or appointment) of a Swingline Lender, (i) the successor (or appointed) Swingline Lender shall have all the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (ii) references herein to the term “Swingline Lender” shall be deemed to refer to such successor (or appointee) or to any previous Swingline Lender, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall be discharged from its duties and obligations in such capacity hereunder, but shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement (including Section 12.03) with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
(i)    Resignation of the Swingline Lender. The Swingline Lender may resign as a Swingline Lender at any time, in its sole discretion, upon thirty (30) days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders (regardless of whether or not any replacement Swingline Lender shall have been appointed pursuant to Section 2.09(h) at such time). At the time any such resignation shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the resigning Swingline Lender pursuant to Section 3.02. After the resignation of the Swingline Lender hereunder, the resigning Swingline Lender shall be discharged from its duties and obligations in such capacity hereunder, but shall remain a party hereto and shall continue to have all the rights and obligations of the Swingline Lender under this Agreement (including Section 12.03) with respect to Swingline Loans made by it prior to its resignation, but shall not be required to make additional Swingline Loans.
Section 2.10    Term Loan Facility.
(a)    Term Commitments. The Borrower may at any time or from time to time after the Third Amendment Effective Date, by written notice to the Administrative Agent and any one or more Lenders (a “Term Loan Request”), request the establishment of one or more new commitments to make Term Loans which may be in the same Term Loan Facility as any outstanding Term Loans of an existing Class of Term Loans (a “Term Loan Increase”) or a new Class of Term Loans (collectively with any Term Loan Increase, the “Term Commitments”); provided that on the Term Loan Facility Closing Date for such Term Commitments, after giving effect to the effectiveness of the Term Loan Facility Closing Date and the funding of any Term Loans under any such new Term Commitments, the Total Term Loan Exposures shall not exceed the lesser of the following: (i) the Borrowing Base then in effect minus the Aggregate Elected Revolving Commitment Amounts then in effect, and (ii) an amount equal to thirty-three and one-third percent (33-1/3%) of the sum of (A) the Aggregate Elected Revolving Commitment Amounts then in effect plus (B) the Total Term Loan Exposures (after giving effect to the making of any Terms Loans on such Term Loan Facility Closing Date) then outstanding.
(b)    Term Loans. Any Term Commitments effected through the establishment of one or more new Term Loans made on a Term Loan Facility Closing Date shall be designated for all purposes of this Agreement as either (x) a new Class of Term Commitments or (y) an increase to an existing Class of Term Loans. On any Term Loan Facility Closing Date on which any Term Commitments of any Class are effected (including through any Term Loan Increase), subject to the satisfaction of the terms and conditions in this Section 2.10, (i) each Term Lender of such Class shall make a Term Loan to the Borrower in an amount equal to its Term Commitment of such Class and (ii) each Term Lender of such Class shall become a Lender hereunder with respect to the Term Commitment of such Class and the Term Loans of such Class made pursuant thereto. Notwithstanding the foregoing, any Term Loans may be treated as part of the same Class as any other Term Loans if such Term Loans are fungible for United States federal income tax purposes with such other Term Loans.
(c)    Term Loan Request. Each Term Loan Request from the Borrower pursuant to this Section 2.10 shall set forth the requested amount and proposed terms of the relevant Term Loans. Any Lender who receives a Term Loan Request that has not communicated its desire to provide any such new Term Commitments in writing to the Administrative Agent and the Borrower within ten (10) Business Days following receipt of such Term Loan Request shall be deemed to have declined to participate in providing Term Commitments in respect of such Term Loan Request. It is understood that final allocations of the Term Commitments in respect of each Term Loan Request shall be made at the Borrower’s election in consultation with the Administrative Agent. Term Loans may be made only by one or more Lenders that are already Lenders hereunder at the time such Term Loan Request is made (but no existing Lender will have an obligation to make any Term Commitment) or by any other bank or other financial institution (any such other bank or other financial institution being called an “Additional Term Lender”); provided that (i) the Administrative Agent shall have consented (not to be unreasonably withheld or delayed) to the identity of the Lender or Additional Term Lender that is making such Term Loans or providing such Term Commitments to the extent such consent, if any, would be required under Section 12.04 for an assignment of Loans to such Lender or Additional Term Lender, (ii) any Additional Term Lender at the time such Term Loans are made or such Term Commitments are provided shall be a commercial bank that is then actively engaged in oil and gas reserve-based lending governed by a borrowing base, as a revolving lender, in the ordinary course of its business, and the applicable Term Loan Amendment shall contain a representation by such Additional Term Lender confirming the foregoing as set forth in this clause (ii), and (iii) no Additional Term Lender shall be the Borrower, an Affiliate of Borrower or a natural person.
(d)    Effectiveness of Term Loan Amendment. The effectiveness of any Term Loan Amendment, and the Term Commitments and funding of Term Loans thereunder, shall be subject to the satisfaction on the date thereof (the “Term Loan Facility Closing Date”) of each of the following conditions:
(i)    no Default or Event of Default shall have occurred and be continuing or would exist after giving effect to such Term Commitments and the funding of Term Loans thereunder;
(ii)    after giving effect to such Term Commitments, and as a condition to funding the Term Loans thereunder, the conditions of Section 6.02 shall be satisfied (it being understood that all references to “such date” or similar language in such Section 6.02 shall be deemed to refer to the effective date of such Term Loan Amendment);

(iii)    on a pro forma basis after giving effect to the making of such Term Loans and the use of proceeds thereof, (A) the Total Net Secured Leverage Ratio shall not exceed 2.00 to 1.00, (B) Availability is not less than twenty percent (20%) of the Total Revolving Commitments and (C) there shall be no Permitted Pari Term Loan Debt outstanding;
(iv)    the aggregate Term Commitments with respect to such Class of Term Loans shall be in an aggregate principal amount that is not less than $25,000,000 unless the Administrative Agent otherwise consents;
(v)    to the extent reasonably requested by the Administrative Agent, the Administrative Agent shall have received (A) customary legal opinions addressed to the Administrative Agent and the Lenders, board resolutions and officers’ certificates and (B) reaffirmation agreements and/or such amendments to the Security Instruments (including modifications to any mortgages), as may be reasonably requested by the Administrative Agent in order to ensure that the enforceability of the Security Instruments and the perfection and priority of the Liens thereunder are preserved and maintained; and
(vi)    (A) the Term Loan Amendment shall be in form and substance acceptable to the Administrative Agent, contain each of the required terms set forth in Section 2.10(e) and shall otherwise comply with this Section 2.10, and shall contain a representation by each Term Lender providing such Term Commitments that such Term Lender has no present intention to assign or sell participations in its Term Loans, (B) the execution of the Term Loan Amendment by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent, and (C) such other conditions as the Borrower and each Term Lender providing such Term Commitments shall agree.
(e)    Required Terms. The terms, provisions and documentation of the Term Loans and Term Commitments of any Class shall be as agreed between the Borrower and the applicable Term Lenders providing such Term Commitments. In any event:
(i)    the Term Loans:
(A)    shall rank pari passu in right of payment and of security with the Revolving Loans and any other Term Loans;
(B)    shall not mature earlier than the Revolving Maturity Date at the time of incurrence of such Term Loans and no scheduled principal or amortization payments shall be required in respect of such Term Loans except to the extent such payments would not cause the Weighted Average Life to Maturity of such Term Loans at any time to be shorter than fifty percent (50%) of the number of years remaining until the Revolving Maturity Date in effect; provided that, at no time shall there be Term Loans hereunder which have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;
(C)    shall have an applicable rate, fees, premiums and, subject to Section 2.10(e)(i)(B) and Section 2.10(e)(i)(F), amortization determined by the Borrower and the applicable Term Lenders;

(D)    except as provided in Section 2.10(e)(i)(C) above, shall have mandatory prepayments, representations and warranties, covenants and events of default that are the same as, or no more restrictive on the Credit Parties (as determined by the Administrative Agent in its reasonable discretion) than, those set forth in this Agreement prior to the applicable Term Loan Facility Closing Date unless any more restrictive mandatory prepayments, representations and warranties, covenants and events of default are incorporated into this Agreement on the applicable Term Loan Facility Closing Date;
(E)    may participate on a pro rata basis or less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments of Term Loans hereunder, as specified in the applicable Term Loan Amendment; and
(F)    shall provide that any mandatory prepayments or amortization payments in respect of such Term Loans shall only be required if each of the Specified Conditions is satisfied on a pro forma basis after giving effect to such payments.
(f)    Term Loan Amendment.
(i)    Term Commitments shall become Commitments under this Agreement pursuant to an amendment (a “Term Loan Amendment”) to this Agreement in compliance with this Section 2.10 and executed by the Borrower, each Term Lender providing such Term Commitments and the Administrative Agent. Any corresponding amendments to the other Loan Documents necessary or appropriate in connection with and in compliance with this Section 2.10 shall be effective once executed by the Borrower and the Administrative Agent (without the consent of any Lender). The Term Loan Amendment may, without the consent of any other Lender, effect such amendments to this Agreement as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower, to effect the provisions of this Section 2.10 (including introducing additional or tightening existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders). The Borrower will use the proceeds of the Term Loans for any purpose not prohibited by this Agreement. No Lender shall be obligated to provide any Term Loans unless it so agrees.
(ii)    The Lenders hereby irrevocably authorize Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Credit Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments made or established pursuant to this Section 2.10 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case, on terms consistent with this Section 2.10, including any amendments that are not adverse to the interests of any Lender that are made to effectuate changes necessary to enable any Term Loans to be fungible for United States federal income tax purposes with another Class of Term Loans, which shall include any amendments that do not reduce the ratable amortization received by each Lender thereunder.

(iii)    Upon the effectiveness of such Term Loan Amendment, this Agreement may be amended by the Administrative Agent (without the consent of any other party hereto) by adding a new Annex hereto or amending an existing Annex hereto to reflect the Term Commitment of each Term Lender party thereto.
(g)    This Section 2.10 shall supersede any provisions in Section 4.01 or Section 12.02 to the contrary.
Section 2.11    Extension of Term Loans.
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, a “Term Loan Extension Offer”) made from time to time by the Borrower to all Lenders of a Class of Term Loans with the same Maturity Date on a pro rata basis (based on the aggregate outstanding principal amount of the respective Term Loans of such Class with the same Maturity Date) and on the same terms to each such Term Lender, the Borrower may from time to time, with the consent of any Term Lender that shall have accepted such Term Loan Extension Offer, extend the Maturity Date of the Term Loans of each such Term Lender and otherwise modify the terms of such Term Loans pursuant to the terms of the relevant Term Loan Extension Offer (including, without limitation, by increasing the interest rate, premiums or fees payable in respect of such Term Loans and/or modifying the amortization schedule in respect of such Term Loans) (each, a “Term Loan Extension” and any Term Loans extended thereby, a “Term Loan Extension Series”), so long as the following terms are satisfied:
(i)    no Default or Event of Default shall exist at the time the notice in respect of a Term Loan Extension Offer is delivered to the Term Lenders, and no Default or Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Extended Term Loans;
(ii)    except as to interest rates, fees, amortization, final maturity date, premium, required prepayment dates and participation in prepayments (which shall, subject to Section 2.11(a)(iii), Section 2.11(a)(iv) and Section 2.11(a)(v), be determined by the Borrower and set forth in the relevant Term Loan Extension Offer), the Term Loans of any Term Lender that agrees to a Term Loan Extension with respect to such Term Loans (each, an “Extending Term Lender”) extended pursuant to any Term Loan Extension (“Extended Term Loans”) shall have the same terms as the Class of Term Loans subject to such Term Loan Extension Offer;
(iii)    the final maturity date of any Extended Term Loans shall be no earlier than the Revolving Maturity Date at such time and at no time shall the Term Loans (including Extended Term Loans) have more than three different maturity dates unless the Administrative Agent otherwise consents to more than three different maturity dates;
(iv)    the terms for such Extended Term Loans shall provide that any mandatory prepayments or amortization payments in respect of such Extended Term Loans shall only be required if each of the Specified Conditions is satisfied on a pro forma basis after giving effect to such payments;

(v)    any Extended Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder, as specified in the applicable Term Loan Extension Offer;
(vi)    if the aggregate principal amount of Term Loans (calculated on the face amount thereof) in respect of which Term Lenders shall have accepted the relevant Term Loan Extension Offer shall exceed the maximum aggregate principal amount of Term Loans (calculated on the face amount thereof) offered to be extended by the Borrower pursuant to such Term Loan Extension Offer, then the Term Loans of such Term Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Term Lenders have accepted such Term Loan Extension Offer;
(vii)    any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrower; and
(viii)    all documentation in respect of such Term Loan Extension shall be consistent with the foregoing and acceptable to the Administrative Agent.
(b)    With respect to all Term Loan Extensions consummated by the Borrower pursuant to this Section 2.11, (i) such Term Loan Extensions shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 3.04 and (ii) no Term Loan Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Term Loan Extension that a minimum amount of Term Loans of any or all applicable Classes be extended. The Administrative Agent and the Lenders hereby consent to the Term Loan Extensions and the other transactions contemplated by this Section 2.11 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Term Loan Extension Offer) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Section 4.01 or any other pro rata payment section, but excluding, for the avoidance of doubt, any of the provisions of this Section 2.11) or any other Loan Document that may otherwise prohibit or restrict any such Term Loan Extension or any other transaction contemplated by this Section 2.11.
(c)    Each of the parties hereto hereby (i) agrees that this Agreement and the other Loan Documents may be amended to give effect to each Term Loan Extension (an “Extension Amendment”), without the consent of any Lenders other than Extending Term Lenders, to the extent (but only to the extent) necessary to (A) reflect the existence and terms of the Extended Term Loans incurred pursuant thereto, (B) modify any scheduled repayments set forth in Section 3.01 with respect to any Class of Term Loans subject to a Term Loan Extension to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans amended pursuant to the applicable Term Loan Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans as may be required pursuant to Section 3.01), (C) modify the prepayments set forth in Section 3.04 to reflect the existence of the Extended Term Loans and the application of prepayments with respect thereto and (D) effect such other amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of

Administrative Agent and Borrower, to effect the provisions of this Section 2.11 (it being agreed and understood that any such amendment may introduce additional or tighten existing mandatory prepayments, representations and warranties, covenants or events of default for the benefit of all Lenders), and Lenders hereby expressly and irrevocably, for the benefit of all parties hereto, authorize the Administrative Agent to enter into any such Extension Amendment and (ii) consent to the transactions contemplated by this Section 2.11 (including, for the avoidance of doubt, payment of interest, fees or premiums in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Amendment). Without limiting the foregoing, in connection with any Term Loan Extension, the respective Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any mortgage that has a maturity date prior to the then Latest Maturity Date at such time so that such maturity date is extended to the Latest Maturity Date at such time after giving effect to such Term Loan Extension (or such later date as may be advised by local counsel to the Administrative Agent).
(d)    In connection with any Term Loan Extension, the Borrower shall provide the Administrative Agent at least ten (10) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case, acting reasonably to accomplish the purposes of this Section 2.11.
(e)    This Section 2.11 shall supersede any provisions in Section 4.01 or Section 12.02 to the contrary.
ARTICLE III
PAYMENTS OF PRINCIPAL AND INTEREST; PREPAYMENTS; FEES
Section 3.01    Repayment of Loans. The Borrower hereby unconditionally promises to pay in full to the Administrative Agent, for the account of each Lender, the then unpaid principal amount of such Lender’s Loans, together with all accrued interest thereon, on the Applicable Maturity Date.
Section 3.02    Interest.
(a)    ABR Loans. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(b)    Term Benchmark Loans; RFR Loans. The Loans comprising each Term Benchmark Borrowing shall bear interest at the Adjusted Term SOFR for the Interest Period in effect for such Borrowing plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate. Each RFR Loan (if applicable) shall bear interest at a rate per annum equal to Adjusted Daily Simple SOFR plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate.
(c)    Post-Default Rate. Notwithstanding the foregoing, (i) if any principal of or interest on any Loan or any fee or other amount payable by the Borrower or any Guarantor hereunder or under any other Loan Document is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin but in no event to exceed the Highest Lawful Rate) and shall be payable on demand by the Administrative Agent, (ii) if any Event of Default of the type described in Section 10.01(h), Section 10.01(i) or Section 10.01(j) occurs and is continuing (and only for so long as it continues), then all outstanding principal, fees and other obligations under any Loan Document shall automatically bear interest at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin but in no event to exceed the Highest Lawful Rate) and shall be payable on demand by the Administrative Agent and (iii) if any Event of Default occurs and is continuing (and only for so long as it continues) (other than an Event of Default described in Section 10.01(a), Section 10.01(b), Section 10.01(h), Section 10.01(i) or Section 10.01(j)), then at the election of the Majority Lenders (or the Administrative Agent at the direction of Majority Lenders) and after written notice to the Borrower, all outstanding principal, fees and other obligations under any Loan Document shall bear interest at a rate per annum equal to two percent (2%) plus the rate applicable to ABR Loans as provided in Section 3.02(a) (including the Applicable Margin but in no event to exceed the Highest Lawful Rate) and shall be payable on demand by the Administrative Agent.
(d)    Interest Payment Dates. Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan, on the Applicable Maturity Date and, in the case of the Revolving Loans, on the Termination Date; provided that (i) interest accrued pursuant to Section 3.02(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than an optional prepayment of an ABR Loan prior to the Applicable Maturity Date or, in the case of the Revolving Loans, the Termination Date), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, and (iii) in the event of any conversion of any Term Benchmark Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    Interest Rate Computations. Interest computed by reference to the Term SOFR or Daily Simple SOFR hereunder shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year). Interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year). In each case, interest shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest hereunder on any Loan shall be computed on a daily basis based upon the outstanding principal amount of such Loan as of the applicable date of determination. The applicable Alternate Base Rate, Adjusted Term SOFR or Adjusted Daily Simple SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error, and be binding upon the parties hereto.
Section 3.03    Alternate Rate of Interest.
(a)    Inability to Determine Rates. Subject to clause (b), clause (c), clause (d), clause (e) and clause (f) of this Section 3.03, if:

(i)    the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR or the Term SOFR (including, without limitation, because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period or (B) at any time, that adequate and reasonable means do not exist for ascertaining the applicable Adjusted Daily Simple SOFR or Daily Simple SOFR for an RFR Loan; or
(ii)    the Administrative Agent is advised by the Majority Lenders that (A) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Term Benchmark Loans included in such Borrowing for such Interest Period or (B) at any time, Adjusted Daily Simple SOFR will not adequately and fairly reflect the cost to such Lenders of making or maintaining their RFR Loans included in such Borrowing;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or fax as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Borrowing Request that requests a Term Benchmark Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above or (2) an ABR Borrowing if Adjusted Daily Simple SOFR is also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above and (B) any Interest Election Request that requests the conversion of any Borrowing to, or the continuation of any Borrowing as, an RFR Borrowing and any Borrowing Request that requests an RFR Borrowing shall instead be deemed to be an Interest Election Request or a Borrowing Request, as applicable, for an ABR Borrowing.
Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice from the Administrative Agent referred to in this Section 3.03(a) with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Interest Election Request in accordance with the terms of Section 2.04 or a new Borrowing Request in accordance with the terms of Section 2.03, (A) any impacted Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above or (2) an ABR Loan if Adjusted Daily Simple SOFR is also the subject of Section 3.03(a)(i) or Section 3.03(a)(ii) above, on such day and (B) any impacted RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.

(b)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (i) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (ii) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (Dallas, Texas time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders.
(c)    Benchmark Replacement Conforming Changes. Notwithstanding anything to the contrary herein or in any other Loan Document, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective as and when provided in the related notice from the Administrative Agent described in clause (d) below without any further action or consent of any other party to this Agreement or any other Loan Document.
(d)    Notices, Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (e) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.
(e)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(f)    Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Term Benchmark Borrowing or RFR Borrowing of, conversion to or continuation of Term Benchmark Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any request for a Term Benchmark Borrowing into a request for a Borrowing of or conversion to (i) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (ii) an ABR Borrowing if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. Furthermore, if any Term Benchmark Loan or RFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a Relevant Rate applicable to such Term Benchmark Loan or RFR Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 3.03, (A) any Term Benchmark Loan shall on the last day of the Interest Period applicable to such Loan (or the next succeeding Business Day if such day is not a Business Day), be converted by the Administrative Agent to, and shall constitute, (1) an RFR Borrowing so long as Adjusted Daily Simple SOFR is not the subject of a Benchmark Transition Event or (2) an ABR Loan if Adjusted Daily Simple SOFR is the subject of a Benchmark Transition Event, on such day and (B) any RFR Loan shall on and from such day be converted by the Administrative Agent to, and shall constitute, an ABR Loan.
Section 3.04    Prepayments.
(a)    Optional Prepayments. The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to prior notice in accordance with Section 3.04(b) and subject to Section 3.04(e).
(b)    Notice and Terms of Optional Prepayment. The Borrower shall notify the Administrative Agent by telephone (confirmed by facsimile) of any prepayment hereunder (i) in the case of prepayment of (A) a Term Benchmark Borrowing, not later than 11:00 a.m., Dallas, Texas time, three (3) Business Days before the date of prepayment or (B) an RFR Borrowing, not later than 11:00 a.m., Dallas, Texas time, five (5) Business Days before the date of prepayment, or (ii) in the case of prepayment of an ABR Borrowing, not later than 10:00 a.m., Dallas, Texas time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a conditional notice of prepayment is given as contemplated by Section 2.06(b), then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06(b). Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. The Borrower may repay Revolving Loans without having to ratably repay Term Loans and, subject to Section 3.04(e), may repay Term Loans without having to ratably repay Revolving Loans; provided that any repayments of Revolving Loans must be repaid ratably among Revolving Lenders and any voluntary repayments of Term Loans must be repaid ratably among the Term Lenders. Prepayments shall be accompanied by accrued interest to the extent required by Section 3.02. For the avoidance of doubt, this Section 3.04(b) shall not apply to any prepayment of Swingline Loans, which shall be governed by Section 2.09(c)(i).
(c)    Mandatory Prepayments.
(i)    If, after giving effect to any termination or reduction of the Aggregate Maximum Credit Amounts or the Aggregate Elected Revolving Commitment Amount pursuant to Section 2.06, the total Revolving Credit Exposures exceeds the Total Revolving Commitments, then the Borrower shall (A) prepay the Revolving Borrowings on the date of such termination or reduction in an aggregate principal amount equal to such excess, and (B) if any excess remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount equal to such excess to be held as cash collateral as provided in Section 2.08(j).
(ii)    During a Borrowing Base Period, upon any redetermination of or adjustment to the amount of the Borrowing Base in accordance with Section 2.07 (other than Section 2.07(e)) or Section 8.13(c), if there exists a Borrowing Base Deficiency, then the Borrower shall within twenty (20) days following receipt of the New Borrowing Base Notice in accordance with Section 2.07(d) or the date the adjustment occurs (or such longer period, not to exceed thirty (30) days, acceptable to the Administrative Agent), provide written notice (the “Election Notice”) to the Administrative Agent stating the action which the Borrower proposes to take to eliminate such Borrowing Base Deficiency, and the Borrower shall thereafter, at its option, either:
(A)    within ten (10) days following its delivery of the Election Notice (or such longer period, not to exceed one hundred eighty (180) days, acceptable to the Administrative Agent), by instruments reasonably satisfactory in form and substance to the Administrative Agent, provide the Administrative Agent with additional security consisting of Oil and Gas Properties with value and quality satisfactory to the Administrative Agent and the Required Lenders in their sole discretion to eliminate such Borrowing Base Deficiency,
(B)    within ten (10) days following its delivery of the Election Notice, (1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)); (2) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election (subject to Section 3.04(e)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j); or (y) prepay the Revolving Borrowings (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; or (3) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding and the Total Net Secured Leverage Ratio would not exceed 2.00 to 1.00 after giving effect to such prepayment, then, at the Borrower’s election: (x) prepay Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, (y) if any Borrowing Base Deficiency remains after prepaying such Term Borrowings, prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Term Borrowings and Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j),
(C)    elect to prepay (and thereafter pay), in accordance with the immediately following sentence, without premium or penalty, the principal amount of Loans necessary to eliminate such Borrowing Base Deficiency in not more than six (6) equal monthly installments plus accrued interest thereon with the first such monthly payment being due within ten (10) days following its delivery of the Election Notice. The Borrower shall (1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)) in six consecutive equal monthly installments; (2) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election (subject to Section 3.04(e)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (II) if any Borrowing Base Deficiency remains after prepaying such Revolving Borrowings, prepay Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (III) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in

Section 2.08(j), in six consecutive equal monthly installments (and for the avoidance of doubt, in the case of this clause (x), each such installment shall first be applied solely to the prepayment of outstanding Revolving Borrowings and/or Term Borrowings until the prepayment in full of all such Revolving Borrowings and/or Term Borrowings, and, thereafter, each subsequent installment shall be applied to cash collateralize any LC Exposure); or (y) prepay the Revolving Borrowings (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency, in six consecutive equal monthly installments (and for the avoidance of doubt, in the case of this clause (y), each such installment shall be applied to the prepayment of Revolving Borrowings (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time); or (3) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding and the Total Net Secured Leverage Ratio would not exceed 2.00 to 1.00 after giving effect to such prepayment, then, at the Borrower’s election: (x) prepay Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, (y) if any Borrowing Base Deficiency remains after prepaying such Term Borrowings, prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Term Borrowings and Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j), in six consecutive equal monthly installments (and for the avoidance of doubt, each such installment shall first be applied solely to the prepayment of outstanding Revolving Borrowings and/or Term Borrowings until the prepayment in full of all such Revolving Borrowings and/or Term Borrowings, and, thereafter, each subsequent installment shall be applied to cash collateralize any LC Exposure), or
(D)    by any combination of prepayment and additional security as provided in the preceding clause (A), clause (B) or clause (C), eliminate such Borrowing Base Deficiency; provided that all payments required to be made pursuant to this Section 3.04(c)(ii) must be made on or prior to the Termination Date.
(iii)    During a Borrowing Base Period, upon any reduction of the Borrowing Base pursuant to Section 2.07(e) in connection with issuance of Permitted Senior Unsecured Notes or pursuant to Section 9.12(e)(v), then if there exists a Borrowing Base Deficiency, the Borrower shall: (A) if no Term Loans are then outstanding, (1) prepay the Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, and (2) and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j); (B) if there are any Term Loans and any

Revolving Loans and/or LC Exposure then outstanding, then, at the Borrower’s election (subject to Section 3.04(e)), either: (1) (x) prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, (y) and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings, prepay the Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j); or (2) prepay the Revolving Borrowings (and to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j)) and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such Borrowing Base Deficiency; or (C) if there are any Term Loans and any Revolving Loans and/or LC Exposure then outstanding and the Total Net Secured Leverage Ratio would not exceed 2.00 to 1.00 after giving effect to such prepayment, then, at the Borrower’s election, (x) prepay Term Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency, (y) if any Borrowing Base Deficiency remains after prepaying such Term Borrowings, prepay Revolving Borrowings in an aggregate principal amount equal to such Borrowing Base Deficiency and (z) to the extent that any Borrowing Base Deficiency remains after prepaying all of the Revolving Borrowings and Term Borrowings as a result of an LC Exposure, pay to the Administrative Agent on behalf of the Lenders an amount necessary to eliminate such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.08(j). The Borrower shall be obligated to make such prepayment and/or deposit of cash collateral on the date of the issuance or incurrence of such Permitted Senior Unsecured Notes or, with respect to any Transfer or Swap Monetization pursuant to Section 9.12(e)(v), on the date when it receives proceeds from such Transfer or Swap Monetization; provided that all payments required to be made pursuant to this Section 3.04(c)(iii) must be made on or prior to the Termination Date.
(iv)    During a Borrowing Base Period, if, as of the last Business Day of any month, commencing with the Effective Date, the Credit Parties have Excess Cash and any outstanding Loans, in each case, as of the end of such Business Day, the Borrower shall prepay Borrowings on the immediately following Business Day, which prepayment shall be in an amount equal to the amount of such Excess Cash (or, if less, the outstanding amount of Loans at such time) as of the end of such immediately preceding Business Day as follows: (1) if no Term Loans are then outstanding, prepay the Revolving Borrowings in an aggregate principal amount equal to the required prepayment amount; or (2) if there are any Term Loans and any Revolving Loans then outstanding, then, at the Borrower’s election (subject to Section 3.04(e)), either: (x) (I) prepay Revolving Borrowings in an aggregate principal amount equal to the required prepayment amount and (II) if any required prepayment remains after repaying all Revolving Borrowings, prepay Term Borrowings in an aggregate principal amount equal to such remaining required prepayment amount; or (y) prepay the Revolving Borrowings and the Term Borrowings, on a pro rata basis, in proportion to the total Revolving Credit Exposures and the Total Term Loan Exposures outstanding at such time, in an aggregate amount equal to such required prepayment amount;

provided that all payments required to be made pursuant to this Section 3.04(c)(iv) must be made on or prior to the Termination Date.
(v)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied (A) first, ratably to any ABR Borrowings then outstanding, (B) second, to any RFR Borrowings then outstanding, and if more than one RFR Borrowing is then outstanding, to each such RFR Borrowing in order of priority beginning with the RFR Borrowing with the least number of days remaining prior to the Interest Payment Date applicable thereto and ending with the RFR Borrowing with the most number of days remaining prior to the Interest Payment Date applicable thereto, and (C) third, to any Term Benchmark Borrowings then outstanding, and if more than one Term Benchmark Borrowing is then outstanding, to each such Term Benchmark Borrowing in order of priority beginning with the Term Benchmark Borrowing with the least number of days remaining in the Interest Period applicable thereto and ending with the Term Benchmark Borrowing with the most number of days remaining in the Interest Period applicable thereto; provided that, in the case of a prepayment of Revolving Loans, such prepayment shall be applied first ratably to any Swingline Loans then outstanding.
(vi)    Each prepayment of Borrowings pursuant to this Section 3.04(c) shall be applied ratably to the Loans included in the prepaid Borrowings. Prepayments pursuant to this Section 3.04(c) shall be accompanied by accrued interest to the extent required by Section 3.02.
(d)    No Premium or Penalty. All prepayments permitted or required under this Section 3.04 or otherwise under the Loan Documents shall be without premium or penalty, except as required under Section 5.02.
(e)    Specified Conditions. Notwithstanding anything to the contrary contained in this Section 3.04, the Borrower may not prepay any Term Loans under this Section 3.04 unless (i) after giving effect to such payment, each of the Specified Conditions is satisfied on a pro forma basis and, any such amounts that would otherwise have been paid in respect of Term Loans (but for this Section 3.04(e)) shall instead be applied as prepayments of Revolving Loans or (ii) in the case of any prepayment under Section 3.04(a), such prepayment is made with the proceeds of Permitted Refinancing Debt.
(f)    Term Loan Prepayments on Less than Pro Rata Basis. Any Term Loans required to be repaid under Section 3.04(c) may be prepaid on a less (but not greater) than a pro rata basis if agreed to by the Term Lenders holding such Term Loans.
Section 3.05    Fees.
(a)    Commitment Fees. Subject to Section 3.05(d) below, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the applicable Commitment Fee Rate on the average daily amount of the unused amount of the Revolving Commitment of such Revolving Lender during the period from and including the date of this Agreement to but excluding the Termination Date (it being understood that Swingline Exposure and LC Exposure shall constitute usage of the Revolving Commitments for purposes of this Section 3.05(a)). Commitment fees accrued through and including the last day of March, June, September and December of each year shall be payable in arrears within 15 days after the end of each such fiscal quarter and on the Termination Date, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(b)    Letter of Credit Fees. Subject to Section 3.05(d) below, the Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Margin used to determine the interest rate applicable to Term Benchmark Loans on the average daily amount of such Revolving Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date on which such Revolving Lender’s Revolving Commitment terminates and the date on which such Revolving Lender ceases to have any LC Exposure, (ii) to the Issuing Bank, for its own account, a fronting fee, which shall accrue at the rate of 0.125% per annum on the average daily stated amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the date of this Agreement to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, provided that in no event shall such fee be less than $500 during any quarter, and (iii) to the Issuing Bank, for its own account, its standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the date of this Agreement; provided that all such fees shall be payable on the Revolving Maturity Date and any such fees accruing after the Revolving Maturity Date shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 3.05(b) shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days, unless such computation would exceed the Highest Lawful Rate, in which case interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
(c)    Administrative Agent Fees. The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent in the Fee Letter.
(d)    Defaulting Lender Fees. Subject to Section 2.08(l):
(i)    No Defaulting Lender shall be entitled to receive any Defaulting Lender’s ratable share of the fees described in Section 3.05(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).
(ii)    Each Defaulting Lender shall be entitled to receive such Defaulting Lender’s ratable share of the fees described in Section 3.05(b) for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Revolving Commitment

Percentage of the stated amount of Letters of Credit for which it has provided cash collateral pursuant to Section 2.08(j).
(iii)    With respect to any fee not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Revolving Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letters of Credit hereunder that has been reallocated to such Non-Defaulting Revolving Lender pursuant to Section 2.08(l)(iii), (y) pay to each Issuing Bank the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fee.
(e)    Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent, for the account of each Lender then party to this Agreement, a Borrowing Base increase fee in an amount to be set forth in a separate written agreement on the amount of any increase of the Borrowing Base above the highest previous Borrowing Base in effect during the term of this Agreement, payable on the effective date of any such increase to the Borrowing Base.
ARTICLE IV
PAYMENTS; PRO RATA TREATMENT; SHARING OF SET-OFFS
Section 4.01    Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a)    Payments by the Borrower. The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 5.01, Section 5.02, Section 5.03 or otherwise) prior to 11:00 a.m., Dallas, Texas time, on the date when due, in immediately available funds, without defense, deduction, recoupment, set-off or counterclaim. Subject to Section 3.04, at the time of payment, the Borrower shall notify the Administrative Agent as to which Borrowings or Loans are being repaid. Fees, once paid, shall be fully earned and shall not be refundable under any circumstances, absent manifest error. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices specified in Section 12.01, except payments to be made directly to the Issuing Bank or the Swingline Lender as expressly provided herein and except that payments pursuant to Section 5.01, Section 5.02, Section 5.03 and Section 12.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.
(b)    Application of Insufficient Payments. Subject to Section 3.04(f) and except as provided otherwise with respect to any Class of Term Loans by any Term Loan Amendment or Extension Amendment, if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.
(c)    Sharing of Payments by Lenders. Subject to Section 3.04(f) and except as provided otherwise with respect to any Class of Term Loans by any Term Loan Amendment or Extension Amendment, if any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and/or participations in LC Disbursements and Swingline Loans of other Lenders, as applicable, to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and/or participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 4.01(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent or any Restricted Subsidiary or Affiliate thereof (as to which the provisions of this Section 4.01(c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
Section 4.02    Presumption of Payment by the Borrower. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the NYFRB Rate.
Section 4.03    Certain Deductions by the Administrative Agent. If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(a), Section 2.08(d), Section 2.08(e) or Section 4.02, or otherwise hereunder, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid. If at any time prior to the acceleration or maturity of the Loans, the Administrative Agent shall receive any payment in respect of principal of a Loan or a reimbursement of an LC Disbursement while one or more Defaulting Lenders shall be party to this Agreement, the Administrative Agent shall apply such payment first to the Borrowing(s) for which such Defaulting Lender(s) shall have failed to fund its pro rata share until such time as such Borrowing(s) are paid in full or each applicable Lender (including each Defaulting Lender) is owed its applicable percentage of the applicable Loans then outstanding, as applicable. After acceleration or maturity of the Loans, all principal will be paid ratably as provided in Section 10.02(c).
Section 4.04    Disposition of Proceeds. The Security Instruments contain assignments by the Borrower and/or the Guarantors unto and in favor of the Administrative Agent for the benefit of the Secured Parties of all of the Borrower’s or each Guarantor’s interest in and to production and all proceeds attributable thereto which may be produced from or allocated to the Mortgaged Property. The Security Instruments further provide in general for the application of such proceeds to the satisfaction of the Indebtedness and other obligations described therein and secured thereby. Notwithstanding the assignments contained in such Security Instruments, unless an Event of Default has occurred and is continuing, (a) the Administrative Agent and the Lenders will neither notify the purchaser or purchasers of such production nor take any other action to cause such proceeds to be remitted to the Administrative Agent or the Lenders, but the Administrative Agent and the Lenders will instead permit such proceeds to be paid to and used by the Parent and its Restricted Subsidiaries and (b) the Lenders hereby authorize the Administrative Agent to take such actions as may be necessary or useful to cause such proceeds to be paid to the Parent and/or such Restricted Subsidiaries.
ARTICLE V
INCREASED COSTS; BREAK FUNDING PAYMENTS; TAXES; ILLEGALITY
Section 5.01    Increased Costs.
(a)    Changes in Law. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Term SOFR); or
(ii)    subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, or (B) Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the applicable offshore market any other condition affecting this Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent (whether of principal, interest or otherwise) with respect to any Loan, then the Borrower will pay to such Lender or the Administrative Agent such additional amount or amounts as will compensate such Lender or the Administrative Agent for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time upon receipt of a certificate described in subsection (c) below, the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.
(c)    Certificates. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 5.01(a) or (b) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
(d)    Effect of Failure or Delay in Requesting Compensation. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section 5.01 shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section 5.01 for any increased costs or reductions incurred more than two hundred seventy (270) days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 5.02    Break Funding Payments.
(a)    With respect to Term Benchmark Loans, in the event of (i) the payment of any principal of any Term Benchmark Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the conversion of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto, (iii) the failure to borrow, convert, continue or prepay any Term Benchmark Loan on the date specified in any notice delivered pursuant hereto, or (iv) the assignment of any Term Benchmark Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 5.04(b), then, in any such event, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event.
(b)    With respect to RFR Loans, in the event of (i) the payment of any principal of any RFR Loan other than on the Interest Payment Date applicable thereto (including as a result of an Event of Default or an optional or mandatory prepayment of Loans), (ii) the failure to borrow or prepay any RFR Loan on the date specified in any notice delivered pursuant hereto or (iii) the assignment of any RFR Loan other than on the Interest Payment Date applicable thereto as a result of a request by the Borrower pursuant to Section 5.05, then, in any such event, the Borrower shall compensate such Lender for the loss, cost and expense attributable to such event.
A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 5.02 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within thirty (30) days after receipt thereof.
Section 5.03    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower or any Guarantor under any Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the applicable Withholding Agent shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased by the Borrower or any Guarantor as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 5.03(a)), the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the applicable Withholding Agent shall make such deductions and (iii) the applicable Withholding Agent shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. The Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within ten (10) days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes payable or paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 5.03) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate of the Administrative Agent, a Lender or the Issuing Bank as to the amount of such payment or liability under this Section 5.03 shall be delivered to the Borrower and shall be conclusive absent manifest error.
(d)    Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within thirty (30) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).
(e)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower or a Guarantor to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Loan Document shall deliver to the Withholding Agent, at the time or times reasonably requested by the Withholding Agent, such properly completed and executed documentation reasonably requested by the Withholding Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Withholding Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Withholding Agent as will enable the Withholding Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.03(f)(ii)(A) and (ii)(B) and Section 5.03(g) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a “United States person” as defined in Section 7701(a)(30) of the Code,
(A)    any Lender that is a “United States person” as defined in Section 7701(a)(3) of the Code shall deliver to the Withholding Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), whichever of the following is applicable:
(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable); or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN (or IRS Form W-8BEN-E, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner; and
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Withholding Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Withholding Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Withholding Agent to determine the withholding or deduction required to be made.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Withholding Agent in writing of its legal inability to do so.

(g)    FATCA. If a payment made to a Lender under this Agreement would be subject to United States federal withholding tax imposed by FATCA if such Lender fails to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Withholding Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Withholding Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Withholding Agent as may be necessary for the Withholding Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.03(g), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(h)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuing Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 5.03, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 5.03 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). The Borrower, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (h), in no event will the indemnified party be required to pay any amount to the Borrower pursuant to this paragraph (h) to the extent such payment would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the Borrower or any other Person.
Section 5.04    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of Different Lending Office. If any Lender requests compensation under Section 5.01, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 5.01 or Section 5.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If (i) any Lender requests compensation under Section 5.01, (ii) the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 5.03, (iii) any Lender becomes a Defaulting Lender hereunder, (iv) Lenders holding eighty percent (80%) or more of the Commitments have provided their consent to any proposed increase in the Borrowing Base in accordance with the terms of this Agreement but any Lender has not provided such consent, (v) any Lender has given notice that it is unable to make or maintain Term Benchmark Loans but Lenders constituting Majority Lenders have not given such notice or (vi) Lenders whose Aggregate Commitment Percentages are eighty percent (80%) or more have provided their consent to any proposed amendment, waiver, Interim Redetermination or Scheduled Redetermination of any term or provision of this Agreement or any Loan Document but any Lender has not provided such consent, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 12.04(b)), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (A) if such assignee is not already a Lender, the Borrower shall have received the prior written consent of the Administrative Agent, each Issuing Bank and the Swingline Lender, which consent shall not unreasonably be withheld or delayed, (B) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), (C) in the case of any such assignment resulting from a claim for compensation under Section 5.01 or payments required to be made pursuant to Section 5.03, such assignment will result in a reduction in such compensation or payments or (D) in the case of any such assignment resulting from Section 5.04(b)(iv) or Section 5.04(b)(vi), such assignee shall have provided their consent to (x) the proposed increase in the Borrowing Base in accordance with the terms of this Agreement or (y) the proposed amendment, waiver, Interim Redetermination or Scheduled Redetermination of such term or provision. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
Section 5.05    Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its applicable lending office to honor its obligation to make or maintain Term Benchmark Loans or RFR Loans (as applicable) either generally or having a particular Interest Period hereunder, then (a) such Lender shall promptly notify the Borrower and the Administrative Agent thereof and such Lender’s obligation to make such Term Benchmark Loans (or, if applicable, RFR Loans) shall be suspended (the “Affected Loans”) until such time as such Lender may again make and maintain such Term Benchmark Loans and/or RFR Loans and (b) all Affected Loans which would otherwise be made by such Lender shall be made instead as ABR Loans (and, if such Lender so requests by notice to the Borrower and the Administrative Agent, all Affected Loans of such Lender then outstanding shall be automatically converted into ABR Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) ABR Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its ABR Loans.
ARTICLE VI
CONDITIONS PRECEDENT
Section 6.01    Effective Date. This Agreement, including the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit (other than the Existing Letters of Credit) hereunder, shall not become effective until the date on which each of the following conditions and each of the conditions under Section 6.02 is satisfied (or waived in accordance with Section 12.02):
(a)    The Administrative Agent, the Arranger and the Lenders shall have received all commitment, facility and agency fees and all other fees and amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder (including, without limitation, the fees and expenses of Vinson & Elkins L.L.P., counsel to the Administrative Agent, that have then been invoiced).
(b)    The Administrative Agent shall have received one or more certificates of a Responsible Officer of the Borrower and each Guarantor setting forth (i) resolutions of its board of directors (or comparable governing body) with respect to the authorization of the Borrower or such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or such Guarantor (A) who are authorized to sign the Loan Documents to which the Borrower or such Guarantor is a party and (B) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of such authorized officers, and (iv) the articles or certificate of incorporation and bylaws (or comparable organizational documents for any Credit Parties that are not corporations) of the Borrower and such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until the Administrative Agent receives notice in writing from the Borrower to the contrary.
(c)    The Administrative Agent shall have received certificates of the appropriate State agencies with respect to the existence, qualification and good standing of the Borrower and each Guarantor from their respective states of formation.
(d)    The Administrative Agent shall have received from each party hereto counterparts (in such number as may be requested by the Administrative Agent) of this Agreement signed on behalf of such party.
(e)    The Administrative Agent shall have received duly executed Notes (or any amendment or restatement thereof, as the case may be) payable to each Lender requesting a Note in principal amounts equal to its Maximum Credit Amount, dated as of the date hereof.

(f)    The Administrative Agent shall have received from each signatory thereto duly executed counterparts (in such number as may be requested by the Administrative Agent) of the Security Instruments described on Exhibit E. In connection with the execution and delivery of the Security Instruments, the Administrative Agent shall:
(i)    be reasonably satisfied that the Security Instruments (A) create first priority, perfected Liens (subject, in the case of priority only, to Liens permitted under Section 9.03 and any limitations expressly set out in such Security Instruments) on all Property purported to be pledged as collateral pursuant to the Security Instruments and not described in clause (B) below (including, without limitation, all Equity Interests owned by any Credit Party in the Restricted Subsidiaries), and (B) create first priority, perfected Liens (subject only to, in the case of priority only, Excepted Liens) on at least ninety percent (90%) of the total value of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report; and
(ii)    have received certificates, if any, together with undated, blank stock powers for each such certificate, representing all of the issued and outstanding Equity Interests owned by any Credit Party in each of the other Credit Parties.
(g)    The Administrative Agent shall have received an opinion of Latham & Watkins LLP and local counsel in any jurisdictions reasonably requested by the Administrative Agent, in each case, in form and substance acceptable to the Administrative Agent and its counsel.
(h)    The Administrative Agent shall have received a certificate of insurance coverage of the Credit Parties evidencing that the Credit Parties are carrying insurance in accordance with Section 7.12.
(i)    The Administrative Agent shall have received title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least ninety percent (90%) of the total value of the Proved Oil and Gas Properties evaluated in the Initial Reserve Report.
(j)    The Administrative Agent shall be reasonably satisfied with the environmental condition of the Oil and Gas Properties of the Parent and its Restricted Subsidiaries.
(k)    The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that the Borrower has received all consents and approvals required by Section 7.03.
(l)    The Administrative Agent shall have received (i) the financial statements referred to in Section 7.04(a), (ii) the Initial Reserve Report and (iii) the certificate with respect to the Initial Reserve Report covering the matters described in Section 8.12(c).
(m)    The Administrative Agent shall have received appropriate UCC search certificates and county-level real property record search results reflecting no prior Liens encumbering the Properties of the Parent and its Restricted Subsidiaries for each jurisdiction requested by the Administrative Agent; other than those being assigned or released on or prior to the Effective Date or Liens permitted by Section 9.03.

(n)    The Administrative Agent shall have received (i) from the Credit Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and (ii) to the extent the Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, a Beneficial Ownership Certification at least two (2) Business Days prior to the Effective Date.
(o)    The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03 with respect to the rearrangement and conversion of all outstanding “Eurodollar Loans” (under and as defined in the Existing A&R Credit Agreement) existing immediately prior to the Effective Date into new Term Benchmark Loans on the Effective Date pursuant to Section 2.02(a).
Without limiting the generality of the provisions of Section 11.04, for purposes of determining compliance with the conditions specified in this Section 6.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required under this Section 6.01 to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Effective Date specifying its objection thereto. All documents executed or submitted pursuant to this Section 6.01 by and on behalf of the Parent or any of its Subsidiaries shall be in form and substance reasonably satisfactory to the Administrative Agent and its counsel. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 12.02) at or prior to 2:00 p.m., Denver, Colorado time, on March 15, 2022 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time). The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.
Section 6.02    Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including the initial funding but excluding any conversion or continuation of a Loan), and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit (but excluding any Existing Letter of Credit that is deemed to be issued pursuant to Section 2.08(b)), is subject to the satisfaction of the following conditions:
(a)    At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default or Borrowing Base Deficiency shall have occurred and be continuing and the total Revolving Credit Exposures shall not exceed the Total Revolving Commitments and the Total Term Loan Exposures shall not exceed the Total Term Commitments.
(b)    The representations and warranties of the Borrower and the Guarantors set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, except to the extent (i) that any such representations and warranties are expressly limited to an earlier date, in which case, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, such representations and warranties shall continue to be true and correct in all material respects as of such specified earlier date, and (ii) that any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) shall continue to be true and correct in all respects.
(c)    The making of such Loan or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, would not conflict with, or cause any Lender or the Issuing Bank to violate or exceed, any applicable Governmental Requirement.
(d)    The receipt by the Administrative Agent of a Borrowing Request in accordance with Section 2.03 or a request for a Letter of Credit (or an amendment, extension or renewal of a Letter of Credit) in accordance with Section 2.08(b), as applicable.
(e)    During a Borrowing Base Period, at the time of and immediately after giving effect to such Borrowing of Revolving Loans or to the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Excess Cash shall exist. For the avoidance of doubt, this Section 6.02(e) shall not apply to any Term Borrowing, except to the extent set forth in the applicable Term Loan Amendment.
(f)    In the case of a Term Borrowing, all of the conditions precedent to such Term Borrowing set forth in Section 2.10 and the applicable Term Loan Amendment have been satisfied.
Each request for a Borrowing and each request for the issuance, amendment, renewal or extension of any Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in Section 6.02(a), Section 6.02(b), Section 6.02(e) and Section 6.02(f).
ARTICLE VII
REPRESENTATIONS AND WARRANTIES
The Borrower and (to the extent that Parent is not the Borrower) the Parent jointly and severally represent and warrant to the Lenders that:
Section 7.01    Organization; Powers. Each of the Parent and the Restricted Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority, and has all material governmental licenses, authorizations, consents and approvals necessary, to own its assets and to carry on its business as now conducted, and is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where failure to have such power, authority, licenses, authorizations, consents, approvals and qualifications could not reasonably be expected to have a Material Adverse Effect.
Section 7.02    Authority; Enforceability. The Transactions are within the Borrower’s and each Guarantor’s corporate, limited liability company, or partnership powers and have been duly authorized by all necessary corporate, limited liability company, or partnership action and, if required, stockholder action (including, without limitation, any action required to be taken by any class of directors, managers or supervisors of the Borrower or any other Person, whether interested or disinterested, in order to ensure the due authorization of the Transactions). Each Loan Document to which the Borrower and each Guarantor is a party has been duly executed and delivered by the Borrower and such Guarantor and constitutes a legal, valid and binding obligation of the Borrower and such Guarantor, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
Section 7.03    Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other third Person (including shareholders or any class of directors, managers or supervisors, as applicable, whether interested or disinterested, of the Parent, the Borrower or any other Person), nor is any such consent, approval, registration, filing or other action necessary for the validity or enforceability of any Loan Document or the consummation of the Transactions, except such as have been obtained or made and are in full force and effect other than (i) the recording and filing of the Security Instruments as required by this Agreement, and (ii) those third party approvals or consents which, if not made or obtained, would not cause a Default hereunder, or could not reasonably be expected to have a Material Adverse Effect, (b) will not violate (i) any applicable law or regulation or any order of any Governmental Authority which would not reasonably be expected to have a Material Adverse Effect or (ii) the limited liability company agreements, charter, bylaws or other organizational documents of the Parent or any Restricted Subsidiary, (c) will not violate or result in a default under any indenture or other agreement pursuant to which any Material Indebtedness is outstanding or by which the Parent or any Restricted Subsidiary or any of their Properties is bound, or give rise to a right thereunder to require any payment to be made by the Parent or such Restricted Subsidiary, and (d) will not result in the creation or imposition of any Lien on any Property of the Parent or any Restricted Subsidiary (other than the Liens created by the Loan Documents).
Section 7.04    Financial Condition; No Material Adverse Change.
(a)    The Borrower has heretofore furnished or caused to be furnished to the Lenders Permian Resources Corporation’s audited consolidated balance sheet and statements of operations, shareholders’ equity and cash flows as of and for the fiscal year ended December 31, 2022. Such financial statements present fairly, in all material respects, the consolidated financial position and income and cash flows of Permian Resources Corporation and the Consolidated Subsidiaries, respectively, as of such dates and for such periods in accordance with GAAP.
(b)    No Material Adverse Effect has occurred since December 31, 2022.
(c)    Neither the Parent nor any Restricted Subsidiary has on the date hereof, after giving effect to the Transactions, any material Debt (including Disqualified Capital Stock), any material liabilities for past due taxes, or any material contingent liabilities, off-balance sheet liabilities or partnership liabilities that, in each case, would be required by GAAP to be reflected or noted in audited financial statements except as referred to or reflected or provided for in the Financial Statements, in Schedule 9.02, or in other written information provided by any Credit Party to Administrative Agent and the Lenders prior to the Effective Date.

Section 7.05    Litigation. Except as set forth in Schedule 7.05, there are no actions, suits, investigations or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent or the Borrower, threatened against or affecting the Parent or any Restricted Subsidiary (i) not fully covered by insurance (except for normal deductibles) as to which there is a reasonable probability of an adverse determination that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve any challenge by any Credit Party to the validity or enforceability of any material provision of any Loan Document (including, without limitation, any provision relating to the Credit Parties’ obligations to repay the Indebtedness or any provision relating to the validity or perfection of any Lien created by any Loan Document).
Section 7.06    Environmental Matters. Except for such matters as set forth on Schedule 7.06 or that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(a)    the Parent and its Restricted Subsidiaries and each of their respective Properties and operations thereon are, and within all applicable statute of limitation periods have been, in compliance with all applicable Environmental Laws;
(b)    the Parent and its Restricted Subsidiaries have obtained all Environmental Permits required for their respective operations and each of their Properties, with all such Environmental Permits being currently in full force and effect, and none of the Parent or its Restricted Subsidiaries has received any written notice or otherwise has knowledge that any such existing Environmental Permit will be revoked or that any application for any new Environmental Permit or renewal of any existing Environmental Permit will be protested or denied;
(c)    there are no claims, demands, suits, orders, inquiries, or proceedings concerning any violation of, or any liability (including as a potentially responsible party) under, any applicable Environmental Laws that is pending or, to the Parent’s or the Borrower’s knowledge, threatened against the Parent or any Restricted Subsidiary or any of their respective Properties or as a result of any operations at such Properties;
(d)    none of the Properties of the Parent or any Restricted Subsidiary contain or have contained any: (i) underground storage tanks; (ii) asbestos-containing materials; (iii) landfills or dumps; (iv) hazardous waste management units as defined pursuant to RCRA or any comparable state law; or (v) sites on or nominated for the National Priority List promulgated pursuant to CERCLA or any state remedial priority list promulgated or published pursuant to any comparable state law;
(e)    there has been no Release or, to the Parent’s or the Borrower’s knowledge, threatened Release, of Hazardous Materials at, on, under or from the Parent’s or any Restricted Subsidiary’s Properties, there are no investigations, remediations, abatements, removals, or monitorings of Hazardous Materials required under applicable Environmental Laws at such Properties and, to the knowledge of the Parent and the Borrower, none of such Properties are adversely affected by any Release or threatened Release of a Hazardous Material originating or emanating from any other real property;

(f)    neither the Parent nor any Restricted Subsidiary has received any written notice asserting an alleged liability or obligation under any applicable Environmental Laws with respect to the investigation, remediation, abatement, removal, or monitoring of any Hazardous Materials at, under, or Released or threatened to be Released from any real properties offsite the Parent’s or any Restricted Subsidiary’s Properties and, to the Parent’s and the Borrower’s knowledge, there are no conditions or circumstances that could reasonably be expected to result in the receipt of such written notice;
(g)    there has been no exposure of any Person or Property to any Hazardous Materials as a result of or in connection with the operations and businesses of any of the Parent’s or its Restricted Subsidiaries’ Properties that could reasonably be expected to form the basis for a claim for damages or compensation; and
(h)    the Parent and its Restricted Subsidiaries have made available to the Lenders complete and correct copies of all third party environmental site assessment reports and studies on environmental matters (including matters relating to any alleged non-compliance with or liability under Environmental Laws) reasonably requested by the Administrative Agent that are in any of the Parent’s or the Restricted Subsidiaries’ possession or control and relating to their respective Properties or operations thereon.
Section 7.07    Compliance with the Laws and Agreements; No Defaults or Borrowing Base Deficiency.
(a)    Each of the Parent and the Restricted Subsidiaries is in compliance with all Governmental Requirements applicable to it or its Property and all agreements and other instruments binding upon it or its Property, and possesses all licenses, permits, franchises, exemptions, approvals and other governmental authorizations necessary for the ownership of its Property and the conduct of its business, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
(b)    No Default or Borrowing Base Deficiency has occurred and is continuing.
Section 7.08    Investment Company Act. Neither the Parent nor any Restricted Subsidiary is an “investment company” or a company “controlled” by an “investment company”, within the meaning of, or subject to regulation under, the Investment Company Act of 1940, as amended.
Section 7.09    Taxes. Each of the Parent and its Restricted Subsidiaries has timely filed or caused to be filed all federal income Tax returns and reports, and all other material Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Parent or such Restricted Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Parent and its Restricted Subsidiaries in respect of Taxes and other governmental charges are, in the reasonable opinion of the Borrower, adequate. Other than Tax Liens permitted by clause (a) of the definition of “Excepted Liens”, no Tax Lien has been filed and, to the knowledge of the Parent and the Borrower, no claim is being asserted with respect to any such Tax or other such governmental charge.
Section 7.10    ERISA.
(a)    Except for such matters that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect:
(i)    The Parent, its Restricted Subsidiaries and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan and Multiemployer Plan.
(ii)    Each Plan is, and has been, established and maintained in substantial compliance with its terms, ERISA and, where applicable, the Code.
(iii)    No ERISA Event has occurred in the six-year period preceding the date hereof or is reasonably expected to occur.
(iv)    The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits, or any applicable successor) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan allocable to such accrued benefits.
(v)    No act, omission or transaction has occurred which could result in imposition on the Parent, any Restricted Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (A) either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (B) breach of fiduciary duty liability damages under section 409 of ERISA.
(vi)    Full payment when due has been made of all amounts which the Parent, its Restricted Subsidiaries or any ERISA Affiliate is required under the terms of each Plan, Multiemployer Plan or applicable law to have paid as contributions to such Plan or Multiemployer Plan.
(b)    None of the Parent or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations).
(c)    None of the Parent, any of its Subsidiaries nor any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(1) of ERISA, including any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by the Parent, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
(d)    None of the Parent, any of its Subsidiaries nor any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the six-year period preceding the date hereof sponsored, maintained or contributed to, any employee pension benefit plan, as defined in section 3(2) of ERISA, that is subject to Title IV of ERISA, section 302 of ERISA or section 412 of the Code.
Section 7.11    Disclosure; No Material Misstatements.
(a)    The certificates, financial statements, reports, and other written information, taken as a whole, furnished by or on behalf of the Parent, the Borrower or any Guarantor to the Administrative Agent and the Lenders in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto, do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were or are made, not misleading as of the date such information is dated or certified; provided that (i) to the extent any such certificate, statement, report, or information was based upon or constitutes a forecast or projection, the Parent and the Borrower jointly and severally represent only that it acted in good faith and utilized reasonable assumptions at the time such information was furnished in the preparation of such certificate, statement, report, or information (it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that results during the period(s) covered by such projections may differ from the projected results and that such differences may be material and that the Parent and the Borrower make no representation that such projections will be realized), (ii) with respect to any financial statements so furnished, the Parent and the Borrower jointly and severally represent only that (except as noted otherwise therein or as otherwise customary for non-annual financial statements) such financial statements present fairly in all material respects the financial condition and results of operations of the described Persons in accordance with GAAP consistently applied, and (iii) as to statements, information and reports supplied by third parties, the Parent and the Borrower jointly and severally represent only that it is not aware of any material misstatement or omission therein. There are no statements or conclusions in any Reserve Report which are based upon or include material misleading information or fail to take into account known material information regarding the matters reported therein, it being understood that projections concerning volumes attributable to the Oil and Gas Properties of the Parent and its Restricted Subsidiaries and production and cost estimates contained in each Reserve Report are necessarily based upon professional opinions, estimates and projections and that the Parent and its Restricted Subsidiaries do not warrant that such opinions, estimates and projections will ultimately prove to have been accurate.
(b)    As of the Effective Date, all of the information included in the Beneficial Ownership Certification, if any, is true and correct.
Section 7.12    Insurance. The Parent has, and has caused all of its Restricted Subsidiaries to have, (a) all insurance policies sufficient for the compliance by each of them with all material Governmental Requirements and all material agreements and (b) insurance coverage in such amounts and against such risk that are usually insured against by companies similarly situated and engaged in the same or a similar business for the assets and operations of the Parent and its Restricted Subsidiaries. The Administrative Agent and the Lenders have been named as additional insureds in respect of such liability insurance policies and the Administrative Agent has been named as lender loss payee with respect to Property loss insurance to the extent required under this Agreement.

Section 7.13    Restriction on Liens. Neither the Parent nor any of its Restricted Subsidiaries is a party to any material agreement or arrangement (other than agreements governing Debt permitted by Section 9.02 which create Liens permitted by Section 9.03), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to the Administrative Agent for the benefit of the Secured Parties on or in respect of their Properties to secure the Indebtedness and the Loan Documents, in each case, except as permitted by Section 9.15.
Section 7.14    Subsidiaries. Except as set forth on Schedule 7.14 or as disclosed in writing to the Administrative Agent (which shall promptly furnish a copy to the Lenders), which, upon such disclosure, shall be deemed to be a supplement to Schedule 7.14, neither the Borrower nor the Parent has any Subsidiaries or has any Foreign Subsidiaries. Schedule 7.14 identifies each Subsidiary as either a Restricted Subsidiary or an Unrestricted Subsidiary and, unless otherwise disclosed on such schedule, each Restricted Subsidiary on such schedule is a Wholly-Owned Subsidiary. The owners and percentages of ownership of Equity Interests in the Borrower as of the Colgate Merger Effective Date are set forth on Schedule 7.14.
Section 7.15    Location of Business and Offices. The Borrower’s jurisdiction of organization is the State of Delaware; the name of the Borrower as listed in the public records of its jurisdiction of organization is Permian Resources Operating, LLC; and the organizational identification number of the Borrower in its jurisdiction of organization is 5196860 (or, in each case, as set forth in a notice delivered to the Administrative Agent pursuant to Section 8.01(m) in accordance with Section 12.01). The Borrower’s principal place of business and chief executive offices are located at the address specified in Section 12.01 (or as set forth in a notice delivered pursuant to Section 8.01(m) and Section 12.01(c)). Each Restricted Subsidiary of the Borrower’s jurisdiction of organization, name as listed in the public records of its jurisdiction of organization, organizational identification number in its jurisdiction of organization, and the location of its chief executive office is stated on Schedule 7.14 (or as set forth in a notice delivered pursuant to Section 8.01(m)).
Section 7.16    Properties; Titles, Etc.
(a)    Subject to Immaterial Title Deficiencies, each of the Parent and the Restricted Subsidiaries has good and defensible title to the Oil and Gas Properties evaluated in the most recently delivered Reserve Report and good title to all its material personal Properties, in each case, free and clear of all Liens except Liens permitted by Section 9.03. After giving full effect to the Excepted Liens (including Immaterial Title Deficiencies), the Parent or the Restricted Subsidiary specified as the owner owns the net interests in production attributable to the Hydrocarbon Interests as reflected in the most recently delivered Reserve Report, and the ownership of such Properties does not in any material respect obligate the Parent or such Restricted Subsidiary to bear the costs and expenses relating to the maintenance, development and operations of each such Property in an amount in excess of the working interest of each Property set forth in the most recently delivered Reserve Report that is not offset by a corresponding proportionate increase in the Parent’s or such Restricted Subsidiary’s net revenue interest in such Property or in the revenues therefrom.

(b)    All material leases and agreements necessary for the conduct of the business of the Parent and its Restricted Subsidiaries are valid and subsisting, in full force and effect, and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which could reasonably be expected to have a Material Adverse Effect.
(c)    The rights and Properties presently owned, leased or licensed by the Parent and its Restricted Subsidiaries including, without limitation, all easements and rights of way, include all rights and Properties necessary to permit the Parent and its Restricted Subsidiaries to conduct their business in all material respects in substantially the same manner as its business has been conducted prior to the date hereof, unless the Borrower determines in good faith that the continued maintenance of such Property is no longer economically desirable, necessary or useful to the business of the Credit Parties or such Properties are Transferred in accordance with Section 9.12.
(d)    All of the Properties of the Parent and its Restricted Subsidiaries which are reasonably necessary for the operation of their businesses are in good working condition and are maintained in accordance with prudent business standards, ordinary wear and tear excepted.
(e)    The Parent and each Restricted Subsidiary owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual Property material to its business (including, without limitation, all databases, geological data, geophysical data, engineering data, seismic data, maps, interpretations and other technical information material to its business), and the use thereof by the Parent and such Restricted Subsidiary does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.
Section 7.17    Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the Oil and Gas Properties (and Properties unitized therewith) of the Parent and its Restricted Subsidiaries have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of the Oil and Gas Properties of the Parent and its Restricted Subsidiaries. Specifically in connection with the foregoing, except for those as could not be reasonably expected to have a Material Adverse Effect, (a) no Oil and Gas Property of the Parent or any Restricted Subsidiary is subject to having allowable production reduced below the full and regular allowable production (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) and (b) the wells comprising a part of the Oil and Gas Properties (or Properties unitized therewith) of the Parent or any Restricted Subsidiary are producing only from the Oil and Gas Properties (or in the case of wells located on Properties pooled or unitized therewith, such pooled or unitized Properties) of the Parent or such Restricted Subsidiary. All pipelines, wells, gas processing plants, platforms and other material improvements, fixtures and equipment owned in whole or in part by the Parent or any of its Restricted Subsidiaries that are necessary to conduct normal operations are being maintained in a state adequate to conduct normal operations, and with respect to such of the foregoing which are operated by the Parent or any of its Restricted Subsidiaries, in a manner consistent with the

Parent’s or its Restricted Subsidiaries’ past practices (other than those the failure of which to maintain in accordance with this Section 7.17 could not reasonably be expected to have a Material Adverse Effect).
Section 7.18    Gas Imbalances, Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), on a net basis there are no gas imbalances, take or pay or other prepayments which would require the Parent or any of its Restricted Subsidiaries to deliver Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor exceeding two and one half percent (2.5%) of the aggregate annual production of gas from the Oil and Gas Properties of the Parent and its Restricted Subsidiaries during the most recent calendar year (on an mcf equivalent basis).
Section 7.19    Marketing of Production. Except for contracts listed and in effect on the date hereof on Schedule 7.19, or hereafter either disclosed in writing to the Administrative Agent or included in the most recently delivered Reserve Report (with respect to all of which contracts the Borrower represents that the Parent or its Restricted Subsidiaries are receiving a price for all production sold thereunder which is computed substantially in accordance with the terms of the relevant contract), no material agreements exist which are not cancelable on ninety (90) days’ notice or less without penalty or detriment for the sale of production from the Parent’s or its Restricted Subsidiaries’ Hydrocarbons (including, without limitation, calls on or other rights to purchase, production, whether or not the same are currently being exercised) that (a) pertain to the sale of production at a fixed price and (b) have a maturity or expiry date of longer than six (6) months.
Section 7.20    Swap Agreements and Qualified ECP Counterparty. Schedule 7.20, as of the date hereof, and after the date hereof, each report required to be delivered by the Borrower pursuant to Section 8.01(e), sets forth, a true and complete list of all Swap Agreements of the Parent and each Restricted Subsidiary, the material terms thereof (including the type, effective date, termination date and notional amounts or volumes), the estimated net mark to market value thereof, as of the end of the most recently ended fiscal quarter for which such information is available, all credit support agreements (other than the Loan Documents) relating thereto (including any margin required or supplied) and the counterparty to each such agreement. The Borrower is a Qualified ECP Counterparty.
Section 7.21    Use of Loans and Letters of Credit. The proceeds of the Loans and the Letters of Credit shall be used (a) to renew, amend, modify, and extend existing indebtedness of the Borrower under the Existing A&R Credit Agreement, (b) pay fees, commissions and expenses in connection with the foregoing, (c) provide working capital for exploration and production operations, (d) finance acquisitions of Oil and Gas Properties permitted hereunder and (e) for general corporate purposes. The Parent and its Restricted Subsidiaries are not engaged principally, or as one of its or their important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board). No part of the proceeds of any Loan or Letter of Credit will be used for any purpose which violates the provisions of Regulations T, U or X of the Board. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Parent and its other Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (x) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (y) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (z) in any manner that would knowingly or negligently result in the violation of any Sanctions applicable to any party hereto.
Section 7.22    Solvency. After giving effect to the transactions contemplated hereby (including, for the avoidance of doubt, each Borrowing or issuance of Letter of Credit hereunder), (a) the Borrower and the Guarantors on a consolidated basis are not insolvent as such term is used and defined in the United States Bankruptcy Code and (b)  the Borrower and the Guarantors, taken as a whole, will not have (and will have no reason to believe that it will have thereafter) unreasonably small capital for the conduct of its business.
Section 7.23    Anti-Corruption Laws and Sanctions; USA Patriot Act. The Parent and the Borrower have implemented and maintain in effect such policies and procedures, if any, as they reasonably deem appropriate, in light of their businesses and international activities (if any), to ensure compliance by the Parent, the Borrower and its other Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Parent, the Borrower and its other Subsidiaries and their respective officers and employees and, to the knowledge of the Parent and the Borrower, their respective directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of the Parent, the Borrower and its other Subsidiaries or any of their respective directors, officers or employees, nor, to the knowledge of the Parent and the Borrower, any agent of the Parent, the Borrower or any other Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law, applicable Sanctions, the USA Patriot Act, or the Trading with the Enemy Act, as amended. The Parent, the Borrower and its other Subsidiaries are in compliance in all material respects with the USA Patriot Act.
Section 7.24    Affected Financial Institutions. No Credit Party is an Affected Financial Institution.
Section 7.25    Plan Assets; Prohibited Transactions. Neither the Parent nor any of its Restricted Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery nor performance of the transactions contemplated under this Agreement, including the making of any Loan or the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.
ARTICLE VIII
AFFIRMATIVE COVENANTS
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and (to the extent that the Parent is not the Borrower) the Parent covenants and agrees with the Lenders that:
Section 8.01    Financial Statements; Other Information. The Borrower will furnish or will cause the Parent to furnish to the Administrative Agent (which shall promptly make a copy thereof available to the Lenders):
(a)    Annual Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than the fifth day after the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act, commencing with the fiscal year ending December 31, 2021, (i) at any time when Permian Resources Corporation (A) owns more than 50% of the Equity Interests of the Borrower with ordinary voting power to elect or appoint the managers of the Borrower and is not the Parent and (B) owns no other assets and has no other operations other than those ancillary to its ownership of such Equity Interests, (1) Permian Resources Corporation’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or that are otherwise reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” or other qualification that results from (i) the Applicable Maturity Date or the maturity date of any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof being scheduled to occur within one year of the time such opinion is delivered or (ii) any actual or prospective Default resulting from a failure to comply with Section 9.01) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Permian Resources Corporation and its consolidated subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (2) the Borrower’s unaudited consolidated balance sheet and related statements of income and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to the absence of footnotes and (ii) at any other time, as soon as available, but in any event in accordance with then applicable law and not later than one hundred twenty (120) days after the end of each fiscal year of the Parent (or, if the Parent or the Borrower is required to file such financial statements with the SEC at such time, on or before the fifth day after the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act), commencing with the fiscal year ending December 31, 2021, the Parent’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing or that are otherwise reasonably acceptable to the Administrative Agent (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit other than a “going concern” or other qualification that results from (i)

the Applicable Maturity Date or the maturity date of any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or any Permitted Refinancing Debt in respect thereof being scheduled to occur within one year of the time such opinion is delivered or (ii) any actual or prospective Default resulting from a failure to comply with Section 9.01) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied.
(b)    Quarterly Financial Statements. As soon as available, but in any event in accordance with then applicable law and not later than seventy-five (75) days after the end of each of the first three fiscal quarters of each fiscal year of the Parent (or, if the Parent or the Borrower is required to file such financial statements with the SEC at such time, on or before the fifth day after the date on which such financial statements are required to be filed with the SEC after giving effect to any permitted extensions pursuant to Rule 12b-25 under the Securities Exchange Act), commencing with the fiscal quarter ending March 31, 2022, the Parent’s consolidated balance sheet and related statements of operations and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent and its Consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes; provided that, in the Parent’s sole discretion, the Parent may, but is not obligated to, deliver an unaudited consolidated balance sheet and related statements of operations and cash flows within seventy-five (75) days following the last day of the fourth fiscal quarter of each fiscal year in accordance with the terms, provisions and requirements of this Section 8.01(b).
(c)    Certificate of Financial Officer – Compliance. Concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer in substantially the form of Exhibit D hereto (or such other form agreed to by the Administrative Agent and the Borrower) (i) certifying as to whether a Default then exists and, if a Default then exists, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 9.01, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the financial statements referred to in Section 7.04(a) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate.
(d)    Certificate of Financial Officer – Consolidating Information. If, at any time, all of the Consolidated Subsidiaries of the Parent are not Consolidated Restricted Subsidiaries, then concurrently with any delivery of financial statements under Section 8.01(a) or Section 8.01(b), a certificate of a Financial Officer setting forth consolidating spreadsheets that show all Consolidated Unrestricted Subsidiaries and the eliminating entries, in such form as would be presentable to the auditors of the Parent.
(e)    Certificate of Financial Officer – Swap Agreements. Concurrently with the delivery of each Reserve Report hereunder (other than the Initial Reserve Report), a certificate of a

Financial Officer, in form and substance reasonably satisfactory to the Administrative Agent, setting forth as of a recent date, a true and complete list of all Swap Agreements of the Parent and each Restricted Subsidiary, the material terms thereof (including the type, effective date, termination date and notional amounts or volumes), the estimated net mark-to-market value therefor, as of the end of the most recently ended fiscal quarter for which such information is available, any new credit support agreements relating thereto (other than the Loan Documents), any margin required or supplied under any credit support document (other than the Loan Documents), and the counterparty to each such agreement.
(f)    Certificate of Insurer – Insurance Coverage. Concurrently with any delivery of financial statements under Section 8.01(a), one or more certificates of insurance coverage from the Parent’s insurance brokers or insurers with respect to the insurance required by Section 8.07, in form and substance reasonably satisfactory to the Administrative Agent, and, if requested by the Administrative Agent, copies of the applicable policies.
(g)    SEC and Other Filings; Reports to Shareholders. Promptly after the same becomes publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the Parent or any Restricted Subsidiary with the SEC, or with any national securities exchange, or distributed by the Parent to its equity holders generally, as the case may be.
(h)    Notices Under Material Instruments. Promptly after the furnishing thereof, copies of any financial statement, report or notice furnished to or by any Person pursuant to the terms of any preferred stock designation, indenture, loan or credit or other similar agreement with respect to Material Indebtedness, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(i)    Lists of Purchasers. Promptly following the written request of the Administrative Agent, a list of all Persons (and their addresses for notices) purchasing Hydrocarbons from the Parent or any Restricted Subsidiary on a basis other than spot sales.
(j)    Notice of Sales of Hydrocarbon Interests. In the event the Parent or any Restricted Subsidiary intends to Transfer any Proved Oil and Gas Properties with a total value with respect to any single sale in excess of $25,000,000, or any Equity Interests in any Subsidiary in accordance with Section 9.12, reasonable prior written notice of such Transfer, the anticipated price thereof and the anticipated date of closing and any other details thereof requested by the Administrative Agent.
(k)    Notice of Casualty Events. Prompt written notice, and in any event within three (3) Business Days, of the occurrence of any Casualty Event or the commencement of any action or proceeding that could reasonably be expected to result in a Casualty Event.
(l)    Issuance of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt. In the event the Parent or the Borrower intends to issue Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt (or any Permitted Refinancing Debt in respect thereof), prior written notice of such intended offering of such Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt (or Permitted Refinancing Debt), the anticipated amount thereof, and the anticipated date of closing and promptly when available will furnish a copy of the preliminary offering memorandum (if any) and the final offering memorandum (if any).
(m)    Information Regarding Borrower and Guarantors. Prompt written notice (and in any event not less than five (5) days prior thereto (or such lesser time period as may be reasonably acceptable to the Administrative Agent) in the case of any change of name or jurisdiction of organization) of any change (i) in the Borrower or any Guarantor’s corporate name, (ii) in the Borrower or any Guarantor’s corporate structure, (iii) in the Borrower or any Guarantor’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (iv) in the Borrower or any Guarantor’s federal taxpayer identification number.
(n)    Production Report and Lease Operating Statements. Concurrently with each delivery of a certificate pursuant to Section 8.12(c), a report setting forth, for each calendar month during the then current fiscal year to the date of such Reserve Report (to the extent production, sales, tax and expense data is then available), the volume of production and sales attributable to production (and the prices at which such sales were made and the revenues derived from such sales) for each such calendar month from the Oil and Gas Properties, and setting forth the related ad valorem, severance and production taxes and lease operating expenses attributable thereto and incurred for each such calendar month, and setting forth the operator of record for the Oil and Gas Properties.
(o)    Notices of Certain Changes. Promptly after the execution thereof, copies of any amendment, modification or supplement to the certificate or articles of incorporation or formation, bylaws, certificate or articles of organization, regulations or limited liability company agreement, any preferred stock designation or any other organic document of the Parent or any Restricted Subsidiary if such amendment, modification or supplement is material to the Lenders.
(p)    Notice of Investments in Unrestricted Subsidiaries and Unrestricted Subsidiary Distributions. Promptly following the Parent or any Restricted Subsidiary making any Investment in an Unrestricted Subsidiary after the Effective Date, the Borrower shall deliver written notice thereof to the Administrative Agent specifying the name of the Unrestricted Subsidiary in which such Investment was made, the date of such Investment and the amount of such Investment. Promptly following any Credit Party’s receipt of any Unrestricted Subsidiary Distribution after the Effective Date from an Unrestricted Subsidiary in which a Credit Party has made an Investment after the Effective Date pursuant to Section 9.05(i), the Borrower shall deliver written notice thereof specifying the amount of such Unrestricted Subsidiary Distribution, the date on which such Unrestricted Subsidiary Distribution was received, and whether or not the proceeds of such Unrestricted Subsidiary Distribution have been or will be used by the Borrower to make distributions permitted under Section 9.04(a)(iv).
(q)    Changes in Index Debt Ratings. During any Investment Grade Period, promptly after any of Moody’s, S&P or Fitch shall have announced a change in the rating established or deemed to have been established for the Index Debt, written notice of such rating change.

(r)    Other Requested Information. Promptly following any reasonable request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Parent or any Restricted Subsidiary (including, without limitation, any Plan and any reports or other information filed with respect thereto under the Code or under ERISA), or compliance with the terms of this Agreement or any other Loan Document, or in order to assist the Administrative Agent and the Lenders in maintaining compliance with the USA Patriot Act, in each case as the Administrative Agent may reasonably request; or (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with the Beneficial Ownership Regulation, if applicable, or applicable “know your customer” requirements under the USA Patriot Act or other applicable anti-money laundering laws.
Documents required to be delivered pursuant to Section 8.01(a), Section 8.01(b) or Section 8.01(g) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (x) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s public website; or (y) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender upon its request to the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify the Administrative Agent and each Lender of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. The Administrative Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 8.02    Notices of Material Events. The Borrower will furnish to the Administrative Agent (which shall promptly make a copy thereof available to the Lenders) prompt (and in any event within three (3) Business Days) written notice of the following:
(a)    the occurrence of any Default;
(b)    the filing or commencement of, or the threat in writing of, any action, suit, proceeding, investigation or arbitration by or before any arbitrator or Governmental Authority against or affecting the Parent or any Restricted Subsidiary not previously disclosed in writing to the Lenders or any material adverse development in any action, suit, proceeding, investigation or arbitration (whether or not previously disclosed to the Lenders) that, in either case, could reasonably be expected to result in a Material Adverse Effect; and
(c)    the occurrence of any condition or event that the senior executive officers of the Parent have determined to constitute a Material Adverse Effect in their reasonable discretion.

Each notice delivered under this Section 8.02 shall be accompanied by a statement of a Responsible Officer setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
Section 8.03    Existence; Conduct of Business. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, (a) do or cause to be done all things necessary to preserve, renew and keep in full force and effect (i) its legal existence and (ii) the rights, licenses, permits, privileges and franchises material to the conduct of its business and (b) maintain, if necessary, its qualification to do business in each other jurisdiction in which its Oil and Gas Properties are located or the ownership of its Properties requires such qualification, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 9.11.
Section 8.04    Payment of Obligations. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, pay its obligations, including Tax liabilities of the Parent and all of its Restricted Subsidiaries before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, and the Parent or such Restricted Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP or (b) the failure to make payment could not reasonably be expected to result in a Material Adverse Effect or result in the seizure or levy of any material Property of the Parent or any Restricted Subsidiary.
Section 8.05    Performance of Obligations under Loan Documents. The Borrower will pay the Loans in accordance with the terms hereof, and the Parent and the Borrower will, and will cause each other Restricted Subsidiary to, do and perform every act and discharge all of the obligations to be performed and discharged by them under the Loan Documents, including, without limitation, this Agreement, at the time or times and in the manner specified taking into consideration any grace periods therein.
Section 8.06    Operation and Maintenance of Properties. The Parent and the Borrower, at their own expense, will, and will cause each other Restricted Subsidiary to:
(a)    operate its Oil and Gas Properties and other material Properties or cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance with all Governmental Requirements, including, without limitation, applicable proration requirements and Environmental Laws, and all applicable laws, rules and regulations of every other Governmental Authority from time to time constituted to regulate the development and operation of its Oil and Gas Properties and the production and sale of Hydrocarbons and other minerals therefrom, except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;
(b)    keep and maintain all Property material to the conduct of its business in good working order and condition (ordinary wear and tear excepted), and preserve, maintain and keep in good repair, working order and efficiency (ordinary wear and tear and depletion excepted)

all of its Oil and Gas Properties except, in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect;
(c)    promptly pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties and will do all other things necessary to keep unimpaired their rights with respect thereto and prevent any forfeiture thereof or default thereunder, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect;
(d)    promptly perform or make reasonable and customary efforts to cause to be performed, in accordance with customary industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, except in each case where the failure to do so could not reasonably be expected to result in a Material Adverse Effect; and
(e)    to the extent a Credit Party is not the operator of any Property, the Parent and the Borrower shall (or shall cause the applicable Restricted Subsidiary to) use reasonable efforts to cause the operator to comply with this Section 8.06, but the failure of the operator so to comply will not constitute a Default or Event of Default.
Section 8.07    Insurance. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Administrative Agent on behalf of itself and each of the Lenders shall be named as “additional insured” in respect of such liability insurance policies, and, during a Borrowing Base Period, the Administrative Agent shall be named as a “lender loss payee” with respect to property loss insurance for collateral subject to the Security Instruments and such policies shall provide that the Administrative Agent shall receive not less than thirty (30) days’ prior notice of cancellation or non-renewal (or, if less, the maximum advance notice that the applicable carrier will agree to provide). Each time a Borrowing Base Period commences after the Effective Date, Parent and the Borrower will, and will cause each other Restricted Subsidiary, to comply with the requirements of this Section 8.07 that apply during a Borrowing Base Period within 90 days (or such longer time as the Administrative Agent may agree in its sole discretion) following the commencement of such Borrowing Base Period.
Section 8.08    Books and Records; Inspection Rights. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, keep proper books of record and account in which full, true and correct entries in conformance with GAAP are made of all dealings and transactions in relation to its business and activities. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its Properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants (so long as a member of the Borrower’s senior management team is present during all such discussions), all at such reasonable times and as often as reasonably requested, provided that so long as no Event of Default has occurred and is continuing, such visits and inspections shall not occur more than once in any 12-month period.
Section 8.09    Compliance with Laws. The Parent and the Borrower will, and will cause each other Restricted Subsidiary to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Parent and the Borrower will maintain in effect and enforce such policies and procedures, if any, as they reasonably deem appropriate, in light of their businesses and international activities (if any), to ensure compliance by the Parent, the Borrower, the Parent’s other Subsidiaries and each of their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 8.10    Environmental Matters.
(a)    The Parent and the Borrower shall at their sole expense: (i) comply, and cause their Properties and operations and each other Restricted Subsidiary and each other Restricted Subsidiary’s Properties and operations to comply, with all applicable Environmental Laws, to the extent the breach thereof could be reasonably expected to have a Material Adverse Effect; (ii) not Release or threaten to Release, and cause each Restricted Subsidiary not to Release or threaten to Release, any Hazardous Material on, under, about or from any of the Parent’s or its Restricted Subsidiaries’ Properties or any other property offsite the Property to the extent caused by the Parent’s or any of its Restricted Subsidiaries’ operations except in compliance with applicable Environmental Laws, to the extent such Release or threatened Release could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file, and cause each other Restricted Subsidiary to timely obtain or file, all Environmental Permits, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of the Parent’s or its Restricted Subsidiaries’ Properties, to the extent such failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion, and cause each other Restricted Subsidiary to promptly commence and diligently prosecute to completion, any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the “Remedial Work”) to the extent any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future Release or threatened Release of any Hazardous Material on, under, about or from any of the Parent’s or its Restricted Subsidiaries’ Properties, to the extent failure to do so could reasonably be expected to have a Material Adverse Effect; (v) conduct, and cause each other Restricted Subsidiaries to conduct, their respective operations and businesses in a manner that will not expose any Property or Person to Hazardous Materials that could reasonably be expected to cause the Parent or its Restricted Subsidiaries to owe damages or compensation that could reasonably be expected to cause a Material Adverse Effect; and (vi) establish and implement, and shall cause each other Restricted Subsidiary to establish and implement, such procedures as may be necessary to continuously determine and assure that the Parent’s and its Restricted Subsidiaries’ obligations under this Section 8.10(a) are timely and fully satisfied, to the extent failure to do so could reasonably be expected to have a Material Adverse Effect.

(b)    If the Parent or any Restricted Subsidiary receives written notice of any action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any Person against the Parent or its Restricted Subsidiaries or their Properties, in each case in connection with any Environmental Laws, the Borrower will within fifteen (15) days after any Responsible Officer learns thereof give written notice of the same to the Administrative Agent if the Parent or the Borrower could reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of the Threshold Amount, not fully covered by insurance, subject to normal deductibles.
(c)    In connection with any acquisition by any Credit Party of any Oil and Gas Property, other than an acquisition of additional interests in Oil and Gas Properties in which such Credit Party previously held an interest, to the extent any Credit Party obtains or is provided with same, the Borrower will, and will cause each other Credit Party to, promptly following any Credit Party’s obtaining or being provided with the same, deliver to the Administrative Agent such final and non-privileged material environmental reports of such Oil and Gas Properties as are reasonably requested by the Administrative Agent, the delivery of which will not violate any applicable confidentiality agreement entered into in good faith with an unaffiliated third party.
Section 8.11    Further Assurances.
(a)    The Parent and the Borrower at their sole expense will, and will cause each other Restricted Subsidiary to, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to comply with, cure any defects or accomplish the conditions precedent, covenants and agreements of the Parent or any Restricted Subsidiary, as the case may be, in the Loan Documents, including the Notes, or, during a Borrowing Base Period, to further evidence and more fully describe the collateral intended as security for the Indebtedness, or to correct any omissions in this Agreement or the Security Instruments, or to state more fully the obligations secured therein, or, during any Borrowing Base Period, to perfect, protect or preserve any Liens created pursuant to this Agreement or any of the Security Instruments or the priority thereof, or to make any recordings, file any notices or obtain any consents, all as may be reasonably necessary or appropriate in connection therewith.
(b)    The Parent and the Borrower hereby authorize the Administrative Agent to file, at any time during a Borrowing Base Period, one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Mortgaged Property and other collateral under the Security Instruments without the signature of the Parent, the Borrower or any other Guarantor where permitted by law. A carbon, photographic or other reproduction of the Security Instruments or any financing statement covering such Mortgaged Property, collateral or any part thereof shall be sufficient as a financing statement where permitted by law. The Parent and the Borrower acknowledge and agree that any such financing statement may describe the collateral as “all assets” or “all personal property” of the applicable Credit Party or words of similar effect as may be required by the Administrative Agent.
Section 8.12    Reserve Reports.

(a)    On or before March 1st and September 1st of each year, commencing March 1, 2023, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report evaluating the Oil and Gas Properties of the Credit Parties as of the immediately preceding January 1st and July 1st. The Reserve Report as of January 1 of each year shall be prepared by one or more Approved Petroleum Engineers, and each other Reserve Report required hereunder shall be prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report.
(b)    In the event of an Interim Redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Borrower who shall certify such Reserve Report to have been prepared in accordance with the procedures used in the immediately preceding January 1 Reserve Report. For any Interim Redetermination requested by the Administrative Agent or the Borrower pursuant to Section 2.07(b), the Borrower shall provide such Reserve Report with an “as of” date as required by the Administrative Agent as soon as possible, but in any event no later than thirty (30) days following the receipt of such request (or, in the case of an Interim Redetermination requested by the Borrower, such other date as the Administrative Agent may agree) or the commencement of a Borrowing Base Period, as applicable.
(c)    With the delivery of each such Reserve Report, the Borrower shall provide to the Administrative Agent and the Lenders a certificate of the Borrower confirming that in all material respects: (i) the Parent and the Borrower acted in good faith and utilized reasonable assumptions at the time such information was furnished in the preparation of such Reserve Report and that to their knowledge there are no statements or conclusions in such Reserve Report which are based upon or include material misleading information or fail to take into account material information known to them regarding the matters reported therein, (ii) the Parent or its Restricted Subsidiaries own good and defensible title to the Oil and Gas Properties evaluated in such Reserve Report as required in this Agreement and such Properties are free of all Liens except Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments in excess of the volume specified in Section 7.18 with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require the Parent or any Restricted Subsidiary to deliver Hydrocarbons either generally or produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of the Parent’s or any Restricted Subsidiary’s Proved Oil and Gas Properties have been sold since the date of the last certificate delivered pursuant to this Section 8.12(c) except as set forth on an exhibit to the certificate, which certificate shall list all of its Proved Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of all marketing agreements entered into subsequent to the later of the date hereof or the most recently delivered Reserve Report which the Borrower could reasonably be expected to have been obligated to list on Schedule 7.19 had such agreement been in effect on the date hereof, (vi) if during a Borrowing Base Period, the Mortgaged Properties satisfy the Mortgage Coverage Requirement (and which certificate shall specify whether compliance with the Mortgage Coverage Requirement was determined by reference to clause (a)(i) or clause (a)(ii) of such definition) and (vii) to the extent, if any, that any Oil and Gas Properties included in such report are owned by a Credit Party that is not a Qualified ECP Counterparty, such Credit Party and such Oil and Gas Properties are specified in such report.

Section 8.13    Title Information.
(a)    At any time during a Borrowing Base Period, on or before the delivery to the Administrative Agent and the Lenders of each Reserve Report required by Section 8.12(a), the Borrower will deliver title information in form and substance acceptable to the Administrative Agent covering enough of the Oil and Gas Properties, so that the Administrative Agent shall have received together with title information previously delivered to the Administrative Agent, satisfactory title information which satisfies the Title Coverage Requirement.
(b)    If the Borrower has provided title information for additional Properties under Section 8.13(a), the Borrower shall, within sixty (60) days after notice from the Administrative Agent that title defects or exceptions (excluding Excepted Liens) exist with respect to such additional Properties, either (i) cure any such title defects or exceptions (including defects or exceptions as to priority) which are not permitted by Section 9.03 raised by such information, (ii) substitute acceptable Mortgaged Properties with no title defects or exceptions (excluding Excepted Liens) having an equivalent value or (iii) deliver title information in form and substance acceptable to the Administrative Agent so that the Administrative Agent shall have received, together with title information previously delivered to the Administrative Agent, satisfactory title information which satisfies the Title Coverage Requirement.
(c)    If the Borrower fails to cure any title defect (excluding Excepted Liens) requested by the Administrative Agent to be cured within the 60-day period or the Borrower fails to comply with the requirements to provide acceptable title information which satisfies the Title Coverage Requirement, such failure shall not be a Default, but instead the Administrative Agent and/or the Required Lenders shall have the right, at any time during a Borrowing Base Period, to exercise the following remedy in their sole discretion from time to time, and any failure to so exercise this remedy at any time shall not be a waiver as to future exercise of the remedy by the Administrative Agent or the Lenders. Such remedy is to have the Administrative Agent declare that such unacceptable Mortgaged Property shall not count towards the Title Coverage Requirement and for the Administrative Agent to send a notice to the Borrower and the Lenders that the then outstanding Borrowing Base shall be reduced by an amount as determined by the Required Lenders to cause the Borrower to be in compliance with the requirement to provide acceptable title information which satisfies the Title Coverage Requirement. This new Borrowing Base shall become effective immediately after receipt of such notice.
Section 8.14    Collateral and Guaranty Agreements.
(a)    In connection with each redetermination of the Borrowing Base during a Borrowing Base Period, the Borrower shall review the Reserve Report and the list of current Mortgaged Properties (as described in Section 8.12(c)(vi)) to ascertain whether the Mortgaged Properties satisfy the Mortgage Coverage Requirement. In the event that, during a Borrowing Base Period, the Mortgaged Properties do not satisfy the Mortgage Coverage Requirement, then the Borrower shall, and shall cause the Parent and its other Restricted Subsidiaries to, grant, no later than thirty (30) days after delivery of the certificate required under Section 8.12(c) (or such longer period acceptable to the Administrative Agent), to the Administrative Agent as security for the Indebtedness first priority Liens and security interests (subject only, with respect to priority, to Liens permitted by Section 9.03 (other than Section 9.03(e))) on additional Oil and Gas Properties of the Credit Parties that are not already subject to a Lien of the Security Instruments such that after giving effect thereto, the Mortgaged Properties will satisfy the Mortgage Coverage Requirement. All such Liens will be created and perfected by and in accordance with the provisions of deeds of trust, security agreements and financing statements or other Security Instruments, all in form and substance reasonably satisfactory to the Administrative Agent and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes. In order to comply with the foregoing, if any Restricted Subsidiary places a Lien on its Oil and Gas Properties and such Restricted Subsidiary is not a Guarantor, then it shall become a Guarantor and comply with Section 8.14(b).
(b)    In the event that (i) the Parent creates or acquires any Restricted Subsidiary other than an Immaterial Subsidiary (including by designating any Unrestricted Subsidiary as a Restricted Subsidiary pursuant to the terms hereof) or (ii) any Domestic Subsidiary incurs or guarantees any Funded Debt, the Borrower shall or shall cause the Parent to promptly cause such Restricted Subsidiary (if other than the Borrower) to execute and deliver the Guaranty Agreement and, solely during a Borrowing Base Period, the Security Agreement (or supplements thereto or assumption agreements thereto or any replacement Security Instrument with respect to the collateral described in such Security Instruments that is entered into after the termination of an Investment Grade Period, as applicable) pursuant to which such Restricted Subsidiary shall guarantee the Indebtedness and, during a Borrowing Base Period, grant liens and security interests in its personal property that constitutes collateral. During a Borrowing Base Period, in the event that the Parent creates or acquires any Restricted Subsidiary other than an Immaterial Subsidiary, the Credit Party that owns the Equity Interests in such new Restricted Subsidiary shall execute and deliver a supplement to the Security Agreement pursuant to which such Credit Party will confirm the pledge of all of the Equity Interests of such new Restricted Subsidiary to secure the Indebtedness, and in connection with the foregoing, the Credit Parties shall (x) deliver original stock certificates, if any, evidencing the Equity Interests of such new Restricted Subsidiary, together with an appropriate undated stock power for each certificate duly executed in blank by the registered owner thereof and (y) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent. Parent and Borrower shall cause any Subsidiary (if other than the Borrower) that guarantees the obligations with respect to any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or Permitted Refinancing Debt in respect thereof to become a Guarantor by executing and delivering to the Administrative Agent an assumption agreement with respect to the Guaranty Agreement.
(c)    During any Borrowing Base Period, the Parent will at all times cause the other material tangible and intangible assets of the Parent and each Restricted Subsidiary (including, without limitation, all Swap Agreements) purported to be pledged as collateral pursuant to the Security Instruments to be or be made subject to a Lien under the Security Instruments.
(d)    Notwithstanding any provision in any of the Loan Documents to the contrary, in no event is any Building (as defined in the applicable Flood Insurance Regulations) or Manufactured (Mobile) Home (as defined in the applicable Flood Insurance Regulations) owned by any Credit Party included in the Mortgaged Property and no Building or Manufactured (Mobile) Home shall be encumbered by any Security Instrument; provided that (i) the applicable Credit

Party’s interests in all lands and Hydrocarbons situated under any such Building or Manufactured (Mobile) Home shall not be excluded from the Mortgaged Property and shall be encumbered by all applicable Security Instruments and (ii) the Borrower shall not, and shall not permit the Parent nor any of its other Restricted Subsidiaries to, permit to exist any Lien on any Building or Manufactured (Mobile) Home except Liens permitted by Section 9.03.
(e)    Promptly following the acquisition by any Person of one hundred percent (100%) of the outstanding Equity Interests in the Borrower, the Borrower will give notice of such event to the Administrative Agent and the Borrower will cause such Person to become a party to this Agreement by executing and delivering a Parent Joinder Agreement to the Administrative Agent. Pursuant to such Parent Joinder Agreement and the Guaranty Agreement as supplemented thereby, the Parent will guarantee the Indebtedness. Pursuant to such Parent Joinder Agreement and the Security Agreement as supplemented thereby, the Parent will grant liens and security interests in its personal property that constitutes Collateral, including all of its Equity Interests in the Borrower to secure the Indebtedness. In connection with the foregoing, the Parent will (i) deliver the original stock certificates, if any, evidencing its Equity Interests in the Borrower, together with an appropriate undated stock power for each certificate duly executed in blank by Parent and (ii) execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.
(f)    Each time a Borrowing Base Period commences after the Effective Date, Parent and the Borrower will, and will cause each other Restricted Subsidiary, to execute and deliver such Security Instruments as reasonably required by the Administrative Agent to comply with the Mortgage Coverage Requirement and the other requirements of this Section 8.14 that apply during a Borrowing Base Period within 60 days (or such longer time as the Administrative Agent may agree in its sole discretion) following the commencement of such Borrowing Base Period.
Section 8.15    ERISA Compliance. The Parent and the Borrower will (a) promptly furnish, and will cause each other Restricted Subsidiary to promptly furnish, to the Administrative Agent after request therefor by the Administrative Agent, copies of the most recent annual report with respect to each Plan or any trust created thereunder, and (b) promptly upon a Responsible Officer of Parent’s knowledge of (i) the occurrence of any “prohibited transaction”, as described in section 406 of ERISA or in section 4975 of the Code for which no exception exists or is available by statute, regulation, administrative exemption, or otherwise, in connection with any Plan or any trust created thereunder and that is reasonably expected to result in liability to the Parent or any Restricted Subsidiary that is expected to have a Material Adverse Effect, (ii) the occurrence of an ERISA Event that is expected to have a Material Adverse Effect or (iii) the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Accounting Standards Codification No. 715: Compensation-Retirement Benefits, or any applicable successor), as of the date of the most recent financial statements reflecting such amounts, exceeding the fair market value of the assets of such Plan allocable to such accrued benefits, if such excess is reasonably expected to have a Material Adverse Effect, promptly furnish to the Administrative Agent a written notice specifying the nature thereof, what action the Parent, the Restricted Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known by a Responsible Officer of Parent, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto.
Section 8.16    Unrestricted Subsidiaries. The Parent and the Borrower will:
(a)    cause the management, business and affairs of each of the Parent and its Restricted Subsidiaries to be conducted in such a manner (including, without limitation, by keeping separate books of account, furnishing separate financial statements of Unrestricted Subsidiaries to creditors and potential creditors thereof and by not permitting Properties of the Borrower and the Parent and its other respective Restricted Subsidiaries to be commingled) so that each Unrestricted Subsidiary that is a corporation will be treated as a corporate entity separate and distinct from the Parent and the Restricted Subsidiaries; provided that, notwithstanding the foregoing, the Parent and the Restricted Subsidiaries may enter into servicing arrangements with Unrestricted Subsidiaries so long as such arrangements are permitted under Section 9.13;
(b)    not, and will not permit any of the Restricted Subsidiaries to, incur, assume, guarantee or be or become liable for any Funded Debt of any of the Unrestricted Subsidiaries; and
(c)    not permit any Unrestricted Subsidiary to hold any Equity Interest in, or any Funded Debt of, the Parent or any Restricted Subsidiary.
Section 8.17    Commodity Exchange Act Keepwell Provisions. The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act in order for such Credit Party to honor its obligations under the Guaranty Agreement and any other Loan Documents with respect to Swap Agreements (provided, however, that the Borrower shall only be liable under this Section 8.17 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 8.17, or otherwise under this Agreement or any Loan Document, as it relates to such other Credit Parties, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of the Borrower under this Section 8.17 shall remain in full force and effect until all Indebtedness is paid in full to the Lenders, the Administrative Agent, the Issuing Bank and all Secured Swap Providers, and all of the Lenders’ Commitments are terminated. The Borrower intends that this Section 8.17 constitute, and this Section 8.17 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Credit Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
ARTICLE IX
NEGATIVE COVENANTS
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder and all other amounts payable under the Loan Documents have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of the Borrower and the Parent covenants and agrees with the Lenders that:
Section 9.01    Financial Covenants.

(a)    Current Ratio. The Parent and the Borrower will not permit, as of the last day of any Rolling Period commencing with the Rolling Period ending December 31, 2021, the Parent’s ratio of (i) consolidated Current Assets of the Parent and its Consolidated Restricted Subsidiaries to (ii) consolidated Current Liabilities of the Parent and its Consolidated Restricted Subsidiaries to be less than 1.00 to 1.00.
(b)    Total Net Leverage Ratio. The Parent and the Borrower will not permit the Total Net Leverage Ratio to be greater than 3.50 to 1.00 as of the last day of any Rolling Period, commencing with the Rolling Period ending December 31, 2022.
(c)    PV-9 Coverage Ratio. If, as of the last day of any fiscal quarter ending during an Investment Grade Period, the Borrower does not have an Investment Grade Rating from at least two of Moody’s, S&P and Fitch, the Borrower will not permit the PV-9 Coverage Ratio, as of the last day of such fiscal quarter, to be less than 1.50 to 1.00; provided that, if the Borrower does have an Investment Grade Rating from at least two of Moody’s, S&P and Fitch as of such date, this Section 9.01(c) shall not apply as of such date.
Section 9.02    Debt. The Parent and the Borrower will not, and will not permit any of the other Restricted Subsidiaries to, incur, create, assume or suffer to exist any Debt, except:
(a)    the Loans or other Indebtedness arising under the Loan Documents or any guaranty of or suretyship arrangement for the Loans or other Indebtedness arising under the Loan Documents;
(b)    Debt of the Parent and its Restricted Subsidiaries (i) existing on the date hereof that is reflected on Schedule 9.02 and (ii) permitted to be incurred during an Investment Grade Period existing during any subsequent Borrowing Base Period to the extent the aggregate such Debt exceeds the amount permitted to be incurred under each of Section 9.02(c) and Section 9.02(i);
(c)    Debt under Finance Leases or that constitutes Purchase Money Debt; provided that the Debt permitted by this clause (c) shall not exceed, at the time any such Debt is incurred (and after giving effect to such incurrence) and together with all other Debt incurred pursuant to this Section 9.02(c), an aggregate principal amount equal to the greater of (i) $125,000,000 and (ii) (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base in effect at such time or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available;
(d)    intercompany Debt between the Parent and any Restricted Subsidiary or between Restricted Subsidiaries, provided that such Debt is subordinated to the Indebtedness as and to the extent provided in the Guaranty Agreement;
(e)    Debt constituting a guaranty by the Parent or by a Restricted Subsidiary of other Debt permitted to be incurred under this Section 9.02;
(f)    Debt under the Permitted Senior Unsecured Notes and guarantees thereof by any Credit Party; provided that after giving effect to the issuance thereof after the Effective Date,

the application of the proceeds thereof, and any automatic reduction of the Borrowing Base pursuant to Section 2.07(e) on account thereof: (i) the Parent shall be in pro forma compliance with Section 9.01 as of the most recently ended fiscal quarter for which financial statements have been or are required to be delivered pursuant to Section 8.01(a) or Section 8.01(b) and (ii) no Event of Default or Borrowing Base Deficiency shall exist;
(g)    Debt arising from agreements of the Borrower or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations (including earn-outs), in each case entered into in connection with Investments in or Transfers of any business, assets or stock permitted hereunder;
(h)    Debt of the Borrower or any Restricted Subsidiary consisting of obligations to pay insurance premiums incurred in the ordinary course of business;
(i)    other Funded Debt; provided that the Funded Debt permitted by this clause (i) shall not exceed, at the time any such Funded Debt is incurred (and after giving effect to such incurrence) and together with all other Debt incurred pursuant to this Section 9.02(i), an aggregate principal amount equal to the greater of (i) $125,000,000 and (ii) (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base in effect at such time or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available;
(j)    Permitted Junior Lien Debt; provided that (i) the amount of Permitted Junior Lien Debt that is secured by second priority Liens permitted by this clause (j) shall not exceed an aggregate principal amount equal to $350,000,000, (ii) such Permitted Junior Lien Debt (other than Permitted Refinancing Debt in respect of any such Permitted Junior Lien Debt) shall be issued solely in exchange for, or the net proceeds thereof shall be used solely to Redeem, Debt under the Permitted Senior Unsecured Notes in a single transaction or series of substantially contemporaneous related transactions and (iii) for the avoidance of doubt, no Permitted Junior Lien Debt may be issued or incurred during an Investment Grade Period;
(k)    Permitted Refinancing Debt in respect of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt and Debt permitted under Section 9.02(b);
(l)    Permitted Pari Term Loan Debt incurred on or prior to the earlier of (x) April 24, 2026 and (y) the first Term Loan Facility Closing Date; provided that (i) the aggregate principal amount of Permitted Pari Term Loan Debt permitted by this clause (l) shall not exceed, at the time of incurrence thereof, an aggregate principal amount equal to the least of the following: (A) the Borrowing Base then in effect minus the Aggregate Elected Revolving Commitment Amounts then in effect, (B) an amount equal to the Aggregate Elected Revolving Commitment Amounts at such time and (C) an amount equal to thirty-three and one-third percent (33-1/3%) of the sum of (1) the Aggregate Elected Revolving Commitment Amounts then in effect plus (2) the aggregate principal amount of Permitted Pari Term Loan Debt then outstanding (after giving effect to any such incurrence of Permitted Pari Term Loan Debt); and (ii) for the avoidance of doubt, no Permitted Pari Term Loan Debt may be issued or incurred during an Investment Grade Period; and

(m)    Debt not permitted by the foregoing clauses (a) through (l) which is approved in writing by the Majority Lenders.
Section 9.03    Liens. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a)    Liens created by any Loan Document securing the payment of any Indebtedness;
(b)    (i) Excepted Liens and (ii) Liens created during any Investment Grade Period securing Property to the extent that, during any subsequent Borrowing Base Period, the aggregate principal amount of the obligations secured thereby exceeds the amount permitted by Section 9.03(d)(i);
(c)    Liens securing Finance Leases and Purchase Money Debt permitted by Section 9.02(c) but only on the Property under lease or the Property purchased, constructed or improved with such Purchase Money Debt;
(d)    additional Liens on Property (excluding Proved Oil and Gas Properties and Equity Interests of the Borrower or its Restricted Subsidiaries pledged as Collateral) so long as the aggregate principal amount of the obligations secured thereby does not at any time exceed the greater of (i) $125,000,000 and (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base in effect at such time or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available;
(e)    Liens securing any Permitted Junior Lien Debt and Permitted Refinancing Debt and any guarantees thereof, in each case, permitted to be incurred pursuant to Section 9.02(j) or Section 9.02(k), as applicable; provided that such Liens are (i) subordinate to the Liens in favor of the Administrative Agent securing the Indebtedness and (ii) subject to a Junior Lien Intercreditor Agreement; and
(f)    Liens securing any Permitted Pari Term Loan Debt and Permitted Refinancing Debt and any guarantees thereof, in each case, permitted to be incurred pursuant to Section 9.02(k) or Section 9.02(l), as applicable; provided that such Liens are pari passu with the Liens in favor of the Administrative Agent securing the Indebtedness and subject to a Pari Passu Intercreditor Agreement.
The Liens permitted by this Section 9.03 shall be construed to allow for Liens on the improvements, fixtures and/or accessions to Property which are permitted to be subject to such Liens and on the proceeds of such Property (including any insurance for such property) as determined in accordance with the UCC.
Section 9.04    Dividends and Distributions and Redemptions of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt.
(a)    Dividends and Distributions. The Parent and the Borrower will not, and will not permit any other Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment to its Equity Interest holders, except:

(i)    the Parent may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock);
(ii)    Subsidiaries may declare and make Restricted Payments ratably with respect to their Equity Interests;
(iii)    the Parent may make Restricted Payments pursuant to and in accordance with stock option plans or other equity incentive or benefit plans for management or employees of the Parent and its Subsidiaries;
(iv)    the Parent may, substantially contemporaneously with (and in any event within three (3) Business Days after) its receipt of (A) any Unrestricted Subsidiary Distribution received directly from any Unrestricted Subsidiary or indirectly from the Borrower or (B) the proceeds of any Transfer of any Equity Interests in any Unrestricted Subsidiary, make cash distributions or dividends to its members in an amount not to exceed the amount of the corresponding Unrestricted Subsidiary Distribution or such net proceeds, respectively; provided that prior to or contemporaneously with making such cash distribution or dividend described in this clause (iv) the Borrower shall make a principal payment on the Borrowings in an aggregate amount equal to (1) the aggregate amount of cash Investments made by the Parent and/or the Restricted Subsidiaries in such Unrestricted Subsidiary from and after the Effective Date pursuant to Section 9.05(i) minus (2) the aggregate amount of principal payments previously made pursuant to this proviso that were calculated with reference to Investments made pursuant to Section 9.05(i);
(v)    so long as it is taxed as a partnership, the Parent may make Permitted Tax Distributions; provided that, such distributions shall be made quarterly and annually, based on Permian Resources Corporation’s federal income tax filing obligations;
(vi)    the Parent may make Restricted Payments; provided that, in the case of this clause (vi): (A) no Default or Event of Default exists or results from the making of such Restricted Payment, and (B) after giving effect to such Restricted Payment, each of the Specified Conditions is satisfied;
(vii)    any payments in connection with a Permitted Bond Hedge Transaction; and
(viii)    the Parent may make Restricted Payments in an aggregate amount, together with all other Restricted Payments made pursuant to this Section 9.04(a)(viii), during the term of this Agreement not to exceed $125,000,000.
(b)    Redemption of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt; Amendment of Terms of Permitted Senior Unsecured Notes Documents, Permitted Junior Lien Debt Documents or Permitted Pari Term Loan Debt Documents. The Parent and the Borrower will not, and will not permit any other Credit Party to, prior to the date that is one hundred eighty (180) days after the Latest Maturity Date (or ninety-one (91) days after the Revolving Maturity Date in the case of Permitted Pari Term Loan Debt):

(i)    call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Senior Unsecured Notes, Permitted Pari Term Loan Debt or Permitted Junior Lien Debt or Permitted Refinancing Debt in respect thereof (any of the foregoing, an “Other Debt Payment”), except that, so long as no Event of Default exists, the Borrower may make an Other Debt Payment (A) substantially contemporaneously with its receipt of (and in an amount up to) any cash proceeds from an issuance or sale of, or in exchange for, (1) (v) any Term Loans hereunder (solely in the case of Other Debt Payments in respect of Permitted Secured Debt or Permitted Refinancing Debt in respect thereof and not for Permitted Senior Unsecured Notes), (w) Permitted Senior Unsecured Notes, (x) Permitted Pari Term Loan Debt (solely in the case of Other Debt Payments in respect of Permitted Pari Term Loan Debt or Permitted Refinancing Debt in respect thereof and not for Permitted Junior Lien Debt or Permitted Senior Unsecured Notes), (y) Permitted Junior Lien Debt or (z) Permitted Refinancing Debt; or (2) any Equity Interests in the Parent (other than Disqualified Capital Stock), (B) with cash if after giving effect to such Other Debt Payment, each of the Specified Conditions is satisfied, or (C) with cash in an aggregate amount, together with all other Other Debt Payments made pursuant to this Section 9.04(b)(i)(C), during the term of this Agreement not to exceed $125,000,000;
(ii)    call, make or offer to make any mandatory Redemption of any Permitted Pari Term Loan Debt of the type described in clause (d)(iii) of the definition of Permitted Pari Term Loan Debt, unless, at the time of such Redemption, (A) no Event of Default is continuing or would result therefrom and (B) each of the Specified Conditions is satisfied; or
(iii)    amend, modify, waive or otherwise change, consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Permitted Senior Unsecured Notes Documents, the Permitted Junior Lien Debt Documents, or the Permitted Pari Term Loan Debt Documents (except to the extent a new issuance of Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, Permitted Pari Term Loan Debt or Permitted Refinancing Debt, the proceeds of which were used to Redeem existing Permitted Senior Unsecured Notes, Permitted Junior Lien Debt, or Permitted Pari Term Loan Debt pursuant to the foregoing clause (i), would be permitted to have such terms as so amended, modified, waived or otherwise changed) if the effect thereof would be (A) to shorten its maturity or average life, (B) to increase the amount of any payment of principal thereof, (C) to increase the rate or shorten any period for payment of interest thereon, (D) to modify or amend financial or negative covenants or events of default such that the resulting financial and negative covenants and events of default in respect thereof, taken as a whole, are more restrictive with respect to the Credit Parties than the financial and negative covenants and Events of Default in this Agreement without this Agreement being contemporaneously amended to add similar provisions (as determined in good faith by senior management of the Parent), (E) in the case of Permitted Pari Term Loan Debt, prohibited by the Pari Passu Intercreditor Agreement or (F) in the case of Permitted Junior Lien Debt, prohibited by the Junior Lien Intercreditor Agreement.
Section 9.05    Investments, Loans and Advances. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, make or permit to remain outstanding any Investments in or to any Person, except that the foregoing restriction shall not apply to:

(a)    Investments as of the Effective Date which are disclosed to the Lenders in Schedule 9.05;
(b)    accounts receivable arising in the ordinary course of business;
(c)    direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of acquisition thereof;
(d)    commercial paper maturing within one year from the date of acquisition thereof rated in the highest grade by S&P, Moody’s or Fitch;
(e)    demand deposits, and time deposits (including certificates of deposit) maturing within one year from the date of creation thereof, with (or issued by) any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000 (as of the date of such bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by S&P or Moody’s, respectively;
(f)    shares of any SEC registered 2a-7 money market fund that has net assets of at least $500,000,000 and the highest rating obtainable from either Moody’s or S&P;
(g)    Investments (i) made by the Borrower in or to the Guarantors and (ii) made by the Parent or any Restricted Subsidiary in or to the Borrower or any Guarantor (in each case including any Person that becomes a Guarantor at or about the time of such Investment);
(h)    subject to the limits in Section 9.07, Investments of the type described in clause (c) of the definition of “Investment” in direct ownership interests in additional Oil and Gas Properties and gas gathering systems related thereto or related to farm-out, farm-in, joint operating, joint venture or area of mutual interest agreements, gathering systems, pipelines or other similar arrangements which are usual and customary in the oil and gas exploration and production business located within the geographic boundaries of the United States of America;
(i)    Investments in Unrestricted Subsidiaries, provided that, at the time such Investment is made, (i) no Default, Event of Default or Borrowing Base Deficiency exists or results from the making of such Investment, (ii) the aggregate amount of such Investments (after giving effect to such Investment) made under this Section 9.05(i) does not exceed the greater of (A) $125,000,000 and (B) (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base then in effect or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available, and (iii) after giving effect to such Investment, the Borrower’s Liquidity is not less than fifteen percent (15%) of the Commitments then in effect;
(j)    loans or advances to employees, officers or directors (i) in the ordinary course of business of the Parent or any of its Restricted Subsidiaries, in each case only as permitted by applicable law or (ii) to finance or fund capital commitments to purchase Equity Interests in the

Parent pursuant to agreements among the Parent and its Equity Interest holders; provided that the Investments made pursuant to this clause (j) do not exceed $2,000,000 in aggregate principal amount at any time outstanding;
(k)    Guarantee obligations permitted by Section 9.02;
(l)    Investments in stock, obligations or securities received in settlement of debts arising from Investments permitted under this Section 9.05 or from accounts receivable arising in the ordinary course of business, which Investments are obtained by the Parent or any Restricted Subsidiary as a result of a bankruptcy or other insolvency proceeding of, or difficulties in collecting from, the obligor in respect of such obligations;
(m)    other Investments, provided that at the time such Investment is made (and after giving effect to such Investment) and together with all other Investments made pursuant to this Section 9.05(m), the aggregate amount of Investments made under this Section 9.05(m) does not exceed the greater of (i) $125,000,000 and (ii) (x) during a Borrowing Base Period, five percent (5%) of the Borrowing Base in effect at such time or (y) during an Investment Grade Period, two percent (2%) of Consolidated Net Tangible Assets as of the last day of the then most recently ended Rolling Period for which financial statements are available;
(n)    other Investments; provided that, in the case of this clause (n): (i) no Default or Event of Default exists or results from the making of such Investment, and (ii) after giving effect to such Investment, each of the Specified Conditions is satisfied; and
(o)    the entry into, and any payments in connection with, any Permitted Bond Hedge Transaction.
Section 9.06    Designation and Conversion of Restricted and Unrestricted Subsidiaries.
(a)    Unless designated as an Unrestricted Subsidiary on Schedule 7.14 as of the date hereof or thereafter, assuming compliance with Section 9.06(b), any Person that becomes a Subsidiary of the Parent or any of its Restricted Subsidiaries shall be classified as a Restricted Subsidiary.
(b)    The Borrower may designate by written notification thereof to the Administrative Agent, any Restricted Subsidiary (other than the Borrower), including a newly formed or newly acquired Subsidiary, as an Unrestricted Subsidiary if (i) prior, and after giving effect, to such designation, neither an Event of Default nor a Borrowing Base Deficiency would exist, (ii) such designation is deemed to be an Investment in an Unrestricted Subsidiary in an amount equal to the fair market value as of the date of such designation of the Parent’s direct and indirect ownership interest in such Subsidiary and such Investment would be permitted to be made at the time of such designation under Section 9.05(i), and (iii) such Subsidiary is not a “restricted subsidiary” or guarantor with respect to any Permitted Senior Unsecured Notes, Permitted Junior Lien Debt or Permitted Pari Term Loan Debt. Except as provided in this Section 9.06(b), no Restricted Subsidiary may be redesignated as an Unrestricted Subsidiary.

(c)    The Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary if after giving effect to such designation, (i) the representations and warranties of the Borrower, the Parent and its other Restricted Subsidiaries contained in each of the Loan Documents are true and correct on and as of such date as if made on and as of the date of such redesignation (or, if stated to have been made expressly as of an earlier date, were true and correct as of such date), (ii) no Default would exist and (iii) the Borrower complies with the requirements of Section 8.14, Section 8.16 and Section 9.14.
Section 9.07    Nature of Business; No International Operations. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, allow any material change to be made in the character of its business as an independent oil and gas exploration and production company. From and after the date hereof, the Parent and its Domestic Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) in or related to, any Oil and Gas Properties not located within the geographical boundaries of the United States or of the offshore federal waters of the United States, and the Parent and the Borrower will not, and will not permit any of the other Restricted Subsidiaries to, enter into marketing contracts other than in the normal course of, or ancillary to, the exploration and production business. The Borrower shall at all times remain organized under the laws of the United States of America or any State thereof or the District of Columbia.
Section 9.08    Proceeds of Notes. The Parent and the Borrower will not permit the proceeds of the Notes to be used for any purpose other than those permitted by Section 7.21. Neither the Parent, the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulations T, U or X or any other regulation of the Board or to violate Section 7 of the Securities Exchange Act or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect. If requested by the Administrative Agent, the Borrower will furnish to the Administrative Agent on behalf of any Lender included in such request, a statement to the foregoing effect in conformity with the requirements of FR Form U-1 or such other form referred to in Regulation U, Regulation T or Regulation X of the Board, as the case may be. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall procure that the Parent and its other Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (a) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (b) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (c) in any manner that would knowingly or negligently result in the violation of any Sanctions applicable to any party hereto.
Section 9.09    ERISA Compliance. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, at any time:
(a)    engage in any transaction in connection with which the Parent, a Restricted Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to subsections (c), (i), (l) or (m) of section 502 of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code, except where such penalty or tax could not reasonably be expected to have a Material Adverse Effect; or

(b)    fail to make full payment when due of all amounts which, under the provisions of any Plan, Multiemployer Plan, agreement relating thereto or applicable law, the Parent, a Restricted Subsidiary or any ERISA Affiliate is required to pay as contributions thereto, except where such failure could not reasonably be expected to have a Material Adverse Effect.
Section 9.10    Sale or Discount of Receivables. Except for the sale of defaulted notes or accounts receivable in connection with the compromise or collection thereof and not in connection with any financing transaction, the Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, sell (with or without recourse) any of its notes receivable or accounts receivable to any Person other than Borrower or any Guarantor.
Section 9.11    Mergers, Etc. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, divide or merge into or with or consolidate with any other Person, or permit any other Person to divide or merge into or consolidate with it, or Transfer (whether in one transaction or in a series of transactions) all or substantially all of its Property to any other Person (whether now owned or hereafter acquired) (any such transaction, a “consolidation”), or liquidate or dissolve; provided that (a) any Restricted Subsidiary (other than the Borrower) may participate in a consolidation with the Borrower or the Parent (provided that the Borrower or the Parent shall be the continuing or surviving entity), (b) any Restricted Subsidiary (other than the Borrower) that does not own any Proved Oil and Gas Property, commodity Swap Agreements or any Equity Interests in a Subsidiary that directly or indirectly owns any Proved Oil and Gas Property or commodity Swap Agreements may participate in a liquidation, (c) the Borrower or any Restricted Subsidiary may participate in a consolidation with another Restricted Subsidiary (provided that the Borrower is the continuing or surviving entity if party to such consolidation), (d) the Borrower or any Restricted Subsidiary may participate in a consolidation with another Person that was first designated a Restricted Subsidiary (and which designation constituted an “Investment” and was permitted by Section 9.05) at the time of such consolidation; provided that (i) if the Borrower is party to such consolidation, the Borrower must be the continuing or surviving entity and (ii) if a Restricted Subsidiary is party to such consolidation, such Restricted Subsidiary must be the continuing or surviving entity, and (e) the Borrower may consummate the Colgate Merger in accordance with the Colgate Merger Agreement on the Colgate Merger Effective Date.
Section 9.12    Sale of Properties and Termination of Swap Agreements. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, sell, assign, farmout, convey or otherwise transfer (collectively, a “Transfer”) any Property to any Person other than a Credit Party or to enter into any Swap Monetization in respect of commodities except for:
(a)    the sale of Hydrocarbons in the ordinary course of business;
(b)    farmouts of undeveloped acreage and undeveloped depths and Transfers in connection with such farmouts;
(c)    Transfers of equipment and other personal property that is no longer necessary for the business of the Parent or such Restricted Subsidiary or is replaced by equipment or other personal property of at least comparable value and use;

(d)    Transfers, including the abandonment, farm-out, trade, exchange, lease, sublease or other disposition, of Oil and Gas Properties to which no Proved Reserves are attributed (it being agreed that for the purposes hereof the Credit Parties’ saltwater disposal wells and associated produced water infrastructure located primarily in Reeves County, Texas have no Proved Reserves attributable to them), and Transfers of any of the Equity Interests in any Unrestricted Subsidiary;
(e)    Transfers not permitted under clauses (a), (b), (c), (d), (f) or (g) of any other Oil and Gas Property or any interest therein or of Equity Interests in any Restricted Subsidiary that owns Oil and Gas Properties other than the Borrower, and Swap Monetizations; provided that:
(i)    if a Borrowing Base Deficiency exists at the time of such Transfer or Swap Monetization, then the cash consideration received by any Credit Party in respect of such Transfer or Swap Monetization shall be applied first to prepay Loans and/or cash collateralize LC Exposure until such Borrowing Base Deficiency is eliminated in full;
(ii)    no Event of Default exists or results from such Transfer or Swap Monetization;
(iii)    during any Borrowing Base Period, at least seventy-five percent (75%) of the consideration received in respect of any such Transfer of Oil and Gas Properties or any interest therein or of any such Restricted Subsidiary shall be cash, rights with respect to post-closing settlement or indemnification obligations of the transferee or its Affiliates, or (provided no Borrowing Base Deficiency will exist after the application of the cash proceeds of such Transfer) new Oil and Gas Properties acceptable to the Administrative Agent in its sole discretion acquired, and the total of all such consideration received in respect of any such Transfer shall be equal to or greater than the fair market value of the Oil and Gas Properties, interests therein and/or Restricted Subsidiaries that are the subject of such Transfer as reasonably determined by the Parent and/or the Borrower (and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to such determination); provided that Transfers of Oil and Gas Properties with an aggregate value not exceeding $10,000,000 during any Borrowing Base Period shall not be subject to the foregoing limitations on the type of consideration received;
(iv)    the consideration received in respect of any such Swap Monetization shall be equal to or greater than the fair market value of the consideration provided by the Credit Parties in such transaction as reasonably determined by the Parent and/or the Borrower (and, if requested by the Administrative Agent, the Borrower shall deliver a certificate of a Responsible Officer of the Borrower certifying to such determination);
(v)    during any Borrowing Base Period, if the aggregate value (which, for purposes hereof, shall mean the value the Administrative Agent attributes to such Oil and Gas Property and/or Swap Agreement for purposes of the most recent determination of the Borrowing Base (which Borrowing Base was approved by the requisite Lenders in accordance with Section 2.07)) of such Oil and Gas Properties Transferred, when aggregated with the Swap Monetization of Swap Agreements pursuant to the terms of this Agreement but net of the Borrowing Base value (as determined by the Administrative Agent) of Proved Oil and Gas Properties acquired by a Credit Party, in each case, since the later of (A) the last Scheduled

Redetermination Date and (B) the date that the Borrowing Base was last adjusted pursuant to this Section 9.12(e)(v), is in excess of five percent (5%) of the Borrowing Base, then the Borrowing Base will be automatically reduced by an amount determined by the Administrative Agent and approved by the Required Lenders, which redetermined Borrowing Base shall be effective upon delivery by the Administrative Agent of the related New Borrowing Base Notice under Section 2.07(d), and if a Borrowing Base Deficiency exists after such reduction in the Borrowing Base, the Borrower shall prepay Borrowings in accordance with Section 3.04(c)(iii);
(vi)    if any such Transfer is of a Restricted Subsidiary (other than the Borrower) owning Oil and Gas Properties, such Transfer shall include all the Equity Interests of such Restricted Subsidiary;
(vii)    for purposes of this Section 9.12(e), any Oil and Gas Property owned by a Restricted Subsidiary that is designated or redesignated as an Unrestricted Subsidiary pursuant to Section 9.06(b) shall be deemed to be Transferred by such Subsidiary to a Person that is not a Credit Party at the time of such designation; and
(viii)    with respect to any such Transfer during an Investment Grade Period, the Borrower shall be in pro forma compliance with Section 9.01 (including Section 9.01(c) even if Section 9.01(c) is not otherwise being tested at such time) after giving effect to such Transfer;
(f)    Transfers of Properties (other than Oil and Gas Properties) having a fair market value not to exceed $50,000,000 during any 12-month period; provided that if any such Transfer is of the Equity Interests of a Restricted Subsidiary, such Transfer shall include all the Equity Interests of such Restricted Subsidiary; and
(g)    Transfers of Properties (other than Hydrocarbon Interests) acquired in an acquisition permitted pursuant to this Agreement so long as (i) such Properties so acquired and then Transferred pursuant to this Section 9.12(g) have a fair market value not exceeding $250,000,000 per acquisition and (ii) and such Transfer occurs within twelve (12) months following such acquisition; provided that if any such Transfer is of the Equity Interests of a Restricted Subsidiary, such Transfer shall include all the Equity Interests of such Restricted Subsidiary.
For purposes of this Section 9.12, “Swap Monetization” means the liquidation, monetization, unwinding, termination or transfer (by novation or otherwise) of any commodity Swap Agreement taken into account by the Lenders in determining the most recent Borrowing Base, or the amendment of any such Swap Agreement in any way that could reasonably be expected to reduce the Borrowing Base value thereof, provided that none of the following shall constitute a Swap Monetization: (w) the novation of such Swap Agreement from one Credit Party to another Credit Party, with an Approved Counterparty being the “remaining party” for purposes of such novation, (x) the novation of such Swap Agreement from the existing counterparty to an Approved Counterparty, with the Borrower or the applicable Credit Party being the “remaining party” for purposes of such novation, (y) the termination of such Swap Agreement at the end of its stated term, or (z) the early termination of a Swap Agreement if, upon such early termination, it is replaced, in a substantially contemporaneous transaction, with one or more Swap Agreements covering Hydrocarbons of the type that were hedged pursuant to such replaced Swap Agreements with notional volumes, prices and tenors not less favorable to the Borrower or such Credit Party as those set forth in such replaced Swap Agreements and without cash payments to any Credit Party in connection therewith.
Section 9.13    Transactions with Affiliates. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any transaction, including, without limitation, any Transfer of Property or the rendering of any service, with any Affiliate involving aggregate consideration in excess of $5,000,000 (other than the Credit Parties) unless such transactions are otherwise not prohibited under this Agreement and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate, provided that the restrictions set forth in this Section 9.13 shall not apply to (a) Investments permitted by Section 9.05, (b) the execution and delivery of any Loan Document, (c) transactions listed on Schedule 9.13, (d) payments made pursuant to Section 9.04(a) or otherwise expressly permitted under this Agreement, (e) the issuance and sale of Equity Interests in the Parent and any amendments to the terms of any Equity Interests issued by the Parent (excluding in each case any such Equity Interests that would be, or any amendments that would cause any such Equity Interests to become, Disqualified Capital Stock, (f) the performance of employment, equity award, equity option or equity appreciation agreements, plans or other similar compensation or benefit plans or arrangements entered into by any Credit Party in the ordinary course of its business with its employees, officers and directors and (g) reasonable and customary fees and compensation to, and indemnity provided on behalf of, officers, directors, and employees of any Credit Party in their capacity as such).
Section 9.14    Subsidiaries. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, create or acquire any additional Restricted Subsidiary or redesignate an Unrestricted Subsidiary as a Restricted Subsidiary unless the Borrower gives prompt written notice to the Administrative Agent of such creation or acquisition and complies with Section 8.14(b). The Borrower shall not, and shall not permit the Parent or any other Restricted Subsidiary to, Transfer any Equity Interests in any Restricted Subsidiary except in compliance with Section 9.12. Neither the Parent nor any Restricted Subsidiary shall have any Foreign Subsidiaries. The Parent will not permit any Person other than the Parent or another Credit Party to own any Equity Interests in any Guarantor.
Section 9.15    Negative Pledge Agreements; Dividend Restrictions. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, create, incur, assume or suffer to exist any contract, agreement or understanding (other than (a) this Agreement and the Security Instruments, (b) agreements with respect to Purchase Money Debt or Finance Leases secured by Liens permitted by Section 9.03(c), but then only with respect to Property which is the subject of such Finance Lease or Purchase Money Debt, (c) customary restrictions and conditions with respect to the sale or disposition of Property or Equity Interests permitted under Section 9.12 pending the consummation of such sale or disposition, (d) any leases or licenses or similar contracts as they affect any Property or Lien subject to a lease or license, (e) any Permitted Senior Unsecured Notes Documents, any Permitted Junior Lien Debt Documents and any Permitted Pari Term Loan Debt Documents, and (f) agreements and understandings contained in joint venture agreements or other similar agreements entered into in the ordinary course of business in respect to the disposition or distribution of assets of such joint venture), which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property in favor of the Administrative Agent for the benefit of itself and the Secured Parties, or restricts any Restricted Subsidiary from paying dividends or making distributions to the Borrower or any Guarantor.
Section 9.16    Gas Imbalances, Take-or-Pay or Other Prepayments. Except as set forth on Schedule 7.18 or on the most recent certificate delivered pursuant to Section 8.12(c), the Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Parent or any Restricted Subsidiary that would require the Parent or such Restricted Subsidiary to deliver Hydrocarbons at some future time without then or thereafter receiving full payment therefor to exceed two and one half percent (2.5%) of the aggregate annual production of gas from the Oil and Gas Properties of the Parent and its Restricted Subsidiaries during the most recent calendar year (on an mcf equivalent basis).
Section 9.17    Swap Agreements.
(a)    The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any Swap Agreements for speculative purposes. The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, enter into any Swap Agreements with any Person other than:
(i)    Subject to Section 9.17(b), Swap Agreements with an Approved Counterparty in respect of commodities the notional volumes of which (when aggregated with other commodity Swap Agreements then in effect) do not exceed, as of the date such Swap Agreement is entered into (and for each month during the period during which such Swap Agreement is in effect), eighty-five percent (85%) of the reasonably anticipated production of crude oil, natural gas and natural gas liquids and condensate, calculated separately and, in each case, as such production is forecast from the Parent’s and its Restricted Subsidiaries’ Oil and Gas Properties constituting Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement; provided, however, that such Swap Agreements shall not, in any case, have a tenor of greater than five (5) years. It is understood that Swap Agreements in respect of commodities which may, from time to time, “hedge” the same volumes, but different elements of commodity risk thereof (such as, for example, basis risk and price risk), shall not be aggregated together when calculating the foregoing limitations on notional volumes or for any other purpose of this Section.
(ii)    Upon the signing of a binding purchase and sale agreement for Oil and Gas Properties (such Oil and Gas Properties, the “Proposed Acquisition Properties”) between such Credit Party and a third party seller, Swap Agreements in respect of commodities (A) with an Approved Counterparty, (B) with a tenor not to exceed three (3) years commencing with the first full month after such Swap Agreement is executed, and (C) the notional volumes for which do not exceed eighty-five percent (85%) of the reasonably anticipated production from the Proposed Acquisition Properties constituting Proved Reserves for each month from each of crude oil, natural gas and natural gas liquids and condensate, calculated separately and as set forth in a reserve report delivered to the Administrative Agent (in form and detail reasonably acceptable to the Administrative Agent) covering such Proposed Acquisition Properties; provided that, (x) upon the earliest to occur of (1) the 10th day after such purchase and sale agreement is terminated, (2) any Credit Party otherwise knows that such purchase and sale agreement shall not be consummated and (3) the 30th day after the date upon which the applicable purchase and sale agreement was required to close, in each case with such extensions as agreed to by the Administrative Agent in its sole discretion, all Swap Agreements entered into under this Section 9.17(a)(ii) that would not otherwise have been permitted to be entered into under Section 9.17(a)(i) above (at the time entered into) will be unwound or otherwise terminated, (y) notwithstanding anything to the contrary herein, the notional volumes for Swap Agreements entered into under this Section 9.17(a)(ii) (when aggregated with other commodity Swap Agreements then in effect pursuant to Section 9.17(a)(i) other than basis differential swaps on volumes already hedged pursuant to other Swap Agreements) shall not exceed, as of the date such Swap Agreement is executed, one hundred percent (100%) of reasonably anticipated production from the Credit Party’s Oil and Gas Properties constituting Proved Reserves (as set forth in the most recent Reserve Report delivered pursuant to the terms of this Agreement and excluding, for the avoidance of doubt, anticipated production from the Proposed Acquisition Properties) for each month of each of crude oil, natural gas, and natural gas liquids and condensate, calculated separately and (z) at all times prior to the closing of the applicable acquisition, when Swap Agreements are outstanding under this Section 9.17(a)(ii), Liquidity shall be no less than fifteen percent (15%) of the Commitments then in effect.
(iii)    Swap Agreements in respect of interest rates with an Approved Counterparty, as follows:
(A)    Swap Agreements effectively converting interest rates from fixed to floating, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent and its Restricted Subsidiaries then in effect effectively converting interest rates from fixed to floating) do not exceed fifty percent (50%) of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a fixed rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt, and
(B)    Swap Agreements effectively converting interest rates from floating to fixed, the notional amounts of which (when aggregated with all other Swap Agreements of the Parent and its Restricted Subsidiaries then in effect effectively converting interest rates from floating to fixed) do not exceed seventy-five percent (75%) of the then outstanding principal amount of the Credit Parties’ Debt for borrowed money which bears interest at a floating rate, and which Swap Agreements shall not, in any case, have a tenor beyond the maturity date of such Debt.
(iv)    Any Permitted Bond Hedge Transaction.
(b)    Except as otherwise permitted by clause (a)(ii) above, if, after the end of any calendar quarter, commencing with calendar quarter ending December 31, 2021, the Borrower determines that the volume of all Swap Agreements in respect of commodities for which settlement payments were calculated in such calendar quarter (other than Swap Agreements that “hedge” the same volumes but different elements of commodity risk) exceeded one hundred percent (100%) of actual production of Hydrocarbons in such calendar quarter, then the Borrower (i) shall promptly notify the Administrative Agent of such determination and (ii) shall, no later than thirty (30) days after such determination (or such longer period acceptable to the

Administrative Agent), terminate (only to the extent such terminations are permitted pursuant to Section 9.12), create off-setting positions, or otherwise unwind or monetize (only to the extent such unwinds or monetizations are permitted pursuant to Section 9.12) existing Swap Agreements such that, at such time, future hedging volumes will not exceed one hundred percent (100%) of reasonably anticipated projected production for the then-current and any succeeding calendar quarters.
(c)    In no event shall any Swap Agreement contain any requirement, agreement or covenant for the Parent or any Restricted Subsidiary to post collateral, credit support (including in the form of letters of credit) or margin (other than pursuant to the Security Instruments) to secure their obligations under such Swap Agreement.
(d)    The Parent and the Borrower will not, and will not permit any other Restricted Subsidiary to, terminate or monetize any Swap Agreement in respect of commodities without the prior written consent of the Required Lenders except to the extent such terminations are permitted pursuant to Section 9.12.
(e)    For purposes of entering into or maintaining Swap Agreement trades or transactions under Section 9.17(a)(i) and Section 9.17(b), respectively, forecasts of reasonably anticipated production from the Parent’s and its Restricted Subsidiaries’ Proved Reserves as set forth on the most recent Reserve Report delivered pursuant to the terms of this Agreement shall be deemed to be updated to account for any increase or decrease therein anticipated because of information obtained by the Parent or any of its Restricted Subsidiaries and delivered to the Administrative Agent subsequent to the publication of such Reserve Report including, without limitation, (i) the Parent’s or any of its Restricted Subsidiaries’ internal forecasts of production decline rates for existing wells, (ii) additions to or deletions from anticipated future production from new wells, (iii) completed dispositions, and (iv) completed acquisitions coming on stream or failing to come on stream; provided that (A) any such supplemental information shall be reasonably satisfactory to the Administrative Agent and (B) if any such supplemental information is delivered, such information shall be presented on a net basis (i.e., it shall take into account both increases and decreases in anticipated production subsequent to publication of the most recent Reserve Report).
ARTICLE X
EVENTS OF DEFAULT; REMEDIES
Section 10.01    Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a)    the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof, by acceleration or otherwise;
(b)    the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 10.01(a)) payable under any Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;

(c)    any representation or warranty made or deemed made by or on behalf of the Parent, the Borrower or any other Restricted Subsidiary in or in connection with any Loan Document or any amendment or modification of any Loan Document or waiver under such Loan Document, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made (or, to the extent that any such representation and warranty is qualified by materiality, such representation and warranty shall prove to have been incorrect when made or deemed made);
(d)    the Borrower shall fail to give notice of any Default as required under Section 8.02(a), the Parent, the Borrower or any other Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in Section 8.01(l), Section 8.02(b), Section 8.02(c), Section 8.03(a)(i) (with respect to the Parent and the Borrower), Section 8.14, or in Article IX;
(e)    the Parent, the Borrower or any other Restricted Subsidiary shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d)) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier to occur of (i) a Responsible Officer of the Parent, the Borrower or any other Restricted Subsidiary having knowledge of such default, or (ii) receipt of notice thereof by the Borrower from the Administrative Agent;
(f)    the Parent, the Borrower or any other Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable, and such failure to pay shall extend beyond any applicable grace period;
(g)    any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the Redemption thereof or any offer to Redeem to be made in respect thereof, prior to its scheduled maturity or require the Parent, the Borrower or any other Restricted Subsidiary to make a mandatory Redemption offer in respect thereof (other than any event which triggers the conversion right of holders of Convertible Notes);
(h)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent, the Borrower or any other Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any other Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)    the Parent, the Borrower or any other Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in Section 10.01(h), (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent, the Borrower or any other Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
(j)    the Parent, the Borrower or any other Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
(k)    one or more judgments for the payment of money in an aggregate amount in excess of the Threshold Amount (to the extent not covered by independent third party insurance as to which the insurer does not dispute coverage) shall be rendered against the Parent, the Borrower, any other Restricted Subsidiary or any combination thereof and the same shall not be discharged, vacated or stayed within thirty (30) days after becoming a final judgment;
(l)    the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms against the Borrower or a Guarantor party thereto or shall be repudiated by any of them, or cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby (except to the extent permitted by the terms of this Agreement or such Loan Document), or the Parent, the Borrower or any other Restricted Subsidiary or any of their Affiliates shall so state in writing;
(m)    a Change in Control shall occur;
(n)    an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or
(o)    At any time that any Permitted Secured Debt is outstanding, the Junior Lien Intercreditor Agreement or the Pari Passu Lien Intercreditor Agreement, as applicable, with respect thereto shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with its terms against any party thereto, or shall be repudiated by any of them, or cease to establish the relative Lien priorities required or purported thereby, or any party thereto shall so state in writing.
Section 10.02    Remedies.
(a)    In the case of an Event of Default other than one described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), at any time thereafter during the continuance of such Event of Default, the Administrative Agent may, and at the request of the Majority Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Notes and the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall become due and payable immediately, without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor; and in case of an Event of Default described in Section 10.01(h), Section 10.01(i) or Section 10.01(j), the Commitments shall automatically terminate and the Notes and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and the other obligations of the Borrower and the Guarantors accrued hereunder and under the Notes and the other Loan Documents (including, without limitation, the payment of cash collateral to secure the LC Exposure as provided in Section 2.08(j)), shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and each Guarantor.
(b)    In the case of the occurrence of an Event of Default, the Administrative Agent and the Lenders will have all other rights and remedies available at law and equity.
(c)    All proceeds realized from the liquidation or other disposition of collateral or otherwise received after maturity of the Loans, whether by acceleration or otherwise, shall be applied:
(i)    first, to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Administrative Agent in its capacity as such;
(ii)    second, pro rata to payment or reimbursement of that portion of the Indebtedness constituting fees, expenses and indemnities payable to the Lenders;
(iii)    third, pro rata to payment of accrued interest on the Loans;
(iv)    fourth, pro rata to payment of principal outstanding on the Loans, LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time, and Indebtedness referred to in clause (b) of the definition of Indebtedness owing to Secured Swap Providers;
(v)    fifth, pro rata to any other Indebtedness;
(vi)    sixth, to serve as cash collateral to be held by the Administrative Agent to secure the remaining LC Exposure; and
(vii)    seventh, any excess, after all of the Indebtedness shall have been indefeasibly paid in full in cash, shall be paid to the Borrower or as otherwise required by any Governmental Requirement.

Notwithstanding the foregoing, amounts received from any Credit Party that is not an “eligible contract participant” under the Commodity Exchange Act shall not be applied to any obligations that constitute Excluded Swap Obligations with respect to such Credit Party (it being understood, that in the event that any amount is applied to Indebtedness other than Excluded Swap Obligations as a result of this clause, the Administrative Agent shall make such adjustments as it determines are appropriate to distributions pursuant to clause fourth above from amounts received from “eligible contract participants” under the Commodity Exchange Act to ensure, as nearly as possible, that the proportional aggregate recoveries with respect to Indebtedness described in clause fourth above by the holders of any Excluded Swap Obligations are the same as the proportional aggregate recoveries with respect to other Indebtedness pursuant to clause fourth above).
Section 10.03    Credit Bidding. The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Majority Lenders, to credit bid all or any portion of the Indebtedness (including by accepting some or all of the Collateral in satisfaction of some or all of the Indebtedness pursuant to a deed in lieu of foreclosure or otherwise) and, in such manner, purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the United States Bankruptcy Code, including under Sections 363, 1123 or 1129 of the United States Bankruptcy Code, or any similar laws in any other jurisdictions to which a Credit Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Indebtedness owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Majority Lenders on a ratable basis (with Indebtedness with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Indebtedness which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Majority Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Majority Lenders contained in Section 12.02), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Indebtedness which were credit bid, interests, whether as equity, partnership interests, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Indebtedness that is assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Indebtedness assigned to the acquisition vehicle exceeds the amount of Indebtedness credit bid by the acquisition vehicle or otherwise), such Indebtedness shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Indebtedness, and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Indebtedness shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Indebtedness of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Majority Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under applicable law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.
ARTICLE XI
THE AGENTS
Section 11.01    Appointment; Powers. Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Section 11.02    Duties and Obligations of Administrative Agent. The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing (the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law; rather, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties), (b) the Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except as provided in Section 11.03, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or a Lender, and shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the satisfaction of any condition set forth in Article VI or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or as to those conditions precedent expressly required to be to the Administrative Agent’s satisfaction, (vi) the existence, value, perfection or priority of any collateral security or the financial or other condition of the Parent and its Subsidiaries or any other obligor or guarantor, or (vii) any failure by the Borrower or any other Person (other than itself) to perform any of its obligations hereunder or under any other Loan Document or the performance or observance of any covenants, agreements or other terms or conditions set forth herein or therein. For purposes of determining compliance with the conditions specified in Article VI, each Lender shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the proposed closing date specifying its objection thereto.
Section 11.03    Action by Administrative Agent. The Administrative Agent shall have no duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Majority Lenders (or such other number, percentage or class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) and in all cases the Administrative Agent shall be fully justified in failing or refusing to act hereunder or under any other Loan Documents unless it shall (a) receive written instructions from the Majority Lenders, the Required Lenders or the Lenders, as applicable, (or such other number, percentage or class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02) specifying the action to be taken and (b) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions as aforesaid and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, then the Administrative Agent shall take such action with respect to such Default as shall be directed by the requisite Lenders in the written instructions (with indemnities) described in this Section 11.03, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, the Loan Documents or applicable law. If a Default has occurred and is continuing, no Agent shall have any obligation to perform any act in respect thereof. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the

Majority Lenders, the Required Lenders or the Lenders (or such other number, percentage or class of the Lenders as shall be necessary under the circumstances as provided in Section 12.02), and otherwise the Administrative Agent shall not be liable for any action taken or not taken by it hereunder or under any other Loan Document or under any other document or instrument referred to or provided for herein or therein or in connection herewith or therewith INCLUDING ITS OWN ORDINARY NEGLIGENCE, except for its own gross negligence, bad faith or willful misconduct.
Section 11.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon and each of the Borrower, the Lenders and the Issuing Bank hereby waives the right to dispute the Administrative Agent’s record of such statement, except in the case of gross negligence, bad faith or willful misconduct by the Administrative Agent. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent.
Section 11.05    Subagents. The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding Sections of this Article XI shall apply to any such subagent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
Section 11.06    Resignation of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided in this Section 11.06, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Majority Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank; provided that in no event shall any such successor Administrative Agent be a Defaulting Lender. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article XI and Section 12.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Section 11.07    Agents as Lenders. Each bank serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent or any Subsidiary or other Affiliate thereof as if it were not an Agent hereunder.
Section 11.08    No Reliance. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and each other Loan Document to which it is a party. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder. The Agents shall not be required to keep themselves informed as to the performance or observance by the Parent or any of its Subsidiaries of this Agreement, the Loan Documents or any other document referred to or provided for herein or to inspect the Properties or books of the Parent or its Subsidiaries. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent or Arranger shall have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Borrower (or any of its Affiliates) which may come into the possession of such Agent or any of its Affiliates. In this regard, each Lender acknowledges that Vinson & Elkins L.L.P. is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each other party hereto will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.09    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Parent or any of its Subsidiaries, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Indebtedness that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Section 12.03) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Section 12.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Indebtedness or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 11.10    Authority of Administrative Agent to Release Collateral, Liens and Guarantors. By accepting the benefits of the Security Instruments, each Secured Party hereby acts and agrees as follows:
(a)    each Secured Party hereby authorizes the Administrative Agent to take the following actions, and the Administrative Agent hereby agrees to take such actions at the request of the Borrower:
(i)    to release any Lien on any Property granted to or held by Administrative Agent under any Loan Document:
(A)    to the extent such Property is, or is to be, sold, released or otherwise disposed of as permitted pursuant to the terms of the Loan Documents;
(B)    to the extent such Property did not belong to any Credit Party at the time such Lien was granted, or to the extent the Credit Parties hold interests in such Property only under a lease that has expired or is about to expire and which has not been, and is not intended by the Credit Parties to be, renewed or extended, or to the extent such Property is not a Proved Oil and Gas Property (it being agreed that for the purposes hereof the Credit Parties’ saltwater disposal wells and associated produced water infrastructure located primarily in Reeves County, Texas are not Proved Oil and Gas Properties) and was not required to be mortgaged pursuant to the terms of the Loan Documents;
(C)    if approved, authorized or ratified in writing by the Majority Lenders (or, if approval, authorization or ratification by all Lenders is required under Section 12.02(b), then by all Lenders);
(D)    upon (1) termination of all Commitments, payment in full of all Indebtedness (other than contingent indemnification obligations for which no claim has been made) owing to the Administrative Agent, the Issuing Bank and the Lenders under the Loan

Documents and owing to any Secured Swap Provider under any Secured Swap Agreement (other than any Secured Swap Provider that has advised the Administrative Agent that the Indebtedness owing to it are otherwise adequately provided for or novated), and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank have been made) and (2) termination of all Secured Swap Agreements with Secured Swap Providers (other than any Secured Swap Provider that has advised the Administrative Agent that such Secured Swap Agreements are otherwise adequately provided for or novated);
(E)    upon redesignation of a Restricted Subsidiary as an Unrestricted Subsidiary in accordance with Section 9.06(b); or
(F)    upon the commencement of an Investment Grade Period as described in Section 11.10(d) below.
(ii)    to release any Guarantor from its obligations under any Guaranty Agreement and any other Loan Document if such Person ceases to be a Restricted Subsidiary of the Borrower as a result of a transaction permitted under the Loan Documents;
(iii)    to subordinate (or release) any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to any Lien on such Property that is permitted by Section 9.03(c); and
(iv)    to execute and deliver to the Borrower, at the Borrower’s sole cost and expense, any and all releases of Liens and guaranties, termination statements, assignments or other documents necessary or useful to accomplish or evidence the foregoing.
(b)    Notwithstanding anything contained in any of the Loan Documents to the contrary, no Person other than the Administrative Agent has any individual right to realize upon any of the Mortgaged Property or other collateral under the Security Instruments, to enforce any Liens on Mortgaged Property or any such other collateral, or to enforce any Guaranty Agreement, and all powers, rights and remedies under the Security Instruments may be exercised solely by Administrative Agent on behalf of the Persons secured or otherwise benefitted thereby.
(c)    By accepting the benefit of the Liens granted pursuant to the Security Instruments, each Person secured by such Liens that is not a party hereto agrees to the terms of this Section 11.10 and agrees that, notwithstanding anything to the contrary in any Secured Swap Agreement or any master agreement or other agreement relating thereto, each Credit Party is authorized and permitted to grant and assign to Administrative Agent under the Security Instruments security interests in all Secured Swap Agreements and all rights with respect thereto.
(d)    Upon the commencement of any Investment Grade Period, the Administrative Agent’s Lien and security interests in the collateral under the Security Instruments shall automatically terminate and be released (without notice to, or vote or consent of, any Lender or any other Secured Party), and the Administrative Agent shall execute and deliver to the Credit Parties or the Credit Parties’ designee, at the Credit Parties’ expense, all Uniform Commercial Code termination statements and similar documents that the Credit Parties shall reasonably request from time to time to evidence such termination. Any execution and delivery of termination statements or documents pursuant to this Section 11.10(d) shall be without recourse to or warranty by the Administrative Agent.
Section 11.11    Agents. No Agent other than the Administrative Agent shall have any duties, responsibilities or liabilities under this Agreement and the other Loan Documents other than their duties, responsibilities and liabilities in their capacity as Lenders hereunder.
Section 11.12    Certain ERISA Matters. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Credit Party, that at least one of the following is and will be true:
(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,
(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,
(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or
(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.
(b)    In addition, unless either (A) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (B) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, each Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Parent, the Borrower or any other Credit Party, that none of the Administrative Agent, nor the Arranger nor any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).
Section 11.13    Intercreditor Agreement. Each of the Issuing Bank and the Lenders (on behalf of themselves and their Affiliates) hereby authorize and direct the Administrative Agent to enter into, to the extent contemplated to be entered into pursuant to the Credit Agreement, any Intercreditor Agreement on behalf of the Secured Parties and without any further consent, authorization or other action by such Secured Party so long as the form of such Intercreditor Agreement has been approved (or deemed approved) by the Majority Lenders in accordance with the definition of “Junior Lien Intercreditor Agreement” or “Pari Passu Intercreditor Agreement”, as applicable. The Administrative Agent shall have the benefit of the provisions of Article XI of the Credit Agreement with respect to all actions taken by it pursuant to this Section 11.13 or in accordance with the terms of any Intercreditor Agreement to the full extent thereof. In addition, each of the Issuing Bank and the Lenders (on behalf of themselves and their Affiliates) constituting at least the Majority Lenders hereby authorize the Administrative Agent or any such successor (i) to execute or to enter into amendments of or supplements to, amendments and restatements of, waivers or other modifications of the Security Instruments, any Intercreditor Agreement and any additional or replacement intercreditor agreements, in each case, in order to effect the subordination of, and to provide for certain additional rights, obligations and limitations in respect of, any Liens that are junior or pari passu to the Liens securing the Indebtedness and incurred as permitted by the Credit Agreement, (ii) to establish certain relative rights as between the holders of the Indebtedness and the holders of the Debt secured by such Liens that are junior or pari passu to the Liens securing the Indebtedness and (iii) any amendments, supplements or other modifications of any Security Instrument to add or remove any legend that may be required pursuant to any Intercreditor Agreement. Each of the Issuing Bank and the Lenders (on behalf of themselves and their Affiliates) constituting at least the Majority Lenders hereby irrevocably (i) consents to the treatment of Liens to be provided for under any Intercreditor Agreement, (ii) agrees that, upon the execution and delivery thereof, such Secured Party will be bound by the provisions of any Intercreditor Agreement as if it were a signatory thereto and will take no actions contrary to the provisions of any Intercreditor Agreement, (iii) agrees that no Secured Party shall have any right of action whatsoever against the Administrative Agent as a result of any action taken by the Administrative Agent pursuant to this Section or in accordance with the terms of any Intercreditor Agreement and (iv) authorizes and directs the Administrative Agent to carry out the provisions and intent of any Intercreditor Agreement.
Section 11.14    Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise, individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (ii) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice from the Administrative Agent to any Lender under this Section 11.14 shall be conclusive, absent manifest error.
(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (i) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (ii) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower hereby agrees that (i) in the event an erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (ii) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Indebtedness owed by the Borrower or any other Credit Party, except, in each case, to the extent such erroneous Payment (or any portion thereof) is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds of the Borrower or any other Credit Party.
(d)    Each party’s obligations under this Section 11.14 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Indebtedness under any Loan Document.

ARTICLE XII
MISCELLANEOUS
Section 12.01    Notices.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 12.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
(i)    if to the Borrower, to it at 300 N. Marienfeld St., Suite 1000, Midland, TX 79701, Attention: Guy Oliphint (guy.oliphint@permianres.com);
(ii)    if to the Administrative Agent or Issuing Bank, to it at JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention of Loan and Agency Servicing (jpm.agency.cri@jpmorgan.com), with copies to (a) JPMorgan Chase Bank, N.A., 712 Main Street, 5th Floor, Mail Code: TX2-S038, Houston, Texas 77002, Attention of Jo Linda Papadakis, (b) Agency Withholding Tax Inquiries (agency.tax.reporting@jpmorgan.com) and (c) Agency Compliance/Financials/Virtual Data rooms (covenant.compliance@jpmchase.com), and for all correspondence other than borrowings, continuation, conversion and Letter of Credit requests, 1900 Akard St., 3rd Floor, Dallas, Texas 75201, Attention: Jonathan Ernst;
(iii)    if to the Swingline Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire, with copies to (a) JPMorgan Chase Bank, N.A., 131 S Dearborn St, Floor 04, Chicago, IL, 60603-5506, Attention of Loan and Agency Servicing (jpm.agency.cri@jpmorgan.com), (b) Agency Withholding Tax Inquiries (agency.tax.reporting@jpmorgan.com) and (c) Agency Compliance/Financials/Virtual Data rooms (covenant.compliance@jpmchase.com); and
(iv)    if to any other Lender, to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent and the applicable Lender; provided that the foregoing shall not apply to notices by the Borrower to the Administrative Agent or the Lenders pursuant to Article II, Article III, Article IV and Article V unless otherwise agreed by the Administrative Agent and the applicable Lender, if any. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
(c)    Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.
Section 12.02    Waivers; Amendments.
(a)    No failure on the part of the Administrative Agent, any other Agent, the Issuing Bank or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege, or any abandonment or discontinuance of steps to enforce such right, power or privilege, under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies of the Administrative Agent, any other Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 12.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any other Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.
(b)    Subject to Section 3.03, neither this Agreement nor any provision hereof nor any Security Instrument nor any provision thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Majority Lenders or by the Borrower and the Administrative Agent with the consent of the Majority Lenders; provided that no such agreement (including, for the avoidance of doubt, any New Borrowing Base Notice) shall (i) increase the Commitments or the Maximum Credit Amount of any Lender (including such Lender’s Revolving Commitment Percentage of either the Available Borrowing Base or the Aggregate Elected Revolving Commitment Amount) without the written consent of such Lender, (ii) increase the Borrowing Base without the written consent of each Lender (other than any Defaulting Lender), decrease or maintain the Borrowing Base without the consent of the Required Lenders, or modify Section 2.07 in any manner that results in an increase in the Borrowing Base without the consent of each Lender (other than any Defaulting Lender) except as expressly contemplated by the Agreement with respect to the commencement or termination of any Investment Grade Period; provided that a Borrowing Base redetermination may be delayed by the Required Lenders (but in no event shall any such Borrowing Base redetermination be delayed past the next Scheduled Redetermination without the consent of all Lenders); provided, further, that it is understood that any waiver (or amendment or modification that would have the effect of a waiver) of the right of the Required Lenders to adjust (through a reduction of) the Borrowing Base or the amount of such adjustment in the form of a reduction to the Borrowing Base pursuant to Section 2.07(e), Section 8.13(c) or Section 9.12(e)(v) in

connection with the occurrence of a relevant event giving rise to such right shall require the consent of the Required Lenders, (iii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, or reduce any other Indebtedness hereunder or under any other Loan Document, without the written consent of each Lender affected thereby provided, however, that only the consent of the Majority Lenders shall be necessary to waive any obligation of the Borrower to pay interest or fees at the default rate of interest provided in Section 3.02(c), (iv) postpone the scheduled date of payment or prepayment of the principal amount of any Loan or LC Disbursement (excluding mandatory prepayments pursuant to Section 3.04(c) to the extent that the event triggering such mandatory prepayment has not yet occurred), or any interest thereon, or any fees payable hereunder, or any other Indebtedness hereunder or under any other Loan Document, or reduce the amount of, waive or excuse any such payment, or postpone or extend any Applicable Maturity Date or the Termination Date without the written consent of each Lender affected thereby, (v) (A) change Section 4.01(b) or Section 4.01(c) in a manner that would alter the pro rata sharing of payments required thereby, (B) subordinate any of the Indebtedness owed to the Lenders in right of payment or (C) subordinate any of the Liens securing the Indebtedness owed to the Lenders (except as otherwise set forth in Section 11.10), in each case, without the written consent of each Lender, (vi) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Revolving Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Revolving Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Term Lenders without the written consent of the Majority Revolving Lenders and the Majority Lenders, (vii) amend, modify or otherwise affect in any adverse manner, the interests, rights or obligations of the Term Lenders hereunder if such waiver, amendment or modification affects the interests, rights or obligations of the Term Lenders in a manner substantially different from and more adverse than the effect of such waiver, amendment or modification on the Revolving Lenders without the written consent of the Majority Term Lenders and the Majority Lenders, (viii) amend, modify or otherwise change the terms applicable to a Class of Term Loans without the written consent of the Lenders holding more than 50% of the principal amount of such Term Loans in such Class (other than any Defaulting Lender), (ix) waive or amend Section 6.01, Section 10.02(c) or Section 12.14 or change the definition of the terms “Domestic Subsidiary”, “Foreign Subsidiary”, or “Subsidiary”, without the written consent of each Lender (other than any Defaulting Lender), (x) waive or amend (A) Section 2.08 without the written consent of the Majority Revolving Lenders (other than any Defaulting Lender) or (B) Section 6.02, (1) with respect to Revolving Borrowings, without the written consent of the Majority Revolving Lenders (other than any Defaulting Lender) or (2) with respect to Term Borrowings, without the written consent of the Term Lenders holding more than 50% of the applicable Term Commitments (other than any Defaulting Lender), (xi) release any Guarantor (except as set forth in Section 11.10 or in the Guaranty Agreement), release all or substantially all of the collateral (other than as provided in Section 11.10), or reduce the percentage set forth in clause (a)(i) of the definition of “Mortgage Coverage Requirement” to less than eighty-five (85%) or reduce the Collateral Coverage Ratio in clause (a)(ii) of the definition of “Mortgage Coverage Requirement” to less than 2.25 to 1.00, without the written consent of each Lender (other than any Defaulting Lender), or (xii) change any of the provisions of this Section 12.02(b) or the definitions of (A) “Majority Lenders” or “Required Lenders” or any other provision hereof specifying the number, percentage or class of Lenders required to waive, amend or modify any rights hereunder or under any other Loan Documents or make any determination or grant any consent hereunder or any other Loan Documents, without the written consent of each Lender (other than any Defaulting Lender), (B) “Majority Revolving Lenders” without the written consent of each Revolving Lender (other than any Defaulting Lender), or (C) “Majority Term Lenders” without the written consent of each Term Lender (other than any Defaulting Lender); provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, any other Agent, any Issuing Bank or the Swingline Lender hereunder or under any other Loan Document without the prior written consent of the Administrative Agent, such other Agent, such Issuing Bank or the Swingline Lender, as the case may be. Notwithstanding the foregoing, (w) any supplement to Schedule 7.14 (Subsidiaries) shall be effective simply by delivering to the Administrative Agent a supplemental schedule clearly marked as such and, upon receipt, the Administrative Agent will promptly deliver a copy thereof to the Lenders, (x) the Borrower and the Administrative Agent may amend this Agreement or any other Loan Document without the consent of any of the Lenders in order to correct, amend or cure any ambiguity, omission, inconsistency, illegality, mistake or defect therein, or correct any typographical error or other manifest error in any Loan Document or otherwise effectuate the intent of the parties hereto, (y) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into any amendment, modification or waiver of this Agreement or any other Loan Document or enter into any new Loan Document or other agreement or instrument to effect the granting, perfection, protection, expansion or enhancement of any Lien to secure, or the guarantee of, the Indebtedness for the benefit of the Secured Parties or as required by any Governmental Requirement to give effect to, protect or otherwise enhance the rights or benefits of the Secured Parties under the Loan Documents, in each case without the consent of any Lender, and (z) the Administrative Agent and the Borrower (or other applicable Credit Party) may enter into an amendment, modification or waiver of this Agreement or of any other Loan Document or enter into any agreement or instrument to join additional Persons as Credit Parties pursuant to the terms thereof. Notwithstanding anything to the contrary herein, Term Loan Amendments may become effective in accordance with Section 2.10.
Section 12.03    Expenses, Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including, without limitation, the reasonable fees, charges and disbursements of counsel and other outside consultants for the Administrative Agent, the reasonable travel, photocopy, mailing, courier, telephone and other similar expenses, and the cost of environmental invasive and non-invasive assessments and audits and surveys and appraisals, in connection with the syndication of the credit facilities provided for herein, the preparation, negotiation, execution, delivery and administration (both before and after the execution hereof and including advice of counsel to the Administrative Agent as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of this Agreement and the other Loan Documents and any amendments, modifications or waivers of or consents related to the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket costs, expenses, Taxes, assessments and other charges incurred by the Administrative Agent in connection with any filing, registration, recording or perfection of any security interest contemplated by this Agreement or any Security Instrument or any other document referred to therein, (iii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (iv) all out-of-pocket expenses incurred by any Agent or the Issuing Bank, including the fees, charges and disbursements of any counsel for any Agent or the Issuing Bank, in connection with the enforcement or protection of its rights in connection with this Agreement or any other Loan Document, including its rights under this Section 12.03, or in connection with the Loans made or Letters of Credit issued hereunder, including, without limitation, all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit. The Borrower also agrees to pay, during the continuance of an Event of Default, all reasonable out-of-pocket expenses of one additional legal counsel representing the Lenders as a group to the extent such legal fees are incurred by the Lenders in connection with the enforcement or protection of their rights in connection with this Agreement or any other Loan Document, including their rights under this Section 12.03.
(b)    THE BORROWER SHALL INDEMNIFY EACH AGENT, EACH ARRANGER, EACH ISSUING BANK, THE SWINGLINE LENDER AND EACH LENDER, AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND DEFEND AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, PENALTIES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNITEE, INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF THE PARENT, THE BORROWER OR ANY OTHER RESTRICTED SUBSIDIARY TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF THE BORROWER OR ANY GUARANTOR SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR LETTER OF CREDIT OR THE USE OF THE PROCEEDS THEREFROM, INCLUDING, WITHOUT LIMITATION, (A) ANY REFUSAL BY THE ISSUING BANK TO HONOR A DEMAND FOR PAYMENT UNDER A LETTER OF CREDIT IF THE DOCUMENTS PRESENTED IN CONNECTION WITH SUCH DEMAND DO NOT STRICTLY COMPLY WITH THE TERMS OF SUCH LETTER OF CREDIT, OR (B) THE PAYMENT OF A DRAWING UNDER ANY LETTER OF CREDIT NOTWITHSTANDING THE NON-COMPLIANCE, NON-DELIVERY OR OTHER IMPROPER PRESENTATION OF THE DOCUMENTS PRESENTED IN CONNECTION THEREWITH, (v) ANY OTHER ASPECT OF THE LOAN DOCUMENTS, (vi) THE OPERATIONS OF THE BUSINESS OF THE PARENT AND ITS RESTRICTED SUBSIDIARIES BY THE PARENT AND ITS RESTRICTED SUBSIDIARIES, (vii) ANY ASSERTION THAT THE LENDERS WERE NOT ENTITLED TO RECEIVE THE PROCEEDS RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS,

(viii) ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT OR ANY RESTRICTED SUBSIDIARY OR ANY OF THEIR PROPERTIES OR OPERATIONS, INCLUDING, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF HAZARDOUS MATERIALS ON OR AT ANY OF THEIR PROPERTIES, (ix) THE BREACH OR NON-COMPLIANCE BY THE PARENT OR ANY RESTRICTED SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO THE PARENT OR ANY RESTRICTED SUBSIDIARY, (x) THE PAST OWNERSHIP BY THE PARENT OR ANY RESTRICTED SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (xi) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF HAZARDOUS MATERIALS ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY THE PARENT OR ANY RESTRICTED SUBSIDIARY OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY THE PARENT OR ANY OF ITS RESTRICTED SUBSIDIARIES, (xii) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO THE PARENT OR ANY OF ITS RESTRICTED SUBSIDIARIES, OR (xiii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiv) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXTEND TO EACH INDEMNITEE NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNITEES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNITEES; provided THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES (X) ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE, BAD FAITH OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR (Y) RESULT FROM A CLAIM BROUGHT BY THE BORROWER, THE PARENT OR ANY OF ITS SUBSIDIARIES AGAINST AN INDEMNITEE FOR BREACH IN BAD FAITH OF SUCH INDEMNITEE’S OBLIGATIONS HEREUNDER OR UNDER ANY OTHER LOAN DOCUMENT, IF THE BORROWER, THE PARENT OR ANY OF ITS SUBSIDIARIES HAS OBTAINED A FINAL AND NONAPPEALABLE JUDGMENT IN ITS FAVOR ON SUCH CLAIM AS DETERMINED BY A COURT OF COMPETENT JURISDICTION. THIS SECTION 12.03(b) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM.

(c)    To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Arranger, any Issuing Bank or the Swingline Lender under Section 12.03(a) or (b), each Lender severally agrees to pay to such Agent, such Arranger, such Issuing Bank or the Swingline Lender as the case may be, such Lender’s Aggregate Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent, such Arranger, such Issuing Bank or the Swingline Lender in its capacity as such. To the extent that the Borrower fails to pay any amount required to be paid by it to any Issuing Bank under Section 12.03(a) or (b), each Revolving Lender severally agrees to pay to such Issuing Bank such Revolving Lender’s Revolving Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Issuing Bank in its capacity as such.
(d)    All amounts due under this Section 12.03 shall be payable promptly after written demand therefor.
(e)    No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than to the extent that such damages are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee.
Section 12.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 12.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 12.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement, and except for the foregoing Persons there are no third party beneficiaries to this Agreement.
(b)    (i)    Subject to the conditions set forth in Section 12.04(b)(ii), any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower, provided that no consent of the Borrower shall be required if such assignment is to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing; and
(B)    the Administrative Agent, the Issuing Banks and the Swingline Lender, provided that (1) no consent of the Administrative Agent, the Issuing Banks nor the Swingline Lender shall be required for an assignment by a Revolving Lender to an assignee that is a Revolving Lender or an Affiliate of a Revolving Lender, (2) no consent of the Administrative Agent, the Issuing Banks, nor the Swingline Lender shall be required for an assignment by a Term Lender to an assignee that is a Term Lender or an Affiliate of a Term Lender and (3) no consent of the Issuing Banks nor the Swingline Lender shall be required for an assignment by a Term Lender, in each case, immediately prior to giving effect to such assignment.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;
(B)    each total and partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, with respect to the Loan or the Commitment assigned (it being understood that assignments under separate Facilities shall not be required to be made on a pro rata basis);
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500;
(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and
(E)    in no event may any Lender assign all or a portion of its rights and obligations under this Agreement to a natural person, a holding company, investment vehicle or trust for own owned and operated for the primary benefit of a natural person, a Defaulting Lender, an Industry Competitor or to the Borrower or any Affiliate of the Borrower.
(iii)    Subject to Section 12.04(b)(iv) and the acceptance and recording thereof by the Administrative Agent, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning

Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 5.01, Section 5.02, Section 5.03 and Section 12.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 12.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.04(c).
(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Maximum Credit Amount and Elected Revolving Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Banks, the Swingline Lender and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Banks, the Swingline Lender and any Lender, at any reasonable time and from time to time upon reasonable prior notice. In connection with any changes to the Register, if necessary, the Administrative Agent will reflect the revisions on Annex I and forward a copy of such revised Annex I to the Borrower, the Issuing Banks, the Swingline Lender and each Lender.
(v)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 12.04(b) and any written consent to such assignment required by Section 12.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 12.04(b).
(c)    (i)    Any Lender may, without the consent of the Borrower, the Administrative Agent, any Issuing Bank or the Swingline Lender, sell participations to one or more banks or other Persons (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Administrative Agent, any Issuing Bank, the Swingline Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and (D) no participation may be sold to the Borrower, any Affiliate of the Borrower, any natural person or any Industry Competitor. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 12.02(b) that affects such Participant. In addition such agreement must provide that the Participant be bound by the provisions of Section 12.03. Subject to Section 12.04(c)(ii), the Borrower agrees that each Participant shall be entitled to the benefits of Section 5.01, Section 5.02 and Section 5.03 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.04(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 12.08 as though it were a Lender, provided such Participant agrees to be subject to Section 4.01(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(ii)    Each Participant agrees (A) to be subject to the provisions of Section 5.03 (subject to the requirements and limitations therein, including the requirements under Section 5.03(f) (it being understood that the documentation required under Section 5.03(f) shall be delivered to the participating Lender)) as if it were an assignee under paragraph (b) of this Section; and (B) that it shall not be entitled to receive any greater payment under Sections 5.01 or 5.03, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation.
(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 12.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding any other provisions of this Section 12.04, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require any Credit Party to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.05    Survival; Revival; Reinstatement.

(a)    All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any other Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 5.01, Section 5.02, Section 5.03 and Section 12.03 and Article XI shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement, any other Loan Document or any provision hereof or thereof.
(b)    To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Loan Document shall continue in full force and effect. In such event, each Loan Document shall be automatically reinstated and the Borrower shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.06    Counterparts; Integration; Effectiveness.
(a)    This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.
(b)    This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and thereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES HERETO AND THERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
(c)    Except as provided in Section 6.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic transmission (e.g. .pdf) shall be effective as delivery of a manually executed counterpart of this Agreement.
Section 12.07    Severability. Any provision of this Agreement or any other Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof or thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 12.08    Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations (of whatsoever kind, including, without limitations obligations under Swap Agreements) at any time owing by such Lender or Affiliate to or for the credit or the account of the Parent or any Restricted Subsidiary against any of and all the obligations of the Parent or any Restricted Subsidiary owed to such Lender now or hereafter existing under this Agreement or any other Loan Document, irrespective of whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Sections 2.08(l) and 3.05(d), and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender under this Section 12.08 are in addition to other rights and remedies (including other rights of setoff) which such Lender or its Affiliates may have. Each Lender and Issuing Bank agrees to notify the Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
SECTION 12.09    GOVERNING LAW; JURISDICTION; CONSENT TO SERVICE OF PROCESS.
(a)    THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CONTRACT FOR, CHARGE, RECEIVE, RESERVE OR TAKE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED.
(b)    ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT FROM ANY THEREOF, AND BY

EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE A PARTY FROM OBTAINING JURISDICTION OVER ANOTHER PARTY IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c)    EACH PARTY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO IT AT THE ADDRESS SPECIFIED IN SECTION 12.01 OR SUCH OTHER ADDRESS AS IS SPECIFIED PURSUANT TO SECTION 12.01 (OR ITS ASSIGNMENT AND ASSUMPTION). NOTHING HEREIN SHALL AFFECT THE RIGHT OF A PARTY OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANOTHER PARTY IN ANY OTHER JURISDICTION.
(d)    EACH PARTY HEREBY (i) IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN; (ii) IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; provided THAT NOTHING CONTAINED IN THIS SECTION 12.09(d)(ii) SHALL LIMIT THE BORROWER’S INDEMNIFICATION OBLIGATIONS TO THE EXTENT SET FORTH IN SECTION 12.03 TO THE EXTENT SUCH SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES ARE INCLUDED IN ANY THIRD PARTY CLAIM IN CONNECTION WITH WHICH SUCH INDEMNITEE IS OTHERWISE ENTITLED TO INDEMNIFICATION HEREUNDER; (iii) CERTIFIES THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OR AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (iv) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE LOAN DOCUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.09.
Section 12.10    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 12.11    Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority having jurisdiction over such Administrative Agent, Issuing Bank or Lender, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement or any other Loan Document, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement for the express benefit of the Borrower containing provisions substantially the same as those of this Section 12.11, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any Swap Agreement relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section 12.11 or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower. Notwithstanding the foregoing, each of the Administrative Agent, the Issuing Bank and the Lenders may disclose the existence of this Agreement and Information consisting of (a) the identity of the Borrower and (b) the amount, tenor, and use of proceeds of the Facility to market data collectors, for league table purposes; provided, that, any other Information disclosed to such entities or for such purposes shall require the prior consent of the Borrower. For the purposes of this Section 12.11, “Information” means all information received from the Parent or any Restricted Subsidiary relating to the Parent or any Restricted Subsidiary and their businesses, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent or a Restricted Subsidiary; provided that, in the case of information received from the Parent or any Restricted Subsidiary after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section 12.11 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, “Information” shall not include, and the Parent, the Parent’s Subsidiaries, the Administrative Agent, each Lender and the respective Affiliates of each of the foregoing (and the respective partners, directors, officers, employees, agents, advisors and other representatives of the aforementioned Persons), and any other party, may disclose to any and all Persons, without limitation of any kind (a) any information with respect to the United States federal and state income tax treatment of the transactions contemplated hereby and any facts that may be relevant to understanding the United States federal or state income tax treatment of such transactions (“tax structure”), which facts shall not include for this purpose the names of the parties or any other person named herein, or information that would permit identification of the parties or such other persons, or any pricing terms or other nonpublic business or financial information that is unrelated to such tax treatment or tax structure, and (b) all materials of any kind (including opinions or other tax analyses) that are provided to the Borrower, the Administrative Agent or such Lender relating to such tax treatment or tax structure.

Section 12.12    Interest Rate Limitation. It is the intention of the parties hereto that each Lender shall conform strictly to usury laws applicable to it. Accordingly, if the transactions contemplated hereby would be usurious as to any Lender under laws applicable to it (including the laws of the United States of America, any State therein, or any other jurisdiction whose laws may be mandatorily applicable to such Lender notwithstanding the other provisions of this Agreement), then, in that event, notwithstanding anything to the contrary in any of the Loan Documents or any agreement entered into in connection with or as security for the Notes, it is agreed as follows: (i) the aggregate of all consideration which constitutes interest under law applicable to any Lender that is contracted for, taken, reserved, charged or received by such Lender under any of the Loan Documents or agreements or otherwise in connection with the Notes shall under no circumstances exceed the maximum amount allowed by such applicable law, and any excess shall be canceled automatically and if theretofore paid shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower); and (ii) in the event that the maturity of the Notes is accelerated by reason of an election of the holder thereof resulting from any Event of Default under this Agreement or otherwise, or in the event of any required or permitted prepayment, then such consideration that constitutes interest under law applicable to any Lender may never include more than the maximum amount allowed by such applicable law, and excess interest, if any, provided for in this Agreement or otherwise shall be canceled automatically by such Lender as of the date of such acceleration or prepayment and, if theretofore paid, shall be credited by such Lender on the principal amount of the Indebtedness (or, to the extent that the principal amount of the Indebtedness shall have been or would thereby be paid in full, refunded by such Lender to the Borrower). All sums paid or agreed to be paid to any Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by law applicable to such Lender, be amortized, prorated, allocated and spread throughout the stated term of the Loans until payment in full so that the rate or amount of interest on account of any Loans hereunder does not exceed the maximum amount allowed by such applicable law. If at any time and from time to time (i) the amount of interest payable to any Lender on any date shall be computed at the Highest Lawful Rate applicable to such Lender pursuant to this Section 12.12 and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to such Lender would be less than the amount of interest payable to such Lender computed at the Highest Lawful Rate applicable to such Lender, then the amount of interest payable to such Lender in respect of such subsequent interest computation period shall continue to be computed at the Highest Lawful Rate applicable to such Lender until the total amount of interest payable to such Lender shall equal the total amount of interest which would have been payable to such Lender if the total amount of interest had been computed without giving effect to this Section 12.12. To the extent that Chapter 303 of the Texas Finance Code is relevant for the purpose of determining the Highest Lawful Rate applicable to a Lender, such Lender elects to determine the applicable rate ceiling under such Chapter by the weekly ceiling from time to time in effect. Chapter 346 of the Texas Finance Code does not apply to the Borrower’s obligations hereunder.
SECTION 12.13    EXCULPATION PROVISIONS. EACH OF THE PARTIES HERETO SPECIFICALLY AGREES THAT IT HAS A DUTY TO READ THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND AGREES THAT IT IS CHARGED WITH NOTICE AND KNOWLEDGE OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; THAT IT HAS IN FACT READ THIS AGREEMENT AND IS FULLY INFORMED AND HAS FULL NOTICE AND KNOWLEDGE OF THE TERMS, CONDITIONS

AND EFFECTS OF THIS AGREEMENT; THAT IT HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF ITS CHOICE THROUGHOUT THE NEGOTIATIONS PRECEDING ITS EXECUTION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND HAS RECEIVED THE ADVICE OF ITS ATTORNEY IN ENTERING INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS; AND THAT IT RECOGNIZES THAT CERTAIN OF THE TERMS OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS RESULT IN ONE PARTY ASSUMING THE LIABILITY INHERENT IN SOME ASPECTS OF THE TRANSACTION AND RELIEVING THE OTHER PARTY OF ITS RESPONSIBILITY FOR SUCH LIABILITY. EACH PARTY HERETO AGREES AND COVENANTS THAT IT WILL NOT CONTEST THE VALIDITY OR ENFORCEABILITY OF ANY EXCULPATORY PROVISION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS ON THE BASIS THAT THE PARTY HAD NO NOTICE OR KNOWLEDGE OF SUCH PROVISION OR THAT THE PROVISION IS NOT “CONSPICUOUS.”
Section 12.14    Collateral Matters; Swap Agreements. The benefit of the Security Instruments and of the provisions of this Agreement relating to any collateral securing the Indebtedness shall also extend to and be available to the Secured Swap Providers, subject to the limitations in the above definition of “Secured Swap Provider”. No Lender or Affiliate of a Lender shall have any voting or consent rights under any Loan Document in its capacity as a Secured Swap Provider or as a result of the existence of obligations owed to it under any Swap Agreements.
Section 12.15    No Third Party Beneficiaries. This Agreement, the other Loan Documents, and the agreement of the Lenders to make Loans and the Issuing Bank to issue, amend, renew or extend Letters of Credit hereunder are solely for the benefit of the Borrower, and no other Person (including, without limitation, any Subsidiary of the Parent (other than the Borrower) or any obligor, contractor, subcontractor, supplier or materialsman) shall have any rights, claims, remedies or privileges hereunder or under any other Loan Document against the Administrative Agent, any other Agent, the Issuing Bank or any Lender for any reason whatsoever. There are no third party beneficiaries other than as expressly provided herein with respect to Secured Swap Providers, Indemnitees (as provided in Section 12.03), and Participants (as provided in Section 12.04).
Section 12.16    USA Patriot Act Notice. Each Lender hereby notifies the Parent and the Borrower that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Parent and the Borrower, which information includes the name and address of the Parent and the Borrower and other information that will allow such Lender to identify the Parent and the Borrower in accordance with the USA Patriot Act.
Section 12.17    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each of the Parent and the Borrower acknowledges and agrees, and acknowledges the other Restricted Subsidiaries’ understanding, that: (a) (i) no fiduciary, advisory or agency relationship between the Parent and its Restricted Subsidiaries and the Administrative Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether the Administrative Agent or any Lender has advised or is advising the Parent or any Restricted Subsidiary on other matters; (ii) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Lenders are arm’s-length commercial transactions between the Parent and its Restricted Subsidiaries, on the one hand, and the Administrative Agent and the Lenders, on the other hand; (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate; and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b) (i) the Administrative Agent and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Parent or any of its Restricted Subsidiaries, or any other Person; (ii) neither the Administrative Agent nor the Lenders has any obligation to the Parent or any of its Restricted Subsidiaries with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Administrative Agent and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Parent and its Restricted Subsidiaries, and neither the Administrative Agent nor the Lenders has any obligation to disclose any of such interests to the Parent or its Restricted Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
Section 12.18    Amendment and Restatement. It is the intention of the parties hereto that this Agreement amends, restates, supersedes and replaces the Existing A&R Credit Agreement in its entirety; provided, that, (a) such amendment and restatement shall operate to renew, amend, modify, and extend all of the rights, duties, liabilities and obligations of the Borrower under the Existing A&R Credit Agreement and under the Existing Loan Documents, which rights, duties, liabilities and obligations are hereby renewed, amended, modified and extended, and shall not act as a novation thereof, and (b) the Liens securing the Indebtedness under and as defined in the Existing A&R Credit Agreement and the rights, duties, liabilities and obligations of the Borrower and the Guarantors under the Existing A&R Credit Agreement and the Existing Loan Documents to which they are a party shall not be extinguished but shall be carried forward and shall secure such Indebtedness, obligations and liabilities as amended, renewed, extended and restated hereby. The parties hereto ratify and confirm each of the Existing Loan Documents entered into prior to the Effective Date (but excluding the Existing A&R Credit Agreement) and agree that such Existing Loan Documents continue to be legal, valid, binding and enforceable in accordance with their terms (except to the extent amended, restated and/or superseded in connection with the transactions contemplated hereby), however, for all matters arising prior to the Effective Date (including the accrual and payment of interest and fees, and matters relating to indemnification and compliance with financial covenants), the terms of the Existing A&R Credit Agreement (as unmodified by this Agreement) shall control and are hereby ratified and confirmed. The Borrower represents and warrants that, as of the Effective Date, there are no claims or offsets against, or defenses or counterclaims to, its obligations (or the obligations of any Guarantor) under the Existing A&R Credit Agreement or any of the other Existing Loan Documents.

Section 12.19    [Reserved].
Section 12.20    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.
Section 12.21    [Reserved].
Section 12.22    Acknowledgment Regarding Any Qualified QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Agreements or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the

Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
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